Exhibit 2.1

EXECUTION VERSION

MEMBERSHIP INTEREST PURCHASE AGREEMENT,

by and among

ANGIA HOLDINGS LLC, a New York limited liability company

SALOMON WHITNEY LLC, a New York limited liability company

and

SW AFFILIATED HOLDINGS LLC, a Nevada limited liability company

Dated as of June 14, 2021

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of the 14th day of June, 2021 (the “Execution Date”), is made by and among Angia Holdings LLC, a New York limited liability company (the “Seller”); Salomon Whitney LLC, a New York limited liability company d/b/a SW Financial (the “Company”); and SW Affiliated Holdings LLC, a Nevada limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company is registered with the U.S. Securities and Exchange Commission (“SEC”), as SEC #8-67688, and with the Financial Industry Regulatory Authority, Inc. (“FINRA”), having Central Registration Depository (“CRD”) #145012; and

WHEREAS, the Company is a “Broker-Dealer” (as defined and understood by FINRA), and licensed to conduct business in accordance with the Company’s membership agreement with FINRA (the “Membership Agreement”); and

WHEREAS, the Seller owns all the issued and outstanding limited liability company units (the “Units”) of the Company; and

WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell, transfer, and convey to the Purchaser, all of the Seller’s right, title, and interest in and to the Units (the “Purchased Units”), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements hereinafter set forth, and for such other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.

DEFINITIONS

Section 1.01Specific Definitions.  As used in this Agreement, the terms identified on Exhibit A shall have the meanings set forth or referred to in Exhibit A.

Section 1.02Other Terms.  Other terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

Article II.

PURCHASE AND SALE OF THE UNITS

Section 2.01Purchase and Sale.  On the terms and subject to the conditions set forth herein, the Seller hereby agrees to sell, and the Purchaser hereby agrees to purchase, all right, title, and interest of the Seller in and to the Purchased Units, free and clear of all Liens, other than those arising under applicable federal or state securities laws.

Section 2.02Upon Signing.  Upon the Execution Date, (a) Purchaser shall pay the Initial Payment to Seller in the amount of $1,743,925 (One Million, Seven Hundred Forty-Three Thousand Dollars), (b) Purchaser shall pay the Deposit to Seller in the amount of $4,256,075 (Four Million, Two Hundred Fifty-Six Thousand, Seventy-Five Dollars), (c) Seller shall deliver to Purchaser an assignment of membership interest representing the Initial Units, duly executed by the Seller, (d) Seller shall place the Remaining Units in escrow with Charles M. O’Rourke, Esquire, counsel to Seller, in accordance with the terms and conditions set forth in an escrow agreement acceptable to Seller and Purchaser, (e) the Employment Agreements shall be duly executed by the parties thereto, and (f) Purchaser and Seller shall enter into the Operating Agreement.

Section 2.03Execution Date Net Capital Payment.   The Company shall prepare and file its FOCUS report for the month of the Execution Date in accordance with FINRA rules.  Within five days of the submission of the FOCUS report to the Purchaser, the Seller shall withdraw the amount of the Company’s net capital calculated and set forth on p. 3, line 10 in the FOCUS report.

Section 2.04Closing Payment.  Purchaser shall pay the sum of $1,000,000 (One Million Dollars) to the Seller on or before December 31, 2021. For tax purposes, this income shall be attributable to the Purchaser and reflected on the Purchaser’s K‑1 for the subject year.

Section 2.05Additional Actions.

(a)The Seller shall deliver to the Purchaser:

(i)	at the Closing, an assignment of membership interest representing the Remaining Units, duly executed by the Seller;
(ii)

on the Execution Date, a certificate prepared in accordance with Treasury Regulations promulgated under Sections 897 and 1445 of the Code, certifying that the Seller is not a foreign person, in form acceptable to Purchaser;

(iii)	on the Execution Date, the Articles of Organization of the Company, certified by the Secretary of State of the State of New York;
(iv)

at the Closing, the original limited liability company record books and membership interest record books of the Company to the extent that the books and records are not located at the premises of the Company;

(v)

on the Execution Date, a good standing certificate for the Company from the Secretary of State of such entity’s jurisdiction of organization and from any jurisdiction required to be set forth on Section 3.02 of the Disclosure Schedule or Section 3.03 of the Disclosure Schedule;

(vi)

at the Closing, a certificate from an officer of the Company, given by him on behalf of the Company, and not in his individual capacity, to the effect that, with respect to the Company, the conditions set forth in Sections 9.03(a), 9.03(b) and 9.03(c) have been satisfied;

(vii)

on the Execution Date, a certificate of the Secretary or corollary executive officer of the Seller certifying (A) that attached thereto is a complete and correct copy of the resolutions adopted by the member(s) of the Seller, authorizing the execution, delivery and performance of all documents to which the Seller is party and the consummation of the transactions contemplated hereunder and thereunder and (B) the incumbency and specimen signature with respect to the officers of the Seller executing any such document, on behalf of the Seller;

(viii)	at the Closing, if requested by Purchaser, written resignations of the officers and members of the board of managers of the Company, in form reasonably acceptable to the Purchaser;
(ix)	at the Closing, the consents and approvals set forth on Section 2.03(b)(xi) of the Disclosure Schedule;
(x)

at the Closing, the Payoff Letters and any UCC termination statements or other releases as may be reasonably required to evidence the satisfaction of the Debt and the termination and release of all guarantees and liens relating to such Debt; and

(xi)	at the Closing, any and all other certificates, agreements, or instruments required under this Agreement.
(xii)	on the Execution Date, the finder’s fee payment of $500,000 shall be paid to BrokerDealerForSale.com, LLC, payable $400,000 by the Seller and $100,000 by the Purchaser.

(b)At the Closing, the Purchaser shall deliver to the Seller:

(i)

a certificate of the Secretary or corollary executive officer of Purchaser certifying (A) that attached thereto is a complete and such correct copy of the resolutions adopted by the sole member of Purchaser, authorizing the execution, delivery and performance of all documents to which Purchaser is party and the consummation of the transactions contemplated hereunder and thereunder and (B) the incumbency and specimen signature with respect to the officers of Purchaser executing any such document, on behalf of Purchaser; and

(ii)	any and all other certificates, agreements, or instruments required under this Agreement.

(c)Notwithstanding any other provision of this Agreement, Purchaser and Seller shall be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, and from any other consideration otherwise paid or delivered in connection with the transactions contemplated by this Agreement, to any Person such amounts Purchaser and Seller are required to deduct and withhold with respect to any such deliveries and payments under the Code or any provision of applicable Law.  To the extent that amounts are so withheld by Purchaser or Seller, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made, and Purchaser or Seller shall disburse such withheld amounts to the applicable Tax Authority.

Section 2.06Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place via the offices of Clark Hill LLP, 1055 West Seventh Street, Ste. 2400, Los Angeles, CA 90017, on the third Business Day following the satisfaction or waiver of each of the conditions set forth in Article IX (other than those conditions that are to be satisfied at the Closing) (or on such other date or at such other time and place as the Seller and Purchaser mutually agree in writing) by exchange of the required documents by overnight courier, facsimile or pdf as agreed by the Purchaser and Seller.  The date upon which the Closing occurs is the “Closing Date”.  All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed, and delivered.

Article III.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as set forth in this Article III, as of the Execution Date and as of the Closing Date.

Section 3.01Authority and Binding Effect. The Seller has all requisite power and authority to enter into this Agreement and the agreements contemplated by this Agreement to be entered into by the Seller at Closing (collectively, the “Seller Transaction Agreements”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Seller of this Agreement and the other Seller Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Seller. This Agreement, and each Seller Transaction Agreement, has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium, or other similar laws affecting creditors’ rights generally or (b) applicable equity principles (whether considered in a proceeding at law or in equity).

Section 3.02Subsidiaries.  The Company does not own and has not owned, directly or indirectly, of record or beneficially, any equity ownership interest in any other Person.

Section 3.03Capitalization. The Seller owns all of the Units free and clear of any Liens. Except for the Units, there are no other equity securities of the Company issued, reserved for issuance, or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), equity appreciation rights, calls, or commitments of any character whatsoever to which the Company is a party or is bound requiring the issuance or sale of any equity interest in the Company.

Section 3.04No Violation; Consents and Approvals. Except as set forth in Section 3.04 of the Disclosure Schedule, the execution and delivery by the Seller of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default (or an event that, with notice or lapse of time or both, would constitute a default) under (i) any provision of the organizational documents of the Seller or the Company; (ii) any judgment, order, injunction, or decree (an “Order”) applicable to the Seller, the Company or their respective properties or assets; or (iii) any Law applicable to the Seller, the Company or their respective properties or assets; (b) give rise to any right of termination, cancellation, or acceleration under, or result in the creation of any Lien upon any of the properties of the Seller or the Company under, any Material Contract to which any of the Seller or the Company is a party as of the Execution Date; or (c) give rise to any right of termination, cancellation, or acceleration under, or result in the creation of any Lien upon the Units as of the Closing under, any Material Contract to which the Seller or any of the Company is a party as of the Execution Date.  Except as set forth in Section 3.04 of the Disclosure Schedule, no consent, approval, order, or authorization of, or registration, declaration, or filing with (“Governmental Approval”), any court, administrative agency, regulatory body, bureau, or commission or other governmental entity, authority, or instrumentality, whether domestic or foreign (and including, for the avoidance of doubt, the SEC and FINRA) (each, a “Governmental Authority”), is required to be obtained or made by or with respect to the Seller or the Company to consummate the transactions contemplated by this Agreement.

Section 3.05Financial Statements.

(a)

The Seller has delivered to the Purchaser: (a) the audited balance sheet of the Company as at December 31, 2020 and December 31, 2019, and the related statements of income, owners’ equity, and cash flows for each of the fiscal years ended on December 31, 2020 and December 31, 2019, including the notes thereto, together with the report thereon of the Company’s independent public accountants (collectively, the “Audited Financial Statements”); (b) the unaudited balance sheet of the Company as at March 31 2021, and the related statements of income, owners’ equity, and cash flows for the three (3) months then ended (collectively, the “Unaudited Financial Statements”); and (c) the internally prepared balance sheet of the Company as at April __, 2021, and the related internally prepared statements of income, changes in equity, and cash flows such month (collectively, the “Internally Prepared Financial Statements” and, together with the Audited Financial Statements and the Unaudited Financial Statements, the “Financial Statements”). The Financial Statements were prepared in accordance with the books and records of the Company, are true, correct and complete in all material respects and present fairly and accurately the financial condition and the results of operations of the Company as of the respective dates thereof.  The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout and among the periods indicated, except that the unaudited statements exclude the footnote disclosures (none of which would, alone or in the aggregate, be materially adverse to the Business, operations, assets, liabilities, financial condition, operating results, value, cash flow or net worth of the Company), year-end adjustments and other presentation items required for GAAP.

(b)

The Company maintains accurate books and records reflecting its assets and liabilities and maintains adequate internal accounting controls that provide assurance in all material respects that (i) the Company maintains no off-the-book accounts or off-balance sheet arrangements, (ii) the assets of the Company are used only in accordance with the Company’s management directives, (iii) transactions are executed with management’s authorization; and (iv) transactions are recorded as necessary to permit preparation of the financial statements of the Company.

Section 3.06Personal Property.

(a)

Except as set forth in Section 3.06(a) of the Disclosure Schedule, the Company has good and valid title to all items of personal property owned by it, and a valid and enforceable right to use all tangible items of personal property leased by or licensed to it (collectively, the “Personal Property”), in each case, free and clear of all Liens, other than Permitted Liens.

(b)

All Personal Property necessary for the operation or conduct of the business of the Company is (i) in good operating condition and repair, normal wear and tear excepted, and (ii) adequate for the uses to which it is being put. Such Personal Property constitutes all of the tangible items of personal property for the Company to continue to conduct the Business following the Closing as it is being conducted currently.

Section 3.07Real Property.

(a)

As used in this Agreement, the term “Real Property” means real property and interests in real property owned or leased by or to the Company.  The Company does not now own, and has never owned, any Real Property.

(b)

The Seller has provided the Purchaser with true and correct copies of all leases (collectively, the “Leases”) with respect to any Real Property leased to or by any of the Company as of the Execution Date (the “Leased Real Property”), as well as any assignments, amendments, extensions, modifications, and renewals thereof. Every Lease is set forth on Section 3.07(b) of the Disclosure Schedule, indicating the parties thereto, the term thereof, the rent due under each such Lease, and the location of the property to which each such Lease applies.  Further, (i) each Lease is in full force and effect and constitutes legal, valid and binding obligations of the Company and has not been modified, amended, corrected, or restated, other than by those written amendments identified in Section 3.07(b) of the Disclosure Schedule; (ii) the Company is in actual possession of the premises under each Lease and is the sole lessee thereof; (iii) the Company has paid the rent set forth in each Lease on a current basis and there are no past-due amounts; (iv)  the Company is not in default under any Lease; (v) neither the Seller nor the Company has received notice from or given notice to any lessor claiming that such lessor or the Company is in default of any Lease; and (vi) all property Taxes or other Taxes for which the Company is responsible under each Lease have been paid and there are no past-due amounts.

Section 3.08Intellectual Property.

(a)

Section 3.08(a) of the Disclosure Schedule contains a true and complete list of all Owned Intellectual Property registered before a Governmental Authority and Internet domain name registrations of the Company (collectively, the “Company Registered IP”), as well as all Owned Intellectual Property applied for before a Governmental Authority and all trade names of the Company. The Company exclusively owns all right, title, and interest in and to all Owned Intellectual Property, free and clear of all Liens, and has sufficient rights to use all other Intellectual Property used in or necessary for the conduct of its business as currently conducted. To the Seller’s Knowledge, no third party is infringing upon or misappropriating or violating any Owned Intellectual Property of the Company. The Company Registered IP is (i) subsisting and valid and enforceable; and (ii)(A) has not lapsed, expired, or been abandoned, and (B) is not the subject of any opposition, interference, cancellation, or other proceeding (other than routine office actions) before any Governmental Authority. All renewal fees and other maintenance fees with respect to the Registered IP have been paid.

(b)

Section 3.08(b) of the Disclosure Schedule contains a list of all Contracts (i) with respect to Owned Intellectual Property that is being licensed to any third party; (ii) pursuant to which a third party is licensing any Intellectual Property to the Company; (iii) whereby the Company is otherwise restricted in the ability to use, enforce, or disclose any Owned Intellectual Property, including settlement agreements; or (iv) providing for the development of any Intellectual Property, independently or jointly, by or for the Company, including any joint venture agreements (each, an “IP Agreement”), in each case excluding Contracts for software that is generally commercially available or subject to “shrink-wrap” or “click-through” license agreements, terms of use or service, or pre-installed in hardware in the ordinary course of business. Each IP Agreement is in full force and effect in all material respects with respect to the Company and, to the Seller’s Knowledge, the counterparty thereto and provides such rights to the Company as necessary for the Company’s use of the relevant software in the Business in the ordinary course of business. To the Seller’s Knowledge, no third party is infringing upon or misappropriating or violating any Intellectual Property being licensed to the Company pursuant to an IP Agreement.

(c)

Neither the Seller nor the Company has received a written notification that the Company or the conduct of the Business infringes, misappropriates, or violates, or during the past three (3) years, has infringed, misappropriated, or violated, the Intellectual Property rights of a third party. There is no charge, complaint, claim, demand, or notice to Seller or the Company that is pending alleging any interference, infringement, misappropriation, or violation.

(d)

The Company has taken reasonable steps to maintain the confidence of its trade secrets and other confidential information and to maintain and protect all Owned Intellectual Property. All current and former employees, contractors, and consultants of the Company, who have participated in the creation or development of any Owned Intellectual Property, have executed and delivered to the Company an agreement (i) providing for the non-disclosure by such person of any confidential information of the Company and (ii) acknowledging that such Owned Intellectual Property arising out of such person’s employment or engagement by the Company is owned by the Company. To the Seller’s Knowledge, no employee, contractor, or consultant is in violation of any such agreement.

Section 3.09Litigation. Except as set forth in Section 3.09 of the Disclosure Schedule, there have never been any, and as of the Execution Date, there are no, claims, actions, suits, or proceedings pending, or to the Seller’s Knowledge, investigations pending, or claims, actions, suits, proceedings, or investigations threatened in writing against the Seller, the Units, the Company or its assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party. Except as set forth in Section 3.09 of the Disclosure Schedule, the Company has not received any notice in writing that it or any of its assets is subject to any decree, order, or judgment, that alone, or in the aggregate, would be material.

Section 3.10Employee Benefit Plans.

(a)

For purposes of this Agreement, the term “Plans” means (i) all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder (collectively, “ERISA”); and (ii) all other pension, retirement, group insurance, severance pay, deferred compensation, excess or supplemental benefit, vacation, stock, stock option, equity-based compensation, phantom stock, fringe benefit, and incentive plans, programs, or arrangements that pertain to any employee, director, or officer of the Company and to which the Company is a sponsor or a party, by which the Company is bound, or to which the Company contributes. All Plans that are sponsored by the Company are hereinafter referred to as “Company Plans”.  All Company Plans as of the Execution Date are listed in Section 3.10(a) of the Disclosure Schedule.

(b)

Each Company Plan is in compliance in all material respects with its terms and with ERISA and other applicable Laws. As of the Execution Date, there are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending, or, to the Seller’s Knowledge, threatened, against the Company Plans.

(c)	No Company maintains, contributes to, or sponsors any pension plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA.

Section 3.11Taxes. Except as set forth in Section 3.11 of the Disclosure Schedule, and further lettered or numbered to correspond to the following paragraphs necessitating such disclosure:

(a)

The Company has duly and timely filed each Tax Return required to be filed with any Tax Authority (or has timely and properly filed valid extensions of time with respect to the filing thereof) and Seller has duly and timely filed each Tax Return required to be filed with any Tax Authority by the Seller that includes or is based upon the assets, operations, ownership, or activities of the Company, including any consolidated, combined, unitary, fiscal unity, or similar Tax Return that includes or is based upon the assets, operations, ownership, or activities of the Company (or the Seller has timely and properly filed valid extensions of time with respect to the filing thereof). All such Tax Returns are true, correct, and complete. There is no investigation or other proceeding pending, threatened, or expected to be commenced by any Tax Authority for any jurisdiction where the Company does not file Tax Returns with respect to a given Tax that may lead to an assertion by such Tax Authority that the Company is or may be subject to a given Tax in such jurisdiction, and there is no meritorious basis for such an investigation or other proceedings that would result in any such assessment. There are no Liens for Taxes upon the assets of the Company, except for Permitted Liens.

(b)

All Taxes owing with respect to the assets, ownership, operations, and activities of the Company (whether or not shown on any Tax Return) have been paid, and as of the Closing Date will have been paid, and all Taxes required to have been withheld and remitted in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other party have been, and as of the Closing Date will have been, withheld and timely remitted to the appropriate Tax Authority.

(c)

In the past three (3) years there have been no, and there are no pending, threatened, or proposed audits, assessments, or claims from any Tax Authority for deficiencies, penalties, or interest against the Company or any of its assets, operations, or activities as of the Execution Date or as of the Closing Date, and there is no basis for any such audit, assessment, or claim. There are no pending claims for refund of any Tax of the Company (including refunds of Taxes allocable to the Company or with respect to consolidated, combined, unitary, fiscal unity, or similar Tax Returns).

(d)

The Financial Statements reflect an adequate reserve (excluding any reserve for deferred Taxes) for all Taxes payable by the Company for any Tax period (or portion thereof) ending on or before the Closing Date that have accrued through the date thereof, and such reserve reflects all Taxes payable by the Company for all Tax periods (or portions thereof) ending on or before the Closing Date.

(e)

Each asset with respect to which the Company claims depreciation, amortization, or similar expense for Tax purposes is owned for Tax purposes by the Company under Applicable Tax Law. The Company does not own, directly or indirectly, any interest in any entity classified as a partnership for United States federal income Tax purposes.

(f)

There are no outstanding rulings of, or requests for rulings with, any Tax Authority expressly addressed to the Company (or to an Affiliate of the Company) that are, or if issued would be, binding upon the Company for any Post-Closing Period.

(g)

Neither the Company, nor the Seller with respect to the Company, has, in a manner that would be binding on the Company or for any Post- Closing Period, (i) executed, become subject to, or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other Applicable Tax Law; (ii) agreed to any extension of time with respect to the filing of any Tax Return of the Company (including any Tax Return that includes or is based upon their respective assets, ownership, operations, or activities), the payment of any Taxes of the Company, or any limitation period regarding the assessment of any such Taxes; or (iii) received approval to make or agreed to a change in accounting method or has any application pending with any Tax Authority requesting permission for any such change.

(h)

As to each year or period for which the statute of limitations for assessments has not yet expired as to a given Tax, the Company is not (i) a member of an affiliated, consolidated, unitary, fiscal unity, combined, or similar Tax group that files a consolidated unitary, combined, or similar Tax Return for purposes of that Tax; or (ii) a party to any Tax allocation, Tax sharing, or Tax reimbursement agreement or arrangement with any Person.

(i)	No item of income or gain reported for financial purposes in any Pre-Closing Period is required to be included in taxable income for a Post-Closing Period.
(j)

The Company will not have any taxable income or gain as a result of prior intercompany transactions that have been deferred and that will be taxed as a result of the changes in ownership contemplated by this Agreement.

(k)

None of the assets of the Company is (i) required to be or is being depreciated under the alternative depreciation system under Section 168(g)(2) of the Code, or (ii) is subject to Section 168(f) of the Code. None of the assets of the Company is property that the Purchaser or the Company will be required to treat as “tax exempt use property” within the meaning of Section 168(h)(1) of the Code.

(l)

There is no contract, agreement, plan, or arrangement covering any individual or entity treated as an individual included in the business or assets of the Company that, individually or collectively, could give rise to the payment by the Company or the Purchaser or its Affiliates, of an amount that would not be deductible by reason of Section 280G of the Code or similar provisions under other Applicable Tax Laws.

(m)	Section 197(f)(9) of the Code will not cause any Section 197 intangible of the Company not to be an amortizable Section 197 intangible as a result of the Transaction.
(n)

The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

Section 3.12Contracts and Commitments.  Section 3.12 of the Disclosure Schedule sets forth a list of all of the following agreements, contracts, and commitments (each, a “Contract”), in effect as of the Execution Date, to which the Company is a party or by which such entity or its assets are bound and, in each case, where there are still remaining obligations on the part of any party thereto (each, a “Material Contract”):

(a)	employment agreements or severance agreements or employee termination arrangements that are not terminable at will by the Company without penalty;
(b)	any change of control agreements with employees of the Company;
(c)	the Leases;

(d)	Contracts containing any covenant materially limiting the ability of the Company to engage in any material line of business or to compete with any business or Person;
(e)	Contracts with the Seller or any Affiliate of the Seller that are not terminable at will;
(f)

Contracts under which the Company has borrowed or loaned money, or any note, bond, indenture, mortgage, installment obligation, or other evidence of indebtedness for borrowed or loaned money or any guarantee of such indebtedness;

(g)	personal property leased to or from the Company;
(h)	guaranties, suretyships, or other contingent agreements of the Company;
(i)	Contracts relating to capital expenditures with respect to the Company;
(j)	Contracts relating to the acquisition or disposition of material assets (other than in the ordinary course of business) or a material portion of the capital stock of any business enterprise;
(k)	Contracts with a Material Customer or Material Supplier;
(l)

Contracts (other than those covered by clause (a) through (k) above) pursuant to which (whether in a single Contract or via a series of related Contracts) the Company will receive or pay in excess of $25,000.00 over any twelve (12)- month period.

The Seller has made available to the Purchaser a copy of each written Material Contract and has provided to Purchaser a written summary of the material terms of any unwritten Material Contract. As of the Execution Date, with respect to all Material Contracts, neither the Company nor, to the Seller’s Knowledge, any other party to any such Material Contract is in material breach thereof or material default thereunder and, to the Seller’s Knowledge, there does not exist any event that, with the giving of notice or the lapse of time or both, would constitute such a material breach or material default, except for such breaches, defaults, and events as to which requisite waivers or consents have been obtained.

Section 3.13Compliance with Laws. Except as set forth in Section 3.13 of the Disclosure Schedule the Company is in compliance in all material respects with all applicable Laws and all Orders of, and agreements with, any Governmental Authority applicable to it.  As of the Execution Date, the Company has and is in good standing with respect to all permits, certificates, licenses, approvals, certifications, accreditations, and other authorizations (collectively, “Permits”) required under applicable Law or necessary in connection with the conduct of the Business as currently conducted, all of which Permits are set forth in Section 3.13 of the Disclosure Schedule.  The Purchaser’s acquisition of Units will not result in the termination or loss of good standing under any Permit.

Section 3.14Labor Matters. Except as set forth in Section 3.14 of the Disclosure Schedule, no charge or complaint of employment discrimination or other similar charge or complaint has been filed against the Company during the last year, or is pending or, to the Seller’s Knowledge, threatened. The Company is not a party to or bound by any collective bargaining agreement. There is no material labor dispute, grievance, or unfair labor practice charge, or, to the Seller’s Knowledge, union organizational activity pending with respect to the Company, nor, to the Seller’s Knowledge, is any material labor dispute, grievance, or unfair labor practice charge threatened against the Company. The Company is in compliance with all applicable Laws relating to labor, labor relations, or employment.

Section 3.15Environmental Matters. Except as set forth in Section 3.15 of the Disclosure Schedule (i) the Company is, and for the past five (5) years has been, in material compliance with all Environmental Laws; (ii) each parcel of the Leased Real Property, during the period it was leased by the Company, has been maintained by the Company in compliance with all applicable Environmental Laws; (iii) the Company possesses all material Permits required by Environmental Law for the operation of the Business, which Permits are set forth on Section 3.15 of the Disclosure Schedule, and is, and for the past five (5) years has been, in material compliance with the terms of such Permits, all of which are in full force and effect as of the Execution Date; (iv) there are no claims pending or threatened against the Company under or relating to Environmental Laws; (v) there is no Environmental Condition at any Leased Real Property; (vi) there has been no Release of Hazardous Material at, on, under, from or impacting the Leased Real Property or any other real property currently or formerly owned, operated or leased by the Company, nor is there present on or under the Leased Real Property or any other real property currently or formerly owned, operated or leased by the Company any Hazardous Material, in each case in a quantity or condition that would either (A) require notification, investigation, or cleanup under Environmental Law, or (B) would reasonably be expected to result in material liability to the Company; (vii) the Company has not stored or used Hazardous Materials except in compliance with Environmental Laws; (viii) the Company has not disposed of, arranged for the disposal of, or treated Hazardous Materials except in material compliance with Environmental Laws and the Company has not been notified by a Governmental Authority or third party that the Company is alleged to be liable for any such disposal of, arranging for the disposal of, or treatment of Hazardous Materials; (ix) the Company has made available complete and accurate copies of all environmental assessments, reports, audits and other material documents in their possession, custody or control that relate to any Releases, compliance with Environmental Laws, or the environmental condition of any Leased Real Property; (x) the Company has not assumed, contractually or by operation of applicable Law, any Liabilities or obligations under any Environmental Laws.

Section 3.16Clients and Suppliers.

(a)

Section 3.16(a) of the Disclosure Schedule sets forth the twenty (20) clients from whom the Company received the greatest amount of revenue during the twelve (12)-month period ended December 31, 2020 (each, a “Material Customer”).  No Material Customer has notified the Company or Seller that it has cancelled, or intends to cancel, its relationship with the Company.

(b)

Section 3.16(b) of the Disclosure Schedule sets forth the twenty (20) suppliers to whom the Company incurred the greatest amount of expenditures (by dollar volume) during the twelve (12)-month period ended December 31, 2020 (each, a “Material Supplier”). No Material Supplier has notified the Company or Seller that it has cancelled, or intends to cancel, its relationship with the Company.

Section 3.17Brokers.  Except as set forth in Section 3.17 of the Disclosure Schedule, no broker, finder, or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees, or financial advisory fees in connection with the transactions contemplated by this Agreement reason of any action taken by the Seller, the Company, or any of their respective Representatives.

Section 3.18Affiliate Transactions. Except as set forth in Section 3.18 of the Disclosure Schedule, neither Seller, nor any officer or director of the Company, is a party to any transaction with the Company other than transactions in the ordinary course of business consistent with past practice between any such Person and the Company relating to such Person’s employment.

Section 3.19Undisclosed Liabilities. As of the Execution Date, there is no, and no set of circumstances exists that is reasonably likely to give rise to any, liability, debt or obligation of, or claim against the Company of a type that is required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations (a) reflected or reserved for on the Financial Statements; or (b) that have arisen since December 31, 2020, in the ordinary course of the operation of the Business (other than liabilities for breach of contract or violation of applicable Law), none of which is material. )  The Company is not a guarantor nor is otherwise liable for any obligation (including indebtedness) of any other Person.

Section 3.20Insurance. Section 3.20 of the Disclosure Schedule contains a description of each insurance policy maintained by the Company with respect to its properties, assets, Business, and personnel as of the Execution Date. All such policies are legal, valid, binding, and in full force and effect, and neither the Company nor Seller has received written notice of cancellation, non-renewal, disallowance, or material reduction in coverage with respect to any such policy.  Each such insurance policy provides coverage that is commercially reasonable based upon the nature of the Company’s business, is in full force and effect and shall remain in full force and effect in accordance with its terms immediately following the Closing, and has not been subject to any lapse in coverage.

Section 3.21Insolvency Proceedings.  None of the Company, the Seller, or any of the Units is the subject of any pending, rendered or, to the Seller’s Knowledge, threatened insolvency proceedings of any character.  Neither the Company nor the Seller has made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings.  Neither the Company nor the Seller is insolvent and will not become insolvent as a result of entering into this Agreement.

Section 3.22Exclusivity of Representations. No representation or warranty or other statement made by the Seller in this Agreement or any other schedule, exhibit, instrument, or agreement to be delivered pursuant to this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement or therein, in light of the circumstances in which they were made, not misleading.

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as set forth in this Article IV, as of the Execution Date and as of the Closing Date.

Section 4.01Organization; Authority and Binding Effect. The Purchaser is a corporation, validly existing and subsisting under the laws of the State of Nevada. The Purchaser has all requisite power and authority, and all approvals of Governmental Authorities, licenses, and Permits necessary, to enter into this Agreement and the agreements contemplated by this Agreement to be entered into by it at Closing (collectively, the “Purchaser Transaction Agreements”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Purchaser of this Agreement and the other Purchaser Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement and each Purchaser Transaction Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium, or other similar laws affecting creditors’ rights generally or (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

Section 4.02No Violation; Consents and Approvals. The execution and delivery by the Purchaser of this Agreement and each Purchaser Transaction Agreement do not, and the consummation of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof, will not conflict with, or result in any violation of or default under, (a) any provision of the organizational documents of the Purchaser; (b) any Order or Law applicable to the Purchaser, or the property or assets of the Purchaser; or (c) any contracts to which the Purchaser is a party, or by which the Purchaser, or its assets may be bound. Except as set forth in Section 4.02 of the Disclosure Schedule, no Governmental Approval is required to be obtained or made by or with respect to the Purchaser or its Affiliates in connection with the execution and delivery of this Agreement and each Purchaser Transaction Agreement, or the consummation by the Purchaser of the transactions contemplated hereby and thereby.

Section 4.03Litigation. There are no Actions pending or, to the Purchaser’s Knowledge, threatened against or affecting the Purchaser or its respective properties or assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, that, if adversely determined, would materially impair the Purchaser’s ability to consummate the transactions contemplated hereby, and there are no outstanding Orders, affecting the Purchaser or its properties or assets, at law or in equity, that would materially impair the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

Section 4.04Investment Intent. The Purchaser is acquiring the Units for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof in violation of federal, state, or other securities laws.

Section 4.05Brokers. Except as set forth in Section 4.05 of the Disclosure Schedule No broker, finder, or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees, or financial advisory fees in connection with the transactions contemplated by this Agreement by reason of any action taken by the Purchaser or any of its Representatives.

Article V.

COVENANTS

Section 5.01Interim Operations of the Company.  From the Execution Date until the Closing Date or the earlier termination of this Agreement, (i) the Company shall conduct the Business in the ordinary course consistent with past practice, including by using commercially reasonably efforts to maintain and preserve in all material respects the Company’s goodwill and business organization, assets, and properties and to preserve intact business relationships with material clients, suppliers and others having business dealings with the Company and (ii) except as expressly contemplated by this Agreement, unless the Purchaser has previously consented thereto, the Company shall not:

(a)

(i) incur any Debt or issue any long-term debt securities or assume, guarantee or endorse such obligations of any other Person, except for Debt incurred in the ordinary course of business consistent with past practice using lines of credit existing on the Execution Date or (ii) make any loans, capital contributions or advances to, or guarantees for the benefit of, or any investment in, any Person (except to employees for the reimbursement of expenses);

(b)

(i) acquire, sell, license (other than the grant of non-exclusive licenses to customers in the ordinary course of business consistent with past practice), transfer, abandon, allow to lapse, or otherwise dispose of, any material property or assets (including Intellectual Property), (ii) mortgage or encumber any property or assets (including Intellectual Property) other than Permitted Liens, or (iii) cancel any material debts owed to or claims held by the Company;

(c)

disclose any Trade Secrets or other confidential information of the Company (other than pursuant to a written confidentiality agreement entered into in the ordinary course of business with reasonable protections of such Trade Secrets and other confidential information);

(d)	enter into, amend, or waive any rights under or terminate any Contract that would constitute a Material Contract, except in the ordinary course of business consistent with past practice;
(e)	enter into any Contracts with any Related Persons, except to the extent required by Law or any existing Contracts;
(f)	enter any transaction outside of the ordinary course of business;
(g)

(i) enter into, adopt, amend or terminate any Employee Plan or other Contract, program, policy or arrangement that would be an Employee Plan if in effect on the Execution Date, except to the extent required by Law (ii) increase or accelerate or commit to accelerate the funding, payment or vesting of the compensation or benefits provided under any Employee

Plan or any other benefit or compensation plan, agreement, Contract, program, policy or arrangement that would be an Employee Plan if in effect on the Execution Date, (iii) grant or announce any cash or equity or equity-based incentive awards, bonus, severance, or similar compensation or any increase in the salaries, bonuses, or other compensation and benefits payable to any of the current or former employees, officers, managers, directors, or other service providers of the Company, (iv) hire or otherwise enter into any employment or consulting agreement or arrangement with any current or former employees, officers, managers, directors, or other service providers of the Company, whose compensation would exceed, on an annualized basis, $100,000, or (v) terminate any current or former employees, officers, manager, directors or other service providers of the Company other than for cause, whose compensation would exceed, on an annualized basis, $100,000;

(h)	implement or announce any employee layoffs that could implicate the WARN Act;
(i)

except as required by applicable Law, (i) enter into, modify, extend, or terminate any collective bargaining agreement or other Contract with any labor union, works council, or other labor organization or (ii) recognize or certify any labor union, works council, or other labor organization, or group of employees, as the bargaining representative for any employees of the Company;

(j)	make any material change to its accounting methods, principles or practices, except as may be required by GAAP;
(k)

make or change any material Tax election, file any material amended Tax Return, enter into any “closing agreement” within the meaning of Section 7121 of the Code or settle or compromise any Tax proceeding with respect to a material amount of the Taxes, surrender or abandon any right to claim a material Tax refund, consent to any extension or waiver of the statute of limitations applicable to any material Tax claim or assessment, fail to pay any material Tax when due and payable (including estimated Taxes), or incur any material Taxes outside the ordinary course of business;

(l)	make any amendment to its Organizational Documents;
(m)	declare or pay any dividends or distributions (whether cash, in kind, or any other form of payment);
(n)

withdraw or remove any cash from any Company bank account, other than as required for the payment of ordinary course business expenses, provided that no such expenses are payable to Seller or any of its Affiliates;

(o)	purchase, redeem, retire, or otherwise acquire any of its shares or other equity interests or redeem any of its Debt;
(p)

issue or sell any units or options, or issue or sell any securities convertible into, warrants or other rights to purchase, any units or other equity interest of the Company, combine or subdivide the units or other equity interest of the Company, or effect any recapitalization, reclassification, equity split, or like change in its capitalization;

(q)	adopt a plan or complete or partial liquidation, dissolution, merger, consolidation, restricting, recapitalization or other reorganization or merge or consolidate the Company with any other Person;
(r)	acquire the equity interests or material assets of any other Person;
(s)	incur any capital expenditure in excess of $50,000 individually or $100,000 in the aggregate;
(t)

initiate, compromise or settle any material Proceeding that would reasonably be expected to involve amounts in dispute in excess of $25,000, or that results in the imposition of any equitable relief or material non-monetary continuing obligations on the Company;

(u)

cancel or terminate or materially modify or amend any current insurance policies of the Company or allow any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation, or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, or lapsed policies for substantially similar premiums are in full force and effect; and

(v)	agree in writing to do any of the foregoing.

Section 5.02FINRA Related Covenants. In addition to the covenants set forth in Section 5.01, from the Execution Date until the Closing Date or the earlier termination of this Agreement:

(a)

the Company shall continue to operate as a FINRA Broker-Dealer with capital not less than the amount necessary to meet the Company’s minimum Net Capital Requirement (as defined by FINRA), pursuant to the Company’s Membership Agreement;

(b)	until the FINRA Final Approval, the Current Principal(s) shall remain the only designated principals and managers of the Company;
(c)	Seller shall immediately provide written notice to Purchaser if the Company anticipates falling below the minimum Net Capital Requirement and the reasons therefore;
(d)

In the event Seller provides the written notice described in Section 5.02(c) above, the Purchaser shall deposit such amounts needed to maintain the Company’s required minimum Net Capital Requirement without issuance of any equity or additional Membership Interest for doing so;

(e)

Seller shall immediately provide written notice to Purchaser in the event of any client, customer, or third-party complaint, claim, litigation, arbitration, administrative proceeding, or lawsuit filed or threatened or anticipated, verbally or in writing, against the Company; and

(f)	Seller and the Company shall maintain the Company in good standing as a duly registered limited liability company under applicable Law and as a registered broker-dealer with FINRA.

Section 5.03Access to Information; Confidentiality.

(a)

From the Execution Date until the Closing Date or the earlier termination of this Agreement, and subject to applicable Law, Seller shall cause the Company to give Purchaser and its counsel, financial advisors, financing sources, auditors and other representatives, upon reasonable notice to the Seller, reasonable access, during normal business hours and in such a manner as not to interfere with the normal operations of the Company, to the assets, properties, books, records, agreements and such senior personnel and management as Seller may authorize (which authorization shall not be unreasonably withheld, conditioned or delayed), including for purposes of post-integration planning and discussions regarding employee communications, of the Company and permit Purchaser  to make such inspections as it may reasonably require and to furnish Purchaser during such period with all such information relating to the Company as Purchaser may from time to time reasonably request.

(b)

Any information provided to or obtained by the Purchaser pursuant to paragraph (a) above will be subject to the Confidentiality Agreement, dated December 17, 2020 by and between Purchaser and the Company (the “Confidentiality Agreement”), and must be held by Purchaser in accordance with and be subject to the terms of the Confidentiality Agreement.

(c)

Seller shall treat and hold as confidential all Confidential Information. Seller shall promptly deliver to Purchaser, at the request of Purchaser, all tangible embodiments (and all copies) of the Confidential Information in Seller’s possession or under Seller’s control.  In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller shall notify Purchaser promptly of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 5.04(c).  If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, such Seller may disclose the Confidential Information to the tribunal; provided, that, Seller shall, at Purchaser’s cost, use its commercially reasonable efforts to obtain an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed.  Seller acknowledges and agrees that in the event of a breach by Seller of the provisions of this Section 5.04(c), monetary damages shall not constitute a sufficient remedy.  Consequently, in the event of any such breach or potential breach by Seller or the Company, Purchaser, and/or its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions of this Section 5.04(c), in each case without the requirement of posting a bond or proving actual damages.

Section 5.04Books and Records; Post-Closing Payments.

(a)

Purchaser shall, and shall use reasonable efforts to cause the Company to, in accordance with its document retention practices, retain all books, records, and other documents in its possession that pertain to the Company and the Business.  In order to facilitate the resolution of any claims made against or incurred by Seller relating to the period prior to the Closing (other than claims initiated by Seller, on the one hand, against a Purchaser Indemnified Party, on the other hand), for a period of six (6) years after the Closing, Purchaser shall make such books and records available to Seller for inspection and copying, at the expense of Seller, during normal business hours, upon reasonable written request and notice from Seller.

(b)

After the Closing, unless otherwise consented to in writing by Purchaser, Seller hereby agrees that it shall not access any electronic or internet-based data room maintained for or related to this Agreement and the Transactions and Seller shall relinquish and return to the Company any and all usernames, passwords, and passcodes maintained with respect thereto.  Promptly following the Closing, Seller shall provide Purchaser with a CD-ROM or USB of the contents of the data room that were provided by Seller to Purchaser as of the Closing.

(c)

For the avoidance of doubt, in the event that Seller’s receipt, following the Closing, of any payment under this Agreement, results in any obligation on Seller’s part to pay any advisor or other third party any portion of such payment, Seller agrees that it will promptly cause such payment to be made, and acknowledges that Purchaser shall have no liability or obligations in connection therewith.

Section 5.05Public Announcements. Seller shall not make any public announcement, press release, or other communication (whether via press, website, social media or otherwise) regarding this Agreement, the Transaction and the terms hereof, without the express prior written consent of Purchaser, and in the event of such express written consent of Purchaser, any such public announcement, press release or communication shall be as mutually agreed to between Purchaser and Seller.  Purchaser and Seller shall work cooperatively in drafting a joint press release to be issued upon the Closing.

Section 5.06Exclusivity.  From the Execution Date until the Closing or the earlier termination of this Agreement, the Seller will not, and will cause the Company not to, nor will Seller or the Company authorize or permit any of its or its Affiliates’ representatives, officers, directors, managers, employees or advisors (each a “Representative”, and collectively, the “Representatives”) to:  (a) initiate, solicit, discuss, entertain, accept or negotiate any inquiry, proposal or offer to acquire the Company or any material portion of its assets (whether by merger, consolidation, purchase or issuance of equity securities, purchase of assets tender offer) or any other structured transaction with a similar result) (an “Acquisition Proposal”), other than with the Purchaser and its Affiliates and Representatives; (b) furnish or disclose any non-public information to any Person, other than to the Purchaser and its Affiliates and Representatives, in connection with an Acquisition Proposal, except as may be required by applicable Law; or (c) enter into any agreement regarding an Acquisition Proposal, other than with the Purchaser and its Affiliates and Representatives. The Company and the Seller agree not to waive any rights under, and not to modify or amend, any confidentiality, non-disclosure or other similar agreements with any Person (other than Purchaser and its Affiliates and Representatives) that has received confidential information of the Company in connection with any Acquisition Proposal.

Section 5.07Reasonable Best Efforts; Cooperation.

(a)

Subject to the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the consummation of the transactions contemplated hereby, including, subject to Section 5.08(b), obtaining all of the necessary actions or nonactions, authorizations, Permits, waivers, consents and approvals from Governmental Authorities and the making of all filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an Action by, any Governmental Authority, obtaining the necessary consents from third parties agreed upon by the Purchaser and the Seller to be pursued, defending any Action challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay, temporary restraining order, or injunction entered by any Governmental Authority vacated or reversed, and  the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement.

(b)

The Parties acknowledge and agree that the Transaction is subject to the prior notification to, and approval of, FINRA under FINRA Rule 1017.  Upon execution of this Agreement, Seller shall promptly send to FINRA a letter informing FINRA of its intent to sell the Company to Purchaser.  Said letter is not deemed to be the Rule 1017 CMA filing notice as required by FINRA.  Additionally, Seller shall register a representative as designated by Purchaser to create and submit the CMA filing via the Company’s gateway system. This may include registering a Purchaser-designated compliance professional as the Company’s Super Account Administrator (“SAA”).  Within thirty (30) days of executing this Agreement, Purchaser shall prepare, and Seller shall submit to FINRA, under Rule 1017, a package as required by FINRA for the change in ownership of the Company (“FINRA Notification”), with all costs and fees associated with the FINRA Notification to be borne 50% by Purchaser and 50% by Seller. Furthermore, upon execution of this Agreement, Seller shall designate as SAA, a duly qualified representative of the Purchaser, namely Compliance Exchange Group, LLC, so that Purchaser may prepare and submit the CMA. The Seller shall fully cooperate, and shall cause the Company to fully cooperate, with Purchaser’s efforts in making the FINRA Notification and any and all notification, consent, and/or approval processes with any Governmental Authority, including, but not limited to, Purchaser’s efforts to obtain FINRA Final Approval.  The Seller agrees to communicate with, and/or provide FINRA Notification, and FINRA Correspondence, as well as notification of the CMA to Governmental Authorities as required by, at the direction of, and to the sole and absolute satisfaction of Purchaser.  The Seller and the Purchaser agree to provide any documentation or information requested of each of them by Governmental Authorities, and to make any filings reasonably required by a Governmental Authority in connection with obtaining the FINRA Final Approval.

(c)	In the event that FINRA gives the Company or Purchaser notice (whether verbal or written) requesting that the CMA be withdrawn, or of its intent to reject the CMA, or any of its conditions, including but not limited to ownership or management changes, or if FINRA fails to provide (such failure to be evidenced by written notification), FINRA Final Approval (such withdrawal request, notice of rejection, or failure to provide FINRA Final Approval, the “Failure Notice”), the Purchaser shall retain the right, at its sole discretion, to exercise any of the following options:

(i)

The Purchaser may elect to continue pursuit of FINRA Final Approval through filing a written request for review of FINRA's decision on the CMA and/or of Failure Notice (an “Appeal”) with FINRA, a higher body, or any other body of jurisdiction deemed to be, in the judgment of Purchaser, an appropriate body for such Appeal. If the Purchaser elects to file an Appeal, Seller shall continue to comply with the terms and conditions as set forth in this Agreement, until the Company receives FINRA Final Approval or rejection upon the filling of such Appeal.

(ii)

The Purchaser may elect to continue the Company’s pursuit of FINRA Final Approval through re-filing an updated or new version of the CMA (the “Re-Filing”). The Re-Filing shall reflect ownership, management and/or other changes to the CMA, as determined by Purchaser or Purchaser’s consultant, to affect FINRA Final Approval.  Should Purchaser elect Re-Filing, and provided such Re-Filing is in the form of a new CMA, Seller shall continue to comply with the terms and conditions as set forth in this Agreement, until the Company receives FINRA Final Approval or rejection upon the filling of such Re-Filing.

(iii)	The Purchaser may elect to terminate this Agreement in accordance with the provisions of Article VIII, including without limitation, Section 8.02(b).
(d)

In the event of elections described within this Section 5.07(c)(i) and (ii), which may be made as many times as Purchaser may elect, in its discretion, this Agreement shall continue in full force and effect in accordance with its terms.

Section 5.08Non-Competition; Non-Solicitation.

(a)	Other than to own Units in the Company and for so long as Purchaser or an Affiliate of Purchaser owns units in the Company, during the Restricted Period:
(i)

The Seller shall not, directly or indirectly, engage, invest in, own, manage, operate, finance, control, advise, render services to, guarantee the obligations of, be employed by, be associated with, or in any manner be connected with any Person engaged in the Business within the Territory, directly or indirectly, whether as an officer, director, shareholder, owner, co-owner, Affiliate, partner, agent, representative, consultant, independent contractor or advisor, or otherwise render services or advice to, guarantee any obligation of, or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in such a Person; provided, however, that the Seller may acquire or otherwise own less than 1% of the outstanding capital stock of a Person that is listed on any national securities exchange.

(ii)	The Seller shall not, directly or indirectly, (A) cause, induce, or attempt to cause or induce any employee, agent, or independent contractor of the Purchaser, the Company,

or any Affiliates of any of the foregoing to terminate such relationship; (B) in any way interfere with the relationship among the Purchaser, the Company, or any Affiliates of any of the foregoing and any of their respective employees, agents, or independent contractors; or (C) hire, retain, employ, or otherwise engage or attempt to hire, retain, employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee, agent, or independent contractor of the Purchaser, the Company, or any Affiliates of any of the foregoing.

(iii)

The Seller shall not, directly or indirectly, (A) solicit, induce, or otherwise cause, or attempt to solicit, induce, or otherwise cause, any customer, supplier or other business relation of the Purchaser, the Company, or any Affiliates of any of the foregoing, or any prospective customer, supplier or other business relation that has been contacted or targeted for contact by the Company on or before the Closing Date, to (1) terminate, curtail, or otherwise modify its relationship with the Purchaser, a Company, or any Affiliates of any of the foregoing, or (2) engage in business with a competitor of the Purchaser, the Company, or any Affiliates of any of the foregoing; or (B) interfere in any way with the relationship among the Purchaser, the Company, or any Affiliates of any of the foregoing and any of their respective customers, suppliers, or other business relations, or any such prospective customers, suppliers or other business relations.

(b)

The Seller agrees that this Section 5.0809, including the provisions relating to duration, geographical area, and scope, is reasonable and necessary to protect and preserve the legitimate business interests of the Purchaser and the Company and the value of the Units and the Company, and to prevent an unfair advantage from being conferred on the Seller.

(c)

If any provision of this Section 5.08 would be held to be excessively broad as to duration, geographical area, scope, activity, or subject, for any reason, such provision shall be modified, by limiting and reducing it, to be enforceable to the extent allowed by applicable Law.

(d)

The Seller acknowledges that any breach of this Section 5.08would result in serious and irreparable injury to the Purchaser, the Purchaser could not be adequately compensated by monetary damages alone, and the Purchaser’s remedy at law would not be adequate. Therefore, the Seller acknowledges and agrees that, in the event of a breach by the Seller, the Purchaser shall be entitled, in addition to any other remedy at law or in equity to which the Purchaser may be entitled, to equitable relief against the Seller, including temporary restraining orders and preliminary and permanent injunctions to restrain the Seller from such breach and to compel compliance with the obligations of the Seller, and the Seller waives the posting of a bond or undertaking as a condition to such relief.

Article VI.

TAX MATTERS

Section 6.01Tax Matters.

(a)	Pre-Closing Income Tax Returns. The Seller will prepare or cause to be prepared and timely file or cause to be timely filed all income Tax Returns for the Company for all periods ending on or prior to the Closing Date that are to be filed after the Closing Date (the “Seller’s Returns”).  Any such Seller’s Return shall be prepared in a manner consistent with the prior Tax Returns of the Company, unless otherwise required by applicable Law and without a change of any election or any accounting method.  No later than twenty (20) days prior to the due date (including extensions) of any Seller’s Return, the Seller will deliver or cause to be delivered to Purchaser such Seller’s Return (together with schedules, statements and, to the extent requested by Purchaser, supporting documentation) and will permit Purchaser to review and comment on such Seller’s Return and will consider in good faith such revisions to such Seller’s Return as are reasonably requested by Purchaser within such twenty (20)-day period.  The Seller will timely pay to the appropriate Taxing Authority any and all Taxes shown as due on such Seller’s Return to the extent such Taxes were not included as a liability in the calculation of Actual Net Working Capital.  The costs, fees and expenses related to the preparation of all Seller’s Returns will be estimated and accrued as a liability of the Company for purposes of calculating Net Working Capital and the amount estimated and accrued will be borne by the Seller.

(b)

Other Tax Returns.  Purchaser will prepare or cause to be prepared all other Tax Returns of the Company for any Pre-Closing Period and Straddle Period, other than the Sellers’ Returns (the “Purchaser’s Return”).  The Purchaser’s Return relating solely to a Pre-Closing Period shall be prepared in a manner consistent with the prior Tax Returns of the Company unless otherwise required by applicable Law and without a change of any election or any accounting method.  No later than twenty (20) days prior to the due date (including extensions) of the Purchaser’s Return, Purchaser will deliver or cause to be delivered to the Seller such Purchaser’s Return (together with schedules, statements and, to the extent requested by the Seller, supporting documentation) and will permit the Seller to review and comment on such Purchaser’s Return and will consider in good faith such revisions to such Purchaser’s Return as are reasonably requested by the Seller.  The Seller will timely (but in no event later than five (5) days prior to the due date of any such Purchaser’s Return) pay to Purchaser any and all Taxes shown as due on such Purchaser’s Returns that are for and related to the Pre-Closing Period to the extent such Taxes were not included as a liability in the calculation of Actual Net Working Capital.  In the case of a Straddle Period, the amount of Taxes constituting Taxes for and related to the Pre-Closing Period shall be determined: (i) in the case of Taxes based upon or related to income, sales, receipts or payroll, based on an interim closing of the books as of the close of business on the Closing Date; and (ii) in the case of all other Taxes, based on the amount of such Tax for the entire Tax Period multiplied by a fraction the numerator of which is the number of days in the Tax Period ending on the Closing Date and the denominator of which is the number of days in the entire Tax Period. The costs, fees and expenses related to the preparation of such Tax Returns relating (i) solely to a Pre-Closing Period will be paid by the Seller, and (z) to a Straddle Period will be paid 50% by Purchaser and 50% by Seller.

(c)

Tax Sharing Agreements.  The Seller will cause all Tax Sharing Agreements or similar agreements with respect to or involving the Company to be terminated as of the Closing Date and, after the Closing Date, the Company will not be bound thereby or have any liability thereunder.

(d)

Conduct of Audits and Other Procedural Matters.  In the event that Purchaser, the Company or their respective representatives or Affiliates receives notice of any Tax claim, audit, investigation, examination, or other proceeding or self-assessment concerning Taxes (a “Tax Proceeding”) with respect to which the Seller may have liability, the party in receipt of such notice shall promptly notify the Seller of such matter in writing, provided that failure to comply with this provision shall not affect a party’s right to indemnification hereunder except to the extent such failure materially and adversely affects a party’s liability for Taxes, or ability to participate in or challenge such Tax Proceeding.  The Seller shall have the right to represent the Company in any Tax Proceeding relating solely to a Pre-Closing Period, and, at its own expense, to employ counsel of its choice.  Notwithstanding the foregoing, the Seller (i) shall not settle any claim for Taxes without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed, denied, or conditioned, (ii) shall keep Purchaser reasonably informed regarding the progress and substantive aspects of such Tax Proceedings, including providing Purchaser with all substantive materials relating to such Tax Proceedings received from the relevant Taxing Authority and all substantive written materials submitted to such Taxing Authority by the Seller, and (iii) shall give Purchaser the opportunity to participate in the defense of such Tax Proceedings at Purchaser’s own expense.  Purchaser shall be entitled to represent the Company in any Tax Proceeding relating to any Straddle Period and any other Tax Proceeding for which the Seller is not representing the Company; provided, however, the Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for and related to the Pre-Closing Period for such Straddle Period.  Neither Purchaser, the Company nor their respective Representatives or Affiliates shall be entitled to settle any claim for Taxes for and related to the Pre-Closing Period with respect to a Straddle Period or any claim that would otherwise affect the liability of the Seller for Taxes without, in each case, the prior written consent of the Seller, which consent shall not be unreasonably withheld, delayed, denied or conditioned.

(e)

Cooperation. The parties hereto shall cooperate fully, as and to the extent reasonably requested by any other such party, in connection with (i) the preparation and filing of all Tax Returns of the Company; and (ii) any Tax Proceeding.  Such cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Each party hereto agrees, upon request, to use its commercially reasonable efforts to obtain any certificate or other document from any Taxing Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including any Transfer Taxes).

(f)

Tax Refunds. Seller will be entitled to any Tax refund that is received by Purchaser or the Company that arises in respect of a Pre-Closing Period, except to the extent any such refund (i) was included in the calculation of Actual Net Working Capital, as finally determined, or (ii) arises as the result of a carryback of a loss or other Tax benefit from a Tax period (or portion thereof) beginning on or after the Closing Date.  Purchaser shall pay to the Seller any such refund net of (i) any Taxes of Purchaser and its Affiliates (including the Company) attributable to the receipt of such refund, and (ii) any costs and expenses incurred by Purchaser and its Affiliates (including the Company) in obtaining any such refund.  In the event any Tax refund is subsequently disallowed or determined to be an amount less than the amount taken into account to make a payment pursuant to this Section

6.01(f) by a Taxing Authority, the Seller shall promptly return such excess to Purchaser, the Company, or any of their respective Affiliates, along with any applicable interest and penalties.

Article VII.

SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS; INDEMNIFICATION

Section 7.01Survival of Representations, Warranties, and Covenants.  The representations and warranties of the parties hereto contained in this Agreement and any certificate or other document provided hereunder or thereunder will survive in full force and effect until the expiration of the applicable statute of limitations underlying any such claim (the “Survival Expiration Date”). In no event shall the obligations to indemnify hereunder for any claim made extend beyond six years from the Closing Date and said six year anniversary date shall constitute a final date of repose.

Section 7.02Indemnification by the Seller.

(a)Subject to the limitations set forth herein, including time limitations set forth in Section 7.01 above, following the Closing, the Seller shall indemnify and defend the Purchaser and its officers, directors, partners, employees, agents, and affiliates (collectively the “Purchaser Indemnified Parties”) against, and shall hold the Purchaser Indemnified Parties harmless from, any loss, liability, claim, charge, action, suit, proceeding, assessed interest, damage or penalty (collectively “Losses”) resulting from, arising out of or incurred by the Purchaser Indemnified Parties in connection with:

(i)any breach of any representation or warranty on the part of the Seller or the Company contained in this Agreement; and

(ii)any breach of any covenant or agreement on the part of the Seller or the Company contained in this Agreement; and

(iii)any statement, document, certificate or information provided by the Seller to the Company for inclusion in the Company’s 1017 application with FINRA; and

(iv)Losses, including settlements of actions and claims, arising prior to the Closing Date and made prior to the earlier of the Survival Expiration Date or the final date of repose above stated, to the extent not covered by insurance or other third-party indemnification agreements set forth in Section 7.02(b), subject to the following limitations:

(a)A.The aggregate indemnification liability of Seller under this Section 7.02 shall not exceed $3,500,000; and

(b)B.Notwithstanding anything in this Agreement to the contrary, any Losses shall first be paid by the Company up to the amount of $500,000 and then any excess thereafter up to the $3,500,000 aggregate indemnification liability shall be paid by the Seller.

(v)The Purchaser Indemnified Parties acknowledge and agree that, should the Closing Date occur, its sole and exclusive remedy with respect to any and all matters arising out of, relating to or connected with this Agreement, the Company and its assets and liabilities, the transactions contemplated hereby and the Purchased Units shall be pursuant to the indemnification provisions set forth in this Article VII.

(b)Condition precedent to indemnification obligations by the Company and the Seller. The Purchaser and the Company agree that the order and conditions of payment of Losses will be as follows:

(i)Coverage amounts provided by E&O, D&O and Fidelity Bond insurance policies; and

(ii)Amounts secured pursuant to Registered representative agreements and third-party indemnification provisions; and

(iii)Amounts secured pursuant to Contribution agreements with registered representatives whether in accordance with a registered representative/independent contractor agreements or otherwise such as a reduction in future payout.

Section 7.03Indemnification by the Purchaser.  Subject to the limitations set forth herein, including time limitations set forth in Section 7.01 above, following the Closing, the Purchaser shall indemnify and defend the Seller against, and shall hold the Seller harmless from, any Losses resulting from, arising out of or incurred by the Seller in connection with:

(i)any breach of any representation or warranty on the part of the Purchaser contained in this Agreement;

(ii)any breach of any covenant or agreement of the Purchaser contained in this Agreement; and

(iii)any statement, document, certificate or information provided by the Purchaser to the Company for inclusion in the Company’s 1017 application with FINRA.

(iv)Notwithstanding anything in this Agreement to the contrary, the Purchaser’s aggregate indemnification liability under this Section 7.03 shall not exceed $1,000,000.

Section 7.04Indemnification Claim Procedures.

(a)

If, at any time prior to expiration of the applicable Survival Expiration Date, a Purchaser Indemnified Party believes that it is entitled to indemnification for any Purchaser Claim, the Purchaser shall deliver a notice (a “Claim Notice”) to the Seller specifying facts constituting the basis for such Purchaser Claim and the amount sought to be recovered (the “Purchaser Claimed Amount”). From the date that the Claim Notice is received by the Seller, the Seller shall have fifteen (15)-days to deliver to the Purchaser a notice disputing the Purchaser Claim described in the Claim Notice and specifying why the Purchaser should not be entitled to the Purchaser Claimed Amount (a “Dispute Notice”). If the Purchaser does not receive a Dispute Notice within such fifteen (15) day period, the

Purchaser may recover the Purchaser Claimed Amount pursuant to Section 7.02(a)(v). If the Seller has timely provided a Dispute Notice, the parties shall negotiate in good faith to resolve such Purchaser Claim. If no resolution is reached within fifteen (15)-days of the commencement of such negotiations, then either of such parties may commence an action against the other party (including a declaratory judgment action) in a court of competent jurisdiction, and the parties shall abide by a final, non-appealable court order resulting from such action or proceeding (a “Distribution Directive”). The parties acknowledge that there may be multiple Claim Notices given by the Purchaser prior to expiration of the applicable Survival Expiration Date.

(b)

If, at any time prior to expiration of the applicable Survival Expiration Date, a Seller Indemnified Party believes that it is entitled to indemnification for any Seller Claim, the Seller shall deliver a Claim Notice to the Purchaser specifying facts constituting the basis for such Seller Claim and the amount sought to be recovered from the Purchaser (the “Seller Claimed Amount”). From the date that the Claim Notice is received by the Purchaser, the Purchaser shall have fifteen (15) days to deliver to the Seller a Dispute Notice. If the Seller does not receive a Dispute Notice within such fifteen (15) day period, the Seller may recover the Seller Claimed Amount from directly from the Purchaser. If the Seller has timely provided a Dispute Notice, the parties shall negotiate in good faith to resolve such Seller Claim. If no resolution is reached within fifteen (15) days of the commencement of such negotiations, then either of such parties may commence an action against the other party (including a declaratory judgment action) in a court of competent jurisdiction, and the parties shall abide by a Distribution Directive. The parties acknowledge that there may be multiple Claim Notices given by the Seller prior to expiration of the applicable Survival Expiration Date.

Section 7.05Claim Procedures for Other Persons. If any Action is commenced or threatened that may give rise to a claim for indemnification that is not otherwise governed by Section 7.04 (an “Indemnification Claim”) by any Person entitled to indemnification under this Agreement (each, an “Indemnified Party”), then such Indemnified Party will promptly give notice to the Indemnifying Party. Failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent the defense of such Action is materially prejudiced by the Indemnified Party’s failure to give such notice. The Indemnifying Party shall have twenty (20) days from the delivery of the Claim Notice to notify the Indemnified Party in writing (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Claim and (ii) whether or not the Indemnifying Party elects to defend the Indemnified Party against such Indemnification Claim; provided, however, that the Seller and/or Member as the Indemnifying Party shall not be permitted to elect to defend the Indemnification Claim: (A) if the applicable third party claimant is a then-current customer of the Purchaser, the Company or one of their respective Affiliates; (B) if the applicable third party claimant alleges fraud; (C) there is material conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of such defense; (D) the third party claim is criminal in nature; (E) the third party claim seeks solely injunctive relief or other equitable remedies against the Indemnified Party; and/or (F) if the Indemnifying Party disputes its liability.  The Indemnifying Party shall not approve the entry of any judgment or enter into any settlement or compromise with respect to the Indemnification Claim without the Indemnified Party’s prior written approval (which shall not be unreasonably withheld, delayed, denied, or conditioned), unless the terms of such settlement provide for a complete release of the claims that are the subject of such Action in favor of the Indemnified Party. If the Indemnified Party gives an Indemnifying Party notice of an Indemnification Claim and the Indemnifying Party does not, within thirty (30) days after such notice is given, give notice to the Indemnified Party of its election to assume the defense of the Action or Actions subject to such Indemnification Claim, then the Indemnified Party may conduct the defense of such Action; provided, however, that the Indemnified Party will not agree to the entry of any judgment or enter into any settlement or compromise with respect to the Action or Actions subject to any such Indemnification Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, delayed, denied, or conditioned. A claim for any matter not involving a third party may be asserted by written notice to the party from whom indemnification is sought; provided, however, that any assertion of an Indemnification Claim shall be subject to the limitations as to time set forth in this Agreement.

Section 7.06Sole and Exclusive Remedy. Following the Closing, except in respect of fraud, the indemnification provisions contained in this Article VII will constitute the sole and exclusive recourse and remedy of the parties with respect to any claim arising from this Agreement or the transactions contemplated hereby (including Purchaser Claims and Seller Claims), whether by contract, tort, or otherwise. Notwithstanding the foregoing, the provisions of this Article VII will not restrict the right of any party to seek specific performance or other equitable remedies in connection with any breach of any of the covenants contained in this Agreement.

Section 7.07Net Recoveries. The amount of any Damages for which indemnification shall be available pursuant to this ARTICLE VII shall be reduced by any proceeds actually received from a third party insurer or any other third party by an Indemnified Party in connection with the matter giving rise to such Damages (net of the amount of costs and expenses (including reasonable attorneys’ fees) of recovery or collection thereof and any applicable deductibles, retentions or similar costs or payments or increased premiums) (“Net Recoveries”). If an Indemnified Party or any of its Affiliates actually receives a Net Recovery with respect to any Damages after an Indemnifying Party has actually made a payment to such Indemnified Party or its Affiliates with respect to such Damages, such Indemnified Party shall promptly pay over to the Indemnifying Party that amount, if any, that such Indemnifying Party would not have been required to pay to such Indemnified Party or its Affiliate if such Net Recovery had been received prior to such payment by the Indemnifying Party.

Section 7.08Adjustment to Purchase Price. Any payment made pursuant to this ARTICLE VII shall be treated to the extent permitted under Applicable Tax Law as adjustments to the Purchase Price for all Tax purposes, and to the extent not so permitted, the amount of any such payment shall be increased to take into account the Tax, if any, resulting from the receipt of such payment.

Article VIII.

TERMINATION OF AGREEMENT

Section 8.01Right to Terminate.  Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing Date:

(a)	by the mutual written consent of the Purchaser and the Seller;

(b)	by the Purchaser, upon written notice to the Seller, if the transactions contemplated by this Agreement have not been consummated on or prior to December 31, 2021;
(c)

by the Purchaser, upon written notice to the Seller, if (i) a Governmental Authority of competent jurisdiction and existing in a jurisdiction in which the Company does business, has issued an Order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order has become final and non-appealable, or (ii) FINRA has advised that FINRA Final Approval will not be issued.

Section 8.02Effect of Termination.

(a)

In the event of termination of this Agreement pursuant to Section 8.01 (the “Termination”), the remaining obligations of this Agreement will become void and have no effect, without any liability or obligation on the part of the Purchaser or the Seller (or any of their directors, officers, employees, agents, legal and financial advisors, or other Representatives), other than the provisions of Section 5.02(b), Section 5.04, this Section 8.02, and Article X which will survive any termination of this Agreement; provided, however, that nothing herein will relieve any party from any liability for any pre-termination breach by such party of its covenants or agreements set forth in this Agreement.

(b)

Upon the Termination, Purchaser and Seller agree that they will promptly work together to cause the Company to be marketed and sold to a third party, and that upon the consummation of such sale transaction, the proceeds therefrom, net of Transaction Expenses which shall be allocated as between Purchaser and Seller in accordance with their respective ownership interests in the Company, shall be paid as follows: (i) the first One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of consideration paid by the third-party purchaser shall be paid to Seller, provided that if Seller has received a payment under Section 5.08, then the amount of the payment to be made to under this Section 8.02(b)(i) shall be reduced on a dollar for dollar basis by the amount paid to Seller under Section 5.08, and (ii) all amounts in excess of the amount payable to Seller pursuant to Section 8.02(b)(i) shall be paid to Purchaser, in each case in immediately available funds.

Article IX.

CONDITIONS TO CLOSING

Section 9.01Conditions to Obligations of the Parties.  The respective obligations of the Seller and the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following conditions:

(a)

None of the parties hereto will be subject to any Order, statute, rule, regulation, consent, decree, judgement or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement; and

(b)	FINRA Final Approval shall have been received.

Section 9.02Conditions to Obligations of the Seller.  The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following additional conditions:

(a)

The representations and warranties of the Purchaser set forth in this Agreement will be true and correct in all respects (provided that any representation or warranty of the Purchaser contained herein that is subject to a materiality, material adverse effect or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of the Purchaser), as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), except for such breaches that would not, individually or in the aggregate with any other breaches on the part of the Purchaser, materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement;

(b)

Each of the agreements and covenants of the Purchaser to be performed and complied with by the Purchaser pursuant to this Agreement prior to the Closing Date will have been duly performed and complied with in all material respects; and

(c)	The Purchaser will have delivered to the Seller the items required by Section 2.03(c) of this Agreement.

Section 9.03Conditions to Obligations of the Purchaser.  The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following conditions:

(a)

(i) The representations and warranties by the Seller set forth in this Agreement (other than the Fundamental Representations) will be true and correct in all respects (provided that any representation or warranty by the Seller contained herein that is subject to a materiality, material adverse effect or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of the Seller) as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), except for such breaches that would not, individually or in the aggregate with any other breaches on the part of the Seller, reasonably be expected to have a material adverse effect, and (ii) Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies) as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date);

(b)

Each of the agreements and covenants to be performed and complied with by the Seller pursuant to this Agreement prior to or as of the Closing Date will have been duly performed and complied with in all material respects;

(c)

Since the Execution Date, there shall not have occurred any event, change, development, effect, state of facts or condition that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect; and

(d)	The Seller will have delivered to the Purchaser the items required by Section 2.03(b) of this Agreement.

Section 9.04Frustration of Closing Conditions.  Neither the Purchaser nor the Seller may rely on the failure of any condition set forth in Section 9.01, Section 9.02 or Section 9.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to comply with its obligations to consummate the transactions contemplated by this Agreement.

Article X.

MISCELLANEOUS

Section 10.01Further Assurances. From time to time after the Closing Date, at the request of any party hereto and at the expense of the party so requesting, the other parties hereto shall execute and deliver to such requesting party such documents and take such other actions as such requesting party may reasonably request in order to consummate the transactions contemplated by this Agreement.

Section 10.02Notices. All notices, requests, demands, waivers, and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (i) by hand (including by reputable overnight courier), or (ii) by electronic mail (subject to non-automated confirmation of receipt):

(a)	If to the Purchaser or, after the Closing, the Company, to:

Address:	325 Warm Springs Road, Ste. 102
Las Vegas, NV 89119
Attention:	Eric Althofer, Chief Operating Officer
Email:	ealthofer@liveventures.com

With a mandatory copy, which shall not constitute notice, to:

Address:	Clark Hill LLP
1055 West Seventh Street, Ste. 2400
Los Angeles, CA 90017
Attention: Randy Katz, Esq.
Email:rkatz@clarkhill.com

(b)	If to Seller or, before the Closing, the Company to:

Address:	1295 Walt Whitman Road, Suite A
Melville, NY 11747

Attention:	Thomas Diamante
Email:	t.diamante@verizon.net

Attention:	Lawrence Zelin
Email:	larryzelin@yahoo.com

With a mandatory copy, which shall not constitute notice, to:

Address:	2 Swenson Drive
Woodbury, NY 11797

Attention:	Charles M. O’Rourke, Esq.
Email:	cor@corlawyer.com

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers, and communications shall be deemed to have been given (i) on the date on which so hand-delivered; (ii) on the third Business Day following the date on which so mailed; (iii) on the Business Day following the date on which deposited with a reputable overnight courier service;  and (iv) on the date on which so e-mailed and confirmed.

Section 10.03Amendment, Modification, and Waiver. This Agreement may be amended, modified, or supplemented at any time by written agreement of all parties hereto. Any failure of the Seller to comply with any term or provision of this Agreement may be waived by the Purchaser, and any failure of the Purchaser to comply with any term or provision of this Agreement may be waived by the Seller, at any time by an instrument in writing signed by or on behalf of such other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

Section 10.04Entire Agreement. This Agreement, the Disclosure Schedule, and the exhibits, schedules, and other documents referred to herein or contemplated hereby that form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter hereof.  This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

Section 10.05Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by applicable Law. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and that this Agreement shall be valid and enforceable as so modified.

Section 10.06Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors, and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned, directly or indirectly, by any party without the prior written consent of the other parties hereto, except that the Purchaser may assign or delegate all or any portion of its rights, obligations, or liabilities under this Agreement in whole or in part to its lenders as collateral security or to an Affiliate, provided, that no such assignment shall relieve the Purchaser of its obligations hereunder.  Any attempted assignment or delegation in contravention of this Section 10.06 shall be null and void.

Section 10.07No Third-Party Beneficiaries. Except as provided in Article VII, this Agreement is not intended and shall not be deemed to confer upon or give any Person except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action, or other right under or by reason of this Agreement.

Section 10.08Fees and Expenses; Transfer Taxes.

(a)

Except as set forth herein, each party hereto shall pay all fees and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby.

(b)

Relative to Compliance Exchange Group, LLC (“CXG”), (i) the Seller and the Purchaser shall each pay 50% of all fees and expenses of CXG in connection with the FINRA submission described in Section 5.07(b) and, (ii) the Purchaser shall pay any ongoing monthly fees payable to CXG.

(c)

The Seller shall pay all applicable sales, transfer, recording, deed, stamp, franchise, and other similar taxes resulting from the consummation of the transactions contemplated by this Agreement and the other agreements contemplated hereby, and the Purchaser shall, with the Seller’s cooperation or assistance, to the extent necessary, file all Tax Returns related hereto and thereto.

Section 10.09Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by email, or other electronic transmission, shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.10Interpretation; Construction. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term “Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, and a government or any department or agency thereof. As used in this Agreement, the term “Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended. Unless the context expressly requires otherwise: (a) the words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) words defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (c) “Dollars” and “$” mean U.S. dollars; (d) references herein to a specific Article, Section, or Exhibit shall refer, respectively, to an Article, a Section or an Exhibit of this Agreement; (e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (f) references herein to any Law shall be deemed to refer to such Law as amended, reenacted, supplemented, or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder; (g) references herein to any contract mean such contract as amended, supplemented, or modified (including any waiver thereto) in accordance with the terms thereof; (h) each accounting term not otherwise defined in this Agreement assigned to it in accordance with GAAP; and (i) whenever this Agreement refers to a number of days, such shall refer to calendar days, unless such reference is specifically to “Business Days.”

(a)

Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise, or rule of strict construction applied, favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived by the parties hereto.

Section 10.11Governing Law. This Agreement shall be governed by the laws of the State of New York, excluding choice of law principles of that or any other jurisdiction that would require the application of the laws of a jurisdiction other than the State of New York.  The Purchaser and the Seller hereby agree and consent to be subject to the exclusive jurisdiction of the state and federal courts in the State of New York, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the parties (i) waives the defense of inconvenient forum, (ii) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (iii) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by applicable Law. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT SUCH PARTIES MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY CERTIFIES THAT NEITHER IT NOR ANY OF ITS REPRESENTATIVES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT SEEK TO

ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. FURTHER, EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY RELIED ON THIS WAIVER OF RIGHT TO JURY TRIAL AS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT.

Section 10.12Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder will cause irreparable injury to the other parties to this Agreement for which monetary damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any party’s obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this Section 10.12 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

SALOMON WHITNEY LLC

By:	/s/ Thomas Diamante
THOMAS DIAMANTE, CEO

SELLER

ANGIA HOLDINGS LLC

By:	/s/ Thomas Diamante
THOMAS DIAMANTE, Managing Director

By:	/s/ Lawrence Zelin
LAWRENCE ZELIN, Managing Director

PURCHASER

SW AFFILIATED HOLDINGS LLC

By:	/s/ Jon Isaac
JON ISAAC, CEO

[Signature Page to Membership Interest Purchase Agreement]

EXHIBIT A

DEFINITIONS

“Action” means any claim, action, suit, audit, assessment, arbitration, demand or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Affiliate” has the meaning set forth in Section 10.10(a).

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Applicable Tax Law” means any Law of any nation, state, region, province, locality, municipality, or other jurisdiction relating to Taxes, including regulations and other official pronouncements of any Governmental Authority or political subdivision of such jurisdiction charged with interpreting such Laws.

“Audited Financial Statements” has the meaning set forth in Section 3.05(a).

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banks in Las Vegas, Nevada are authorized or obligated by law or executive order to close.

“Business” means providing financial planning and investment advisory services, and operating as a broker-dealer registered with the SEC and with FINRA.

“Cash” means all cash (including, for the avoidance of doubt, restricted cash) and cash equivalents (including marketable securities and short term investments) of the Company calculated in accordance with the Company Accounting Methodology, but shall not include the Undistributed Capital.

“Claim Notice” has the meaning set forth in Section 7.03(a).

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“Closing Payment” means an amount equal to the Final Payment, less any amounts required to be paid by Purchaser on behalf of the Company or the Seller in accordance with Section 2.05.

“CMA” means the Continuing Membership Application, submitted to FINRA by the Company, on behalf of the Purchaser, in accordance with the terms and conditions of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the preamble.

“Company Accounting Methodology” means the methods and practices utilized in preparing the Financial Statements, applied on a consistent basis, using consistent estimation methodologies and judgments, and with consistent classifications.

“Company Plans” has the meeting set forth in Section 3.10(a).

“Company Registered IP” has the meaning set forth in Section 3.08(a).

“Confidential Information” means any confidential or proprietary information concerning the Company or any of its members, Affiliates, or its or their business, employees, financial information, marketing, products, or services, including information provided in connection with this Agreement (including the schedules, exhibits and ancillary documents delivered herewith), the existence of this Agreement and the terms and conditions of this Agreement, the Transaction and the Business and affairs of the Company that is not already generally available to the public; provided, however, that “Confidential Information” shall not include information that the receiving party can establish by clear and convincing written evidence: (i) was independently developed by the receiving party without use of or reference to any Confidential Information belonging to the disclosing party; (ii) was acquired by the receiving party from a third party having the legal right to furnish same to the receiving party and not otherwise bound by confidentiality undertakings covering such information; (iii) was at the time in question (whether at disclosure or thereafter) generally known by or available to the public through no fault of the receiving party; or (iv) is required to be disclosed by the written order of a court or other Governmental Authority; provided, that the receiving party shall provide prompt written notice to the disclosing party so that the disclosing party may have time to take action to oppose or limit such order, and the receiving party shall provide reasonable cooperation to the disclosing party in furtherance of any such actions taken by the disclosing party; provided, further, that in the absence of a protective order, the disclosure shall be limited to that information that is required by Law to be disclosed, all in the manner set forth in Section 5.04(c).

“Confidentiality Agreement” has the meaning set forth in Section 5.03(b).

“CRD” has the meaning set forth in the recitals to this Agreement.

“Current Principals” means the direct and indirect principals set forth in the FINRA BrokerCheck® Report attached hereto as Exhibit B, with their current roles and responsibilities denoted through the Company’s registration with FINRA.

“Damages” means all losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and remediation and investigation expenses and reasonable attorneys’, consultants’ and other professional fees and expenses, including any reasonably foreseeable consequential, diminution in value or other damages paid or incurred by any party. Notwithstanding the foregoing, Damages shall exclude punitive damages (unless payable to a third party) and speculative or remote damages.

“Debt” means, without duplication, all liabilities and obligations of the Company for (i) borrowed money; (ii) notes, bonds, debentures, hedging and swap arrangements, or other similar instruments; (iii) capital leases, conditional sale or other title retention agreements with respect to property acquired; (iv) any obligations with respect to letters of credit, bankers acceptances, or similar credit transactions (other than any undrawn amount in respect of such letters of credit or similar credit transactions); (v) direct or indirect guarantees of Debt of the type referred to in clauses (i) through (iv) above to other Persons; and (vi) all accrued interest, premiums, penalties, redemption costs, and other charges in respect of each of the foregoing in clauses (i) through (v) above, in each case if and to the extent that any of the foregoing would appear as a liability on a balance sheet prepared in accordance with the Company Accounting Methodology.

“Deposit” means $4,257,075 (Four Million, Two Hundred Fifty-Seven Thousand Dollars), which amount shall be non-refundable.

“Disclosure Schedule” means the disclosure schedule delivered by the Seller to the Purchaser simultaneously with the execution of this Agreement.

“Dispute Notice” has the meaning set forth in Section 7.03(a).

“Distribution Directive” has the meaning set forth in Section 7.03(a).

“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.

“Employment Agreements” means the employment agreements between the Company and Thomas Diamante, and between the Company and Larry Zelin, in the form attached to this Agreement as Exhibit C.

“Environmental Condition” means the presence of any Hazardous Materials, including without limitation any pollution, contamination or damage to natural resources or the environment, caused by or relating to the use, manufacture, production, importation, refinement, processing, emission, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaching, pumping, pouring, emptying, discharging, injection, escaping, disposal, dumping or threatened release of Hazardous Materials by the Company or any other Person, in each case in a quantity or condition that would either (i) require notification, investigation, or clean up under Environmental Law, or (ii) would reasonably be expected to result in material liability to the Company. With respect to claims by employees or other third parties, Environmental Condition will also include the exposure of Persons to Hazardous Materials in excess of permitted amounts.

“Environmental Laws” means all laws, Permits and governmental agreements relating to pollution or protection of human health, safety or the environment, including Laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including ambient air, surface water, groundwater, land, surface, and subsurface strata) or otherwise relating to the use, manufacture, production, importation, refinement, processing, emission, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaching, pumping, pouring, emptying, discharging, injection, escaping, disposal, dumping or threatened release of Hazardous Materials, and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.   Environmental Laws include any laws relating to natural resources, pollution, protection of human health or the environment, or actual or threatened releases, discharges, or emissions into the environment or within structures.

“ERISA” has the meaning set forth in Section 3.10(a).

“Excluded Liabilities” means (a)  all Taxes and Tax obligations for and related to the Pre-Closing Period including, without limitation, any breach of Section 3.11; (b)  any claim by Person(s) who were holders of equity securities of the Company prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any Company equity securities, including options, stock or any other securities of the Company; (c) any unpaid Transaction Expenses; (d) any matter disclosed or required to be disclosed on Schedule 3.09 of the Disclosure Schedule and any matter asserted after the Closing which, if asserted prior to the Closing, would have been required to be set forth in Section 3.09 of the Disclosure Schedule.

“Execution Date” has the meaning set forth in the preamble of this Agreement.

“Failure Notice” has the meaning set forth in Section 5.07(c).

“Final Payment” means $1,000,000 (One Million Dollars).

“Financial Statements” has the meaning set forth in Section 3.05(a).

“FINRA” has the meaning set forth in the recitals to this Agreement.

“FINRA Correspondence” means any and all correspondence required by FINRA, and/or between FINRA and the Company, to support and obtain FINRA Final Approval.  FINRA Correspondence shall include, but not be limited to, (i) Purchaser’s access to and utilization of the Company’s CRD account and FINRA Firm Portal, (ii) the Seller’s prompt answering, under the direction and to the sole satisfaction of Purchaser, of any questions or requests for information posed to the Company by FINRA, and (iii) the CMA and any or all other correspondence between FINRA and Seller that Purchaser deems appropriate for FINRA Final Approval.

“FINRA Final Approval” shall mean FINRA’s issuance to the Company, and the Company’s receipt of, the new, final, written, unqualified and non-contingent Membership Agreement, in accordance with the CMA, which new Membership Agreement shall reflect FINRA’s acceptance of both ownership and management changes as described within the submitted CMA.

“FINRA Notification” has the meaning set forth in Section 5.08(b).

“Fundamental Representations” has the meaning set forth in Section 7.01.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Approval” has the meaning set forth in Section 3.04.

“Governmental Authority” has the meaning set forth in Section 3.04.

“Hazardous Material” means any waste, gas, liquid, or other substance or material  that is designated, listed or defined as a “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical,” or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of liability or responsibility, under any Environmental Law, including petroleum products, petroleum byproducts, petroleum breakdown products, waste oil, crude oil, urea formaldehyde, chlorinated solvents, volatile organic compounds, polychlorinated biphenyls or asbestos.

“Indemnification Claim” has the meaning set forth in Section 7.04.

“Indemnified Party” has the meaning set forth in Section 7.04.

“Indemnifying Party” means the party required to provide indemnification pursuant to Article VII.

“Information Technology” means computers, computer systems, servers, workstations, databases, and software programs.

“Initial Payment” means $1,743,925 (One Million, Seven Hundred Forty-Three Thousand Dollars).

“Initial Units” means 24.9% of the Units owned by Seller immediately prior to the execution of this Agreement.

“Internally Prepared Financial Statements” has the meaning set forth in Section 3.05(a).

“Intellectual Property” means all (a) patents, and all registrations and applications therefor; (b) trademarks, service marks, trade names, logos, and all registrations and applications therefor; (c) copyrights, and all registrations and applications therefor; and (d) internet domain names and all registrations therefor.

“IP Agreement” has the meaning set forth in Section 3.08(b).

“Law” means any law (including common law), act, Order, writ, decree, rule, statute, code, ordinance or regulation enacted, adopted, promulgated or applied by any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 3.07(b).

“Leases” has the meaning set forth in Section 3.07(b).

“Liens” means, with respect to any specified asset, any and all liens, claims, encumbrances, options, pledges, security interests, mortgages, deed of trusts, charges, easements, or encroachments thereon except for Permitted Liens.

“Material Contract” has the meaning set forth in Section 3.12.

“Material Customer” has the meaning set forth in Section 3.16.

“Material Supplier” has the meaning set forth in Section 3.16.

“Membership Agreement” has the meaning set forth in the recitals to this Agreement.

“Operating Agreement” means the limited liability company operating agreement of the Company, to be dated as of the Execution Date, between Seller and Purchaser, in the form attached to this Agreement as Exhibit D.

“Order” has the meaning set forth in Section 3.04.

“Owned Intellectual Property” means any and all Intellectual Property owned by the Company and used in the operation of the Business as currently conducted, including the Company Registered IP.

“Payoff Letters” means the letters in a commercially reasonable form provided by the lenders or other holders of Debt in connection with the repayment of Debt.

“Permits” has the meaning set forth in Section 3.13.

“Permitted Liens” means (i) statutory Liens or other Liens arising by operation of law securing payments not yet due or that are being contested in good faith, including Liens of warehousemen, mechanics, suppliers, materialmen and repairmen; (ii) Liens for Taxes not yet due and payable or for current Taxes that may thereafter be paid without penalty or that are being contested in good faith and by appropriate proceedings; and (iii) Liens reflected or reserved against or otherwise disclosed on the Financial Statements or notes thereto or securing liabilities reflected on the Financial Statements or notes thereto.

“Person” has the meaning set forth in Section 10.10(a).

“Personal Property” has the meaning set forth in Section 3.06(a).

“Plans” has the meaning set forth in Section 3.10(a).

“Post-Closing Period” means, with respect to the Company, any Tax Period commencing after the Closing Date and the portion of any Straddle Period commencing after the Closing Date.

“Pre-Closing Period” means, with respect to the Company, any Tax Period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Purchase Price” means an amount equal to the sum of (i) the Initial Payment, (ii) the Deposit, and (iii) the Final Payment.

“Purchased Units” has the meaning set forth in the recitals to this Agreement.

“Purchaser Claimed Amount” has the meaning set forth in Section 7.03(a).

“Purchaser Claims” has the meaning set forth in Section 7.02(a).

“Purchaser Indemnified Parties” has the meaning set forth in Section 7.02(a).

“Purchaser Transaction Agreements” has the meaning set forth in Section 4.01.

“Purchaser” has the meaning set forth in the preamble of this Agreement.

“Purchaser’s Returns” has the meaning set forth in Section 6.01(b).

“Real Property” has the meaning set forth in Section 3.07(a).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant).

“Remaining Units” means all of the Purchased Units, other than the Initial Units.

“Representatives” has the meaning set forth in Section 5.06.

“Restricted Period” means the period commencing on the Closing Date and ending on the date that is five (5) years following the Closing Date.

“SEC” has the meaning set forth in the recitals to this Agreement.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Claimed Amount” has the meaning set forth in Section 7.03(b).

“Seller Claims” has the meaning set forth in Section 7.02(b).

“Seller Indemnified Parties” has the meaning set forth in Section 7.02(b).

“Seller Plans” has the meeting set forth in Section 3.10(a).

“Seller Transaction Agreements” has the meaning set forth in Section 3.01.

“Sellers’ Knowledge” or words of similar effect means the actual knowledge, after reasonable inquiry (knowledge for the avoidance of doubt shall include such inquiry that a prudent business person would have made to gain reasonable understanding and determination of the accuracy of such fact or matter), of any of the following individuals: Thomas Diamante and Larry Zelin.

“Seller’s Returns” has the meaning set forth in Section 6.01(a).

“Straddle Period” means, with respect to the Company, any Tax Period that begins before and ends after the Closing Date.

“Special Representations” has the meaning set forth in Section 7.01.

“Survival Expiration Date” has the meaning set forth in Section 7.01.

“Tax” or “Taxes” means any income, corporation, gross receipts, profits, gains, built-in gains, capital stock, capital duty, franchise, withholding, social security (including any social security charge or premium), payroll, employment, unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity (whether national, local, municipal, or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing, and including any transferee or secondary liability in respect of any tax (whether by Law, contractual agreement, or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary, or similar group.

“Tax Authority” means, with respect to any Tax, the Governmental Authority or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such Governmental Authority or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Tax Period” means, with respect to any Tax, the period for which the Tax is reported as provided under Applicable Tax Laws.

“Tax Proceeding” has the meaning set forth in Section 6.01(a).

“Tax Return” means, with respect to any Tax, any information return with respect to such Tax, any report, statement, declaration, or document required to be filed under the Applicable Tax Law in respect of such Tax, any claims for refund of Taxes paid, and any amendment or supplements to any of the foregoing.

“Termination” has the meaning set forth in Section 8.02(a).

“Territory” means (a) within the State of New York, (b) within the State of Florida, or (c) within a radius of fifty (50) miles from any location from which the Company operates as of the Closing Date or during the Restricted Period.

“Transaction Expenses” means an amount in cash equal to, as of immediately prior to the Closing, the sum of (i) the outstanding fees and expenses of the Seller’s and the Company’s counsel and accountants incurred by the Sellers and the Company on or prior to the Closing Date in connection with the transactions contemplated by this Agreement, (ii) any amounts due and payable to any broker or consultant on behalf of the Sellers or the Company in connection with the transactions contemplated by this Agreement, and (iii) all other outstanding fees and expenses incurred by the Sellers and the Company on or prior to the Closing Date in connection with the transactions contemplated by this Agreement. Except as expressly set forth in this Agreement, all Transaction Expenses shall be the responsibility of the Seller, and not the Company or the Purchaser.

“Transaction” means the purchase and sale of the Purchased Units under this Agreement.

“Units” has the meaning set forth in the recitals to this Agreement.

EXECUTION VERSION

EXHIBIT B

FINRA BrokerCheck® Report

BrokerCheck Report

SW FINANCIAL

CRD# 145012

Section Title	Page(s)

Report Summary	1

Firm Profile	2 - 7

Firm History	8

Firm Operations	9 - 14

Disclosure Events	15

About BrokerCheck®

BrokerCheck offers information on all current, and many former, registered securities brokers, and all current and former registered securities firms. FINRA strongly encourages investors to use BrokerCheck to check the background of securities brokers and brokerage firms before deciding to conduct, or continue to conduct, business with them.

•    What is included in a BrokerCheck report?

•           BrokerCheck reports for individual brokers include information such as employment history, professional qualifications, disciplinary actions, criminal convictions, civil judgments and arbitration awards. BrokerCheck reports for brokerage firms include information on a firm’s profile, history, and operations, as well as many of the same disclosure events mentioned above.

•               Please note that the information contained in a BrokerCheck report may include pending actions or allegations that may be contested, unresolved or unproven. In the end, these actions or allegations may be resolved in favor of the broker or brokerage firm, or concluded through a negotiated settlement with no admission or finding of wrongdoing.

•    Where did this information come from?

•               The information contained in BrokerCheck comes from FINRA’s Central Registration Depository, or CRD® and is a combination of:

o   information FINRA and/or the Securities and Exchange Commission (SEC) require brokers and brokerage firms to submit as part of the registration and licensing process, and

o   information that regulators report regarding disciplinary actions or allegations against firms or brokers.

•    How current is this information?

•               Generally, active brokerage firms and brokers are required to update their professional and disciplinary information in CRD within 30 days. Under most circumstances, information reported by brokerage firms, brokers and regulators is available in BrokerCheck the next business day.

•    What if I want to check the background of an investment adviser firm or investment adviser representative?

•               To check the background of an investment adviser firm or representative, you can search for the firm or individual in BrokerCheck. If your search is successful, click on the link provided to view the available licensing and registration information in the SEC's Investment Adviser Public Disclosure (IAPD) website at https://www.adviserinfo.sec.gov. In the alternative, you may search the IAPD website directly or contact your state securities regulator at http://www.finra.org/Investors/ToolsCalculators/BrokerCheck/P455414.

•    Are there other resources I can use to check the background of investment professionals?

•               FINRA recommends that you learn as much as possible about an investment professional before deciding to work with them. Your state securities regulator can help you research brokers and investment adviser representatives doing business in your state.

Thank you for using FINRA BrokerCheck.

Using this site/information means that you accept the FINRA BrokerCheck Terms and Conditions. A complete list of Terms and Conditions can be found at

brokercheck.finra.org

For additional information about the contents of this report, please refer to the User Guidance or www.finra.org/brokercheck. It provides a glossary of terms and a list of frequently asked questions, as well as additional resources.

For more information about FINRA, visit www.finra.org.

SW FINANCIAL CRD# 145012 SEC# 8-6768	Report Summary for this Firm
	This report summary provides an overview of the brokerage firm. Additional information for this firm can be found in the detailed report.
	Firm Profile	Disclosure Events

Main Office Location

1295 WALT WHITMAN RD. SUITE A

MELVILLE, NY 11747

Regulated by FINRA Long Island Office

Mailing Address

1295 WALT WHITMAN RD. SUITE A

MELVILLE, NY 11747

Business Telephone Number

(631) 482-1150

	This firm is classified as a limited liability company This firm was formed in New York on 06/11/2007. Its fiscal year ends in December.

Brokerage firms are required to disclose certain criminal matters, regulatory actions, civil judicial proceedings and financial matters in which the firm or one of its control affiliates has been involved.

	Firm History
	Information relating to the brokerage firm's history such as other business names and successions (e.g., mergers, acquisitions) can be found in the detailed report.	Are there events disclosed about this film? Yes

		The following types of disclosures have been reported:
	Firm Operations	Type	Count

	This firm is registered with:	Regulatory Event	4

	• the SEC	Arbitration	1
	• 1 Self-Regulatory Organization
	• 53 U.S. states and territories

	Is this brokerage firm currently suspended with any regulator? No

	This firm conducts 12 types of businesses.

	This firm is not affiliated with any financial or investment institutions.

	This firm has referral or financial arrangements with other brokers or dealers

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	1

Firm Profile

This firm is classified as a limited liability company.

This firm was formed in New York on 06/11/2007.

Its fiscal year ends in December.

Firm Names and Locations

This section provides the brokerage firm's full legal name, "Doing Business As" name, business and mailing addresses, telephone number, and any alternate name by which the firm conducts business and where such name is used.

SALOMON WHITNEY LLC

Doing business as SW FINANCIAL

CRD#      145012

SEC#      8-67688

Main Office Location

1295 WALT WHITMAN RD.

SUITE A

MELVILLE, NY 11747

Regulated by FINRA Long Island Office

Mailing Address

1295 WALT WHITMAN RD.

SUITE A

MELVILLE, NY 11747

Business Telephone Number

(631) 482-1150

Other Names of this Firm

Name	Where is it used

SW FINANCIAL

AK, AL, AR, AZ, CA,

CO, CT, DC, DE, FL,

GA, HI, IA, ID, IL, IN,

KS, KY, LA, MA, MD,

ME, MI, MN, MO,

MS, MT, NC, ND, NE,

NH, NJ, NM, NV, NY,

OH, OK, OR, PA, PR,

RI, SC, SD, TN, TX,

UT, VA, VI, VT, WA, WI, WV, WY

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	2

This section provides information relating to all direct owners and executive officers of the brokerage firm.

Direct Owners and Executive Officers

Legal Name & CRD# (if any):

Is this a domestic or foreign entity or an individual?

Position

Position Start Date

Percentage of Ownership

Does this owner direct the management or policies of the firm?

Is this a public reporting company?

ANGIA HOLDINGS, LLC Domestic Entity 100% OWNER/SOLE MEMBER 06/2007 75% or more Yes No

Legal Name & CRD# (if any):

Is this a domestic or foreign entity or an individual?

Position

Position Start Date

Percentage of Ownership

Does this owner direct the management or policies of the firm?

Is this a public reporting company?

BOYLE, BRUCE 1796066 Individual CCO 11/2019 Less than 5% Yes No

Legal Name & CRD# (if any):

Is this a domestic or foreign entity or an individual?

Position

Position Start Date

Percentage of Ownership

Does this owner direct the management or policies of the firm?

Is this a public reporting company?

DIAMANTE, THOMAS 1645257 Individual CEO 06/2007 Less than 5% Yes No

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	3

Legal Name & CRD# (if any):

Is this a domestic or foreign entity or an individual?

Position

Position Start Date

Percentage of Ownership

Does this owner direct the management or policies of the firm?

Is this a public reporting company?

ZELIN, LAWRENCE ARNOLD 1655034 Individual CFO 01/2016 Less than 5% Yes No

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	4

This section provides information relating to any indirect owners of the brokerage firm.
Indirect Owners

Legal Name & CRD# (if any):

Is this a domestic or foreign entity or an individual?

Company through which indirect ownership is established

Relationship to Direct Owner

Relationship Established

Percentage of Ownership

Does this owner direct the management or policies of the firm?

Is this a public reporting company?

DIAMANTE, THOMAS 1645257 Individual TJD CAPITAL, LLC OWNER 12/2017 75% or more Yes No

Legal Name & CRD# (if any):

Is this a domestic or foreign entity or an individual?

Company through which indirect ownership is established

Relationship to Direct Owner

Relationship Established

Percentage of Ownership

Does this owner direct the management or policies of the firm?

Is this a public reporting company?

ZELIN, LAWRENCE ARNOLD 1655034 Individual WOODBURY CAPITAL OWNER 2/2017 75% or more Yes No

Legal Name & CRD# (if any):

Is this a domestic or foreign entity or an individual?

Company through which indirect ownership is established

Relationship to Direct Owner

Relationship Established

Percentage of Ownership

Does this owner direct the management or policies of the firm?

Is this a public reporting company?

TJD CAPITAL, LLC Domestic Entity ANGIA HOLDINGS, LLC OWNER 12/2017 50% but less than 75% No No

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	5

Legal Name & CRD# (if any):

Is this a domestic or foreign entity or an individual?

Company through which indirect ownership is established

Relationship to Direct Owner

Relationship Established

Percentage of Ownership

Does this owner direct the management or policies of the firm?

Is this a public reporting company?

WOODBURY CAPITAL, INC Domestic Entity ANGIA HOLDINGS, LLC OWNER 12/2017 25% but less than 50% No No

Firm History
This section provides information relating to any successions (e.g., mergers, acquisitions) involving the firm. No information reported.

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	6

Registrations

This section provides information about the regulators (Securities and Exchange Commission (SEC), self-regulatory organizations (SROs), and U.S. states and territories) with which the brokerage firm is currently registered and licensed, the date the license became effective, and certain information about the firm's SEC registration.

This firm is currently registered with the SEC, 1 SRO and 53 U.S. states and territories.

Federal Regulator	Status	Date Effective
SEC	Approved	01/24/2008

SEC Registration Questions

This firm is registered with the SEC as:

A broker-dealer:      Yes

A broker-dealer and government securities broker or dealer:      Yes

A government securities broker or dealer only:      No

This firm has ceased activity as a government securities broker or dealer:    No

Self-Regulatory Organization	Status	Date Effective
FINRA	Approved	01/24/2008

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	7

Registrations (continued)

U.S. States & Territories	Status	Date Effective	U.S. States & Territories	Status	Date Effective

Alabama	Approved	10/30/2008	North Carolina	Approved	05/07/2008
Alaska	Approved	01/04/2011	North Dakota	Approved	04/12/2011
Arizona	Approved	10/10/2008	Ohio	Approved	07/23/2008
Arkansas	Approved	02/18/2011	Oklahoma	Approved	04/30/2008
California	Approved	02/11/2008	Oregon	Approved	10/14/2008
Colorado	Approved	09/22/2008	Pennsylvania	Approved	07/14/2008
Connecticut	Approved	04/09/2008	Puerto Rico	Approved	05/05/2010
Delaware	Approved	05/05/2011	Rhode Island	Approved	02/15/2011
District of Columbia	Approved	10/30/2008	South Carolina	Approved	10/22/2008
Florida	Approved	04/09/2008	South Dakota	Approved	01/10/2011
Georgia	Approved	10/02/2008	Tennessee	Approved	01/07/2009
Hawaii	Approved	02/22/2011	Texas	Approved	10/06/2008
Idaho	Approved	06/15/2009	Utah	Approved	09/15/2008
Illinois	Approved	10/17/2008	Vermont	Approved	02/17/2011
Indiana	Approved	12/01/2008	Virgin Islands	Approved	03/08/2011
Iowa	Approved	10/10/2008	Virginia	Approved	09/15/2008
Kansas	Approved	10/24/2008	Washington	Approved	04/25/2008
Kentucky	Approved	09/22/2008	West Virginia	Approved	10/21/2008
Louisiana	Approved	09/29/2008	Wisconsin	Approved	06/30/2008
Maine	Approved	03/30/2011	Wyoming	Approved	03/22/2010
Maryland	Approved	05/13/2008
Massachusetts	Approved	02/15/2008
Michigan	Approved	07/18/2008
Minnesota	Approved	04/28/2008
Mississippi	Approved	09/12/2008
Missouri	Approved	07/31/2008
Montana	Approved	10/15/2008
Nebraska	Approved	10/08/2008
Nevada	Approved	10/14/2008
New Hampshire	Approved	04/04/2008
New Jersey	Approved	04/21/2008
New Mexico	Approved	03/01/2011
New York	Approved	01/30/2008

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	8

Types of Business

This section provides the types of business, including non-securities business, the brokerage firm is engaged in or expects to be engaged in.

This firm currently conducts 12 types of businesses.

Types of Business

Broker or dealer retailing corporate equity securities over-the-counter
Broker or dealer selling corporate debt securities
Underwriter or selling group participant (corporate securities other than mutual funds)
Mutual fund retailer
U S. government securities broker
Municipal securities broker
Broker or dealer selling variable life insurance or annuities
Solicitor of time deposits in a financial institution
Put and call broker or dealer or option writer
Non-exchange member arranging for transactions in listed securities by exchange member
Private placements of securities

Other - THE APPLICANT EXPECTS TO OFFER CORPORATE FINANCE CONSULTING THAT MAY INCLUDE FROM TIME TO TIME CONSULTATION REGARDING MERGERS AND/OR ACQUISITIONS. THE FIRM DISTRIBUTES THIRD PARTY RESEARCH.

THE APPLICANT EXPECTS TO EFFECT SECURITIES TRANSACTIONS INVOLVING REGISTERED AND UNREGISTERED (PRIVATE), UNLISTED REAL ESTATE INVESTMENT TRUSTS ("REITS")

Other Types of Business This firm does not effect transactions in commodities, commodity futures, or commodity options. This firm does engage in other non-securities business.
Non-Securities Business Description:	THE APPLICANT EXPECTS TO OFFER CORPORATE FINANCE CONSULTING THAT MAY INCLUDE FROM TIME TO TIME CONSULTATION REGARDING MERGERS AND/OR ACQUISITIONS.

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	9

Clearing Arrangements

This firm does not hold or maintain funds or securities or provide clearing services for other broker-dealer(s).

Introducing Arrangements

This firm does refer or introduce customers to other brokers and dealers.

Name: CRD #: Business Address: Effective Date: Description:	AXOS CLEARING LLC 117176 1200 LANDMARK CENTER 1299 FARNAM STREET-SUITE 800 OMAHA, NE 68102-1916 12/31/2015 THE FIRM CLEARS ITS BUSINESS ON A FULLY-DISCLOSED BASIS WITH THE ABOVE NAMED ENTITY.

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	10

Industry Arrangements This firm does have books or records maintained by a third party.
Name: CRD #: Business Address: Effective Date: Description:	AXOS CLEARING LLC 117176 1200 LANDMARK CENTER 1299 FARNAM STREET-SUITE 800 OMAHA, NE 68102-1916 12/31/2015 THE FIRM CLEARS ITS BUSINESS ON A FULLY-DISCLOSED BASIS WITH THE ABOVE NAMED ENTITY.

This firm does not have accounts, funds, or securities maintained by a third party. This firm does have customer accounts, funds, or securities maintained by a third party.
Name: CRD #: Business Address: Effective Date: Description:	AXOS CLEARING LLC 117176 1200 LANDMARK CENTER 1299 FARNAM STREET-SUITE 800 OMAHA, NE 68102-1916 12/31/2015 THE FIRM CLEARS ITS BUSINESS ON A FULLY-DISCLOSED BASIS WITH THE ABOVE NAMED ENTITY.

Control Persons/Financing

This firm does not have individuals who control its management or policies through agreement.

This firm does not have individuals who wholly or partly finance the firm's business.

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	11

Organization Affiliates

This section provides information on control relationships the firm has with other firms in the securities, investment advisory, or banking business.

This firm is not, directly or indirectly:

•    in control of

•    controlled by

•    or under common control with the following partnerships, corporations, or other organizations engaged in the securities or investment advisory business.

This firm is not directly or indirectly, controlled by the following:

•    bank holding company

•    national bank

•    state member bank of the Federal Reserve System

•    state non-member bank

•    savings bank or association

•    credit union

•    or foreign bank

Disclosure Events

All firms registered to sell securities or provide investment advice are required to disclose regulatory actions, criminal or civil judicial proceedings, and certain financial matters in which the firm or one of its control affiliates has been involved. For your convenience, below is a matrix of the number and status of disclosure events involving this brokerage firm or one of its control affiliates. Further information regarding these events can be found in the subsequent pages of this report.

	Pending	Final	On Appeal
Event	0	4	0
Arbitration	N/A	1	N/A

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	12

Disclosure Event Details

What you should know about reported disclosure events:

1

BrokerCheck provides details for any disclosure event that was reported in CRD. It also includes summary information regarding FINRA arbitration awards in cases where the brokerage firm was named as a respondent.

2	Certain thresholds must be met before an event is reported to CRD, for example:
O	A law enforcement agency must file formal charges before a brokerage firm is required to disclose a particular criminal event.
3	Disclosure events in BrokerCheck reports come from different sources:
O

Disclosure events for this brokerage firm were reported by the firm and/or regulators. When the firm and a regulator report information for the same event, both versions of the event will appear in the BrokerCheck report. The different versions will be separated by a solid line with the reporting source labeled.

4	There are different statuses and dispositions for disclosure events:
O	A disclosure event may have a status of pending, on appeal, or final.
§	A "pending" event involves allegations that have not been proven or formally adjudicated.
§	An event that is "on appeal" involves allegations that have been adjudicated but are currently being appealed.
§	A "final" event has been concluded and its resolution is not subject to change.
O	A final event generally has a disposition of adjudicated, settled or otherwise resolved.
§

An "adjudicated" matter includes a disposition by (1) a court of law in a criminal or civil matter, or (2) an administrative panel in an action brought by a regulator that is contested by the party charged with some alleged wrongdoing.

§

A "settled" matter generally involves an agreement by the parties to resolve the matter. Please note that firms may choose to settle customer disputes or regulatory matters for business or other reasons.

§	A "resolved" matter usually involves no payment to the customer and no finding of wrongdoing on the part of the individual broker. Such matters generally involve customer disputes.
5	You may wish to contact the brokerage firm to obtain further information regarding any of the disclosure events contained in this BrokerCheck report.

Regulatory - Final

This type of disclosure event involves (1) a final, formal proceeding initiated by a regulatory authority (e.g., a state securities agency, self-regulatory organization, federal regulator such as the U.S. Securities and Exchange Commission, foreign financial regulatory body) for a violation of investment-related rules or regulations; or (2) a revocation or suspension of the authority of a brokerage firm or its control affiliate to act as an attorney, accountant or federal contractor.

Disclosure 1 of 4	0
Reporting Source:	N/A
Current Status:	Final

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	13

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	14

Allegations:

WITHOUT ADMITTING OR DENYING THE FINDINGS, THE FIRM CONSENTED

TO THE SANCTIONS AND TO THE ENTRY OF FINDINGS THAT IT FAILED TO ESTABLISH AND MAINTAIN A SUPERVISORY SYSTEM, AND ESTABLISH, MAINTAIN AND ENFORCE WRITTEN SUPERVISORY PROCEDURES (WSPS), REASONABLY DESIGNED TO SUPERVISE REPRESENTATIVES' MUTUAL FUND RECOMMENDATIONS. THE FINDINGS STATED THAT BASED ON UNSUITABLE RECOMMENDATIONS MADE BY THE FIRM'S REPRESENTATIVE TO A CUSTOMER, A SENIOR INVESTOR, THE CUSTOMER SOLD MUTUAL FUNDS HELD IN HIS IRA ACCOUNT AT THE FIRM AND USED THE PROCEEDS, TOTALING APPROXIMATELY $865,000, TO PURCHASE CLASS A SHARES OF 14 DIFFERENT MUTUAL FUNDS FROM 12 DIFFERENT FUND FAMILIES. THE RECOMMENDATION TO SWITCH TO NEW MUTUAL FUNDS WAS UNSUITABLE BECAUSE THE NEW MUTUAL FUNDS' WERE NOT CONSISTENT WITH THE CUSTOMER'S INVESTMENT OBJECTIVES OF CAPITAL PRESERVATION, THE CLASS A SHARES WERE NOT CONSISTENT WITH THE CUSTOMER'S SHORTER INVESTMENT HORIZON, AND BY PURCHASING MUTUAL FUNDS FROM DIFFERENT MUTUAL FUND FAMILIES, THE CUSTOMER DID NOT RECEIVE ALL AVAILABLE BREAKPOINT DISCOUNTS. FURTHER, THE FIRM DESIGNATED AN INDIVIDUAL AS THE PRINCIPAL RESPONSIBLE FOR THE SUPERVISION OF REPRESENTATIVES' MUTUAL FUND RECOMMENDATIONS. HOWEVER, THIS INDIVIDUAL LACKED A REASONABLE UNDERSTANDING OF MUTUAL FUNDS SO THAT HE WILL PROPERLY DISCHARGE HIS SUPERVISORY RESPONSIBILITIES. AS A RESULT, WHILE REVIEWING THE REPRESENTATIVE'S RECOMMENDATIONS TO THE CUSTOMER, THE FIRM, THROUGH ITS DESIGNATED PRINCIPAL, FAILED TO CONSIDER AND ENSURE THAT THE INVESTMENT OBJECTIVES OF THE NEW MUTUAL FUNDS WERE CONSISTENT WITH THE CUSTOMER'S INVESTMENT OBJECTIVE, THE CLASS A SHARES WERE APPROPRIATE FOR HIS SHORT-TERM INVESTMENT HORIZON AND HE RECEIVED THE BENEFIT OF AVAILABLE BREAKPOINT DISCOUNTS. THE FIRM FAILED TO ENSURE THAT MUTUAL FUND SWITCH LETTERS SENT BY THE REPRESENTATIVE TO THE CUSTOMER INCLUDED CRITICAL INFORMATION, INCLUDING THE AMOUNT OF THE SALES CHARGES FOR THE NEW MUTUAL FUNDS. THE FINDINGS ALSO STATED THAT THE FIRM FAILED TO INSTITUTE AND ENFORCE PROCEDURES TO ENSURE THAT ITS

REPRESENTATIVES DID NOT CONTACT INDIVIDUALS LISTED ON THE FIRM'S DO-NOT-CALL REGISTRY AND THE NATIONAL DO-NOT-CALL REGISTRY. AS PART OF ITS BUSINESS, THE FIRM'S REGISTERED REPRESENTATIVES MADE COLD CALLS TO PROSPECTIVE CUSTOMERS. HOWEVER, THE FIRM DID NOT PROVIDE ANY TELEMARKETING TRAINING TO ITS REGISTERED REPRESENTATIVES. THE FIRM'S REPRESENTATIVES PLACED CALLS OUTSIDE OF THE PERMISSIBLE HOURS AND TO PHONE NUMBERS THAT WERE ON THE FIRM'S DO-NOT-CALL LIST. NEVERTHELESS, THE FIRM HAS SUBSCRIBED TO THE NATIONAL DO-NOT-CALL REGISTRY AND HAS IMPLEMENTED AN AUTOMATED SYSTEM FOR CALL BLOCKING TO PREVENT CALLS FROM BEING MAKE TO NUMBERS ON THE FIRM'S AND THE NATIONAL DO-NOT-CALL LISTS.

Initiated By:	FINRA
Date Initiated:	02/27/2018
Docket/Case Number:	2015043645102
Principal Product Type:	Mutual Found(s)
Other Product Type(s):
Principal Sanction(s)/Relief Sought:
Other Sanction(s)/Relief Sought:
Resolution:	Acceptance, Waiver & Consent(AWC)
Resolution Date:	02/27/2018
Does the order constitute a final order based on violations of any laws or regulations that prohibit fraudulent, manipulative, or deceptive conduct?	No
Sanctions Ordered:	Censure Monetary/Fine $35,000.00 Disgorgement/Restitution
Other Sanctions Ordered:	UNDERTAKING
Sanction Details:

THE FIRM WAS CENSURED, FINED $35,000, ORDERED TO PAY $49,687.44, PLUS INTEREST, IN RESTITUTION TO A CUSTOMER AND REQUIRED TO REVIEW AND REVISE ITS SYSTEMS AND PROCEDURES (WRITTEN AND OTHERWISE) REGARDING THE SUPERVISION OF MUTUAL FUND TRANSACTIONS AND TELEMARKETING ACTIVITIES TO ENSURE THAT ITS SYSTEMS AND PROCEDURES ARE REASONABLY DESIGNED TO ACHIEVE COMPLIANCE WITH ALL SECURITIES LAWS, REGULATIONS AND FINRA RULES. 3/10/2020 FINE PAID IN FULL.

Regulator Statement	FINES PAID IN FULL ON MARCH 30, 2020.

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	15

Reporting Source: Current Status:	Firm Final

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	16

Allegations:

WITHOUT ADMITTING OR DENYING THE FINDINGS, THE FIRM CONSENTED

TO THE SANCTIONS AND TO THE ENTRY OF FINDINGS THAT IT FAILED TO ESTABLISH AND MAINTAIN A SUPERVISORY SYSTEM, AND ESTABLISH, MAINTAIN AND ENFORCE WRITTEN SUPERVISORY PROCEDURES (WSPS), REASONABLY DESIGNED TO SUPERVISE REPRESENTATIVES' MUTUAL FUND RECOMMENDATIONS. THE FINDINGS STATED THAT BASED ON UNSUITABLE RECOMMENDATIONS MADE BY THE FIRM'S REPRESENTATIVE TO A CUSTOMER, A SENIOR INVESTOR, THE CUSTOMER SOLD MUTUAL FUNDS HELD IN HIS IRA ACCOUNT AT THE FIRM AND USED THE PROCEEDS, TOTALING APPROXIMATELY $865,000, TO PURCHASE CLASS A SHARES OF 14 DIFFERENT MUTUAL FUNDS FROM 12 DIFFERENT FUND FAMILIES. THE RECOMMENDATION TO SWITCH TO NEW MUTUAL FUNDS WAS UNSUITABLE BECAUSE THE NEW MUTUAL FUNDS' WERE NOT CONSISTENT WITH THE CUSTOMER'S INVESTMENT OBJECTIVES OF CAPITAL PRESERVATION, THE CLASS A SHARES WERE NOT CONSISTENT WITH THE CUSTOMER'S SHORTER INVESTMENT HORIZON, AND BY PURCHASING MUTUAL FUNDS FROM DIFFERENT MUTUAL FUND FAMILIES, THE CUSTOMER DID NOT RECEIVE ALL AVAILABLE BREAKPOINT DISCOUNTS. FURTHER, THE FIRM DESIGNATED AN INDIVIDUAL AS THE PRINCIPAL RESPONSIBLE FOR THE SUPERVISION OF REPRESENTATIVES' MUTUAL FUND RECOMMENDATIONS. HOWEVER, THIS INDIVIDUAL LACKED A REASONABLE UNDERSTANDING OF MUTUAL FUNDS SO THAT HE WILL PROPERLY DISCHARGE HIS SUPERVISORY RESPONSIBILITIES. AS A RESULT, WHILE REVIEWING THE REPRESENTATIVE'S RECOMMENDATIONS TO THE CUSTOMER, THE FIRM, THROUGH ITS DESIGNATED PRINCIPAL, FAILED TO CONSIDER AND ENSURE THAT THE INVESTMENT OBJECTIVES OF THE NEW MUTUAL FUNDS WERE CONSISTENT WITH THE CUSTOMER'S INVESTMENT OBJECTIVE, THE CLASS A SHARES WERE APPROPRIATE FOR HIS SHORT-TERM INVESTMENT HORIZON AND HE RECEIVED THE BENEFIT OF AVAILABLE BREAKPOINT DISCOUNTS. THE FIRM FAILED TO ENSURE THAT MUTUAL FUND SWITCH LETTERS SENT BY THE REPRESENTATIVE TO THE CUSTOMER INCLUDED CRITICAL INFORMATION, INCLUDING THE AMOUNT OF THE SALES CHARGES FOR THE NEW MUTUAL FUNDS. THE FINDINGS ALSO STATED THAT THE FIRM FAILED TO INSTITUTE AND ENFORCE PROCEDURES TO ENSURE THAT ITS REPRESENTATIVES DID NOT CONTACT INDIVIDUALS LISTED ON THE FIRM'S DO-NOT-CALL REGISTRY AND THE NATIONAL DO-NOT-CALL REGISTRY. AS PART OF ITS BUSINESS, THE FIRM'S REGISTERED REPRESENTATIVES MADE COLD CALLS TO PROSPECTIVE CUSTOMERS. HOWEVER, THE FIRM DID NOT PROVIDE ANY TELEMARKETING TRAINING

TO ITS REGISTERED REPRESENTATIVES. THE FIRM'S REPRESENTATIVES PLACED CALLS OUTSIDE OF THE PERMISSIBLE HOURS AND TO PHONE NUMBERS THAT WERE ON THE FIRM'S DO-NOT-CALL LIST. NEVERTHELESS, THE FIRM HAS SUBSCRIBED TO THE NATIONAL DO-NOT-CALL REGISTRY AND HAS IMPLEMENTED AN AUTOMATED SYSTEM FOR CALL BLOCKING TO PREVENT CALLS FROM BEING MAKE TO NUMBERS ON THE FIRM'S AND THE NATIONAL DO-NOT-CALL LISTS.

Initiated By:	FINRA
Date Initiated:	02/27/2018
Docket/Case Number:	2015043645102
Principal Product Type:	Mutual Fund(s)
Other Product Type(s):
Principal Sanction(s)/Relief Sought:
Other Sanction(s)/Relief Sought:
Resolution:	Acceptance, Waiver & Consent(AWC)
Resolution Date:	02/27/2018
Sanctions Ordered:	Censure Monetary/Fine $35,000.00 Disgorgement/Restitution
Other Sanctions Ordered:
Sanction Details:

THE FIRM WAS CENSURED, FINED $35,000, ORDERED TO PAY $49,687.44, PLUS INTEREST, IN RESTITUTION TO A CUSTOMER AND REQUIRED TO REVIEW AND REVISE ITS SYSTEMS AND PROCEDURES (WRITTEN AND OTHERWISE) REGARDING THE SUPERVISION OF MUTUAL FUND TRANSACTIONS AND TELEMARKETING ACTIVITIES TO ENSURE THAT ITS SYSTEMS AND PROCEDURES ARE REASONABLY DESIGNED TO ACHIEVE COMPLIANCE WITH ALL SECURITIES LAWS, REGULATIONS AND FINRA RULES.

Disclosure 2 of 4
Reporting Source:	Regulator
Current Status:	Final

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	17

Allegations:

WITHOUT ADMITTING OR DENYING THE FINDINGS, THE FIRM CONSENTED TO THE SANCTIONS AND TO THE ENTRY OF FINDINGS THAT IT FAILED TO ESTABLISH AND MAINTAIN A SUPERVISORY SYSTEM, INCLUDING WRITTEN PROCEDURES, REASONABLY DESIGNED TO ACHIEVE COMPLIANCE WITH RULES IN CONNECTION WITH THE SALE OF NON-TRADITIONAL EXCHANGE-TRADED FUNDS (ETFS) TO CERTAIN RETAIL BROKERAGE CUSTOMERS AND FAILED TO PROVIDE ADEQUATE FORMAL TRAINING AND GUIDANCE TO ITS REGISTERED REPRESENTATIVES AND SUPERVISORS REGARDING NON-TRADITIONAL ETFS. THE FINDINGS STATED THAT THE FIRM RELIED ON ITS GENERAL SUPERVISORY

PROCEDURES TO SUPERVISE TRANSACTIONS IN NON-TRADITIONAL ETFS. HOWEVER, THE GENERAL SUPERVISORY SYSTEM THE FIRM HAD IN PLACE WAS NOT SUFFICIENTLY TAILORED TO ADDRESS THE UNIQUE FEATURES AND RISKS INVOLVED WITH THESE PRODUCTS. THE FIRM DID NOT CREATE A PROCEDURE TO ADDRESS THE RISKS ASSOCIATED WITH LONGER-TERM HOLDING PERIODS IN NON-TRADITIONAL ETFS. THE FINDINGS ALSO STATED THAT THE FIRM FAILED TO PROVIDE ADEQUATE FORMAL TRAINING TO REGISTERED REPRESENTATIVES AND SUPERVISORS REGARDING THE FEATURES, RISKS, AND CHARACTERISTICS OF NON- TRADITIONAL ETFS. THE FINDINGS ALSO INCLUDED THAT THE FIRM MADE UNSUITABLE RECOMMENDATIONS REGARDING NON-TRADITIONAL ETFS. THE FIRM FAILED TO PERFORM AN ADEQUATE REASONABLE BASIS SUITABILITY ANALYSIS OF NON-TRADITIONAL ETFS TO UNDERSTAND THE RISKS AND FEATURES ASSOCIATED WITH THE PRODUCT BEFORE OFFERING THE PRODUCT FOR SALE TO ITS RETAIL BROKERAGE CUSTOMERS. THE FIRM ALSO FAILED TO RE-EVALUATE THE SUITABILITY OF THESE PRODUCTS THROUGHOUT THE RELEVANT PERIOD, NOTWITHSTANDING THE RISKS OF NON-TRADITIONAL ETFS SUCH AS THE RISKS ASSOCIATED WITH A DAILY RESET, LEVERAGE AND COMPOUNDING.

Initiated By:	FINRA
Date Initiated:	04/30/2014
Docket/Case Number:	2010022290801
Principal Product Type:	Other
Other Product Type(s):	NON-TRADITIONAL EXCHANGE-TRADED FUNDS
Principal Sanction(s)/Relief Sought:	Other
Other Sanction(s)/Relief Sought:	N/A
Resolution:	Acceptance, Waiver & Consent(AWC)
Resolution Date:	04/30/2014
Does the order constitute a final order based on violations of any laws or regulations that prohibit fraudulent, manipulative, or deceptive conduct?	No
Sanctions Ordered:	Censure Monetary/Fine $30,000.00
Other Sanctions Ordered:
Sanction Details:	SEE ABOVE
Regulator Statement	FINE PAID IN FULL ON MAY 12, 2014

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	18

Reporting Source:	Firm
Current Status:	Final
Allegations:

WITHOUT ADMITTING OR DENYING THE FINDINGS, THE FIRM CONSENTED TO THE SANCTIONS AND TO THE ENTRY OF FINDINGS THAT IT FAILED TO ESTABLISH AND MAINTAIN A SUPERVISORYSYSTEM, INCLUDING WRITTEN PROCEDURES, REASONABLY DESIGNED TO ACHIEVE COMPLIANCE WITH RULES IN CONNECTION WITH THE SALE OF NON- TRADITIONAL EXCHANGE-TRADED FUNDS (ETFS) TO CERTAIN RETAIL BROKERAGE CUSTOMERS AND FAILED TO PROVIDE ADEQUATE FORMAL TRAINING AND GUIDANCE TO ITS REGISTERED REPRESENTATIVES AND SUPERVISORS REGARDING NON-TRADITIONAL ETFS. THE FINDINGS STATED THAT THE FIRM RELIED ON ITS GENERAL SUPERVISORY PROCEDURES TO SUPERVISE TRANSACTIONS IN NON- TRADITIONAL ETFS. HOWEVER, THE GENERAL SUPERVISORY SYSTEM THE FIRM HAD IN PLACE WAS NOT SUFFICIENTLY TAILORED TO ADDRESS THE UNIQUE FEATURES AND RISKS INVOLVED WITH THESE PRODUCTS. THE FIRM DID NOT CREATE A PROCEDURE TO ADDRESS THE RISKS ASSOCIATED WITH LONGER-TERM HOLDING PERIODS IN NON-TRADITIONAL ETFS. THE FINDINGS ALSO STATED THAT THE FIRM FAILED TO PROVIDE ADEQUATE FORMAL TRAINING TO REGISTERED REPRESENTATIVES AND SUPERVISORS REGARDING THE FEATURES, RISKS, AND CHARACTERISTICS OF NON-TRADITIONAL ETFS. THE FINDINGS ALSO INCLUDED THAT THE FIRM MADE UNSUITABLE RECOMMENDATIONS REGARDING NON-TRADITIONAL ETFS. THE FIRM FAILED TO PERFORM AN ADEQUATE REASONABLE BASIS SUITABILITY ANALYSIS OF NON-TRADITIONAL ETFS TO UNDERSTAND THE RISKS AND FEATURES ASSOCIATED WITH THE PRODUCT BEFORE OFFERING THE PRODUCT FOR SALE TO ITS RETAIL BROKERAGE CUSTOMERS. THE FIRM ALSO FAILED TO RE-EVALUATE THE SUITABILITY OF THESE PRODUCTS THROUGHOUT THE RELEVANT PERIOD, NOTWITHSTANDING THE RISKS OF NONTRADITIONAL ETFS SUCH AS THE RISKS ASSOCIATED WITH A DAILY RESET, LEVERAGE AND COMPOUNDING.

Initiated By:	FINRA

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	19

Date Initiated:	04/30/2014
Docket/Case Number:	2010022290801
Principal Product Type:	Other
Other Product Type(s):	NON-TRADITIONAL EXCHANGE-TRADED FUNDS
Principal Sanction(s)/Relief Sought:	Other
Other Sanction(s)/Relief Sought:	N/A
Resolution:	Acceptance, Waiver & Consent(AWC)
Resolution Date:	04/30/2014
Sanctions Ordered:	Censure Monetary/Fine $30,000.00
Other Sanctions Ordered:
Sanction Details:	SEE ABOVE

Disclosure 3 of 4
Reporting Source:	Regulator
Current Status:	Final
Allegations:

SECURITIES EXCHANGE ACT RULE 10B-10, FINRA RULE 2010, NASD RULE 2110 AND 2430: FROM AT LEAST JULY 2008 TO PRESENT, THE MEMBER FIRM CHARGED ITS CUSTOMERS AS MUCH AS $69.95 AS A SEPARATE HANDLING FEE IN ADDITION TO THE COMMISSION ON EACH TRANSACTION PLACED AT THE FIRM. THE FEE WAS DESIGNED PRIMARILY TO SERVE AS A SOURCE OF ADDITIONAL TRANSACTION BASED REMUNERATION OR REVENUE TO THE FIRM, IN THE SAME MANNER AS A COMMISSION, RATHER THAN TO COVER ANY DIRECT HANDLING-RELATED SERVICES PERFORMED BY THE FIRM OR HANDING-RELATED EXPENSES INCURRED BY THE FIRM IN CONNECTION WITH THE TRANSACTIONS. NEVERTHELESS, THE FIRM IMPROPERLY AND INACCURATELY CHARACTERIZED THE FEE AS ATTRIBUTABLE TO HANDLING. BY DESIGNATING THE CHARGE AS A HANDLING FEE ON CUSTOMER TRADE CONFIRMATIONS, THE FIRM UNDERSTATED THE AMOUNT OF THE TOTAL COMMISSIONS CHARGED BY THE FIRM AND MISSTATED THE PURPOSE OF THE HANDING FEE.

Initiated By:	FINRA
Date Initiated:	09/07/2011

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	20

Docket/Case Number:	2010022181901
Principal Product Type:	No Product
Other Product Type(s):
Principal Sanction(s)/Relief Sought:	Other
Other Sanction(s)/Relief Sought:	N/A
Resolution:	Acceptance, Waiver & Consent(AWC)
Resolution Date:	09/07/2011
Does the order constitute a final order based on violations of any laws or regulations that prohibit fraudulent, manipulative, or deceptive conduct?	No
Sanctions Ordered:	Censure Monetary/Fine $60,000.00
Other Sanctions Ordered:

UNDERTAKINGS - IMPLEMENT CORRECTIVE ACTION TO REMEDY THE HANDLING FEE-RELATED VIOLATIONS. SUCH CORRECTIVE ACTION SHALL INCLUDE, BUT NOT BE LIMITED TO: (1) IDENTIFYING AS COMMISSIONS OR MARK-UPS (MARK-DOWNS), ALL TRANSACTION-BASED REMUNERATION, AND ANY OTHER FEES WHICH DO NOT CONSTITUTE REASONABLE FEES; (2) FOR ANY CHARGES OR FEES FOR SERVICES, FULLY AND ACCURATELY DISCLOSING ON CONFIRMATIONS, THE SPECIFIC SERVICE PERFORMED OR TO BE PERFORMED OR THE SPECIFIC USE, AND THE AMOUNT OF THE FEE PAID OR TO BE PAID IN CONNECTION WITH EACH SERVICE OR USE, AND RETAINING DETAILED RECORDS TO SUBSTANTIATE SUCH SERVICES AND USES AND THE FEE AMOUNTS; AND (3) REVISING THE FIRM'S WRITTEN SUPERVISORY PROCEDURES AND PROVIDE TRAINING TO ADDRESS THIS UNDERTAKING RELATED TO TRANSACTION-BASED REMUNERATION, REASONABLE FEES, THEIR APPROPRIATE DISCLOSURE TO CUSTOMERS, AND RETENTION OF RELATED RECORDS.

Sanction Details:

WITHOUT ADMITTING OR DENYING THE FINDINGS THE FIRM CONSENTEDTO TH E DESCRIBED SANCTIONS AND TO THE ENTRY OF FINDINGS, THEREFORE THE FIRM IS CENSURED, FINED $60,000, AND REQUIRED TO CERTIFY THAT THE FIRM HAS IMPLEMENTED CORRECTIVE ACTION TO REMEDY THE HANDLING FEE-RELATED VIOLATIONS. FINE PAID IN FULL ON SEPTEMBER 3, 2014.

Reporting Source:	Firm
Current Status:	Final

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	21

Allegations:

SECURITIES EXCHANGE ACT RULE 10B-10, FINRA RULE 2010, NASD RULE 2110 AND 2430: FROM AT LEAST JULY 2008 TO PRESENT, THE MEMBER FIRM CHARGED ITS CUSTOMERS AS MUCH AS $69.95 AS A SEPARATE HANDLING FEE IN ADDITION TO THE COMMISSION ON EACH TRANSACTION PLACED AT THE FIRM. THE FEE WAS DESIGNED PRIMARILY TO SERVE AS A SOURCE OF ADDITIONAL TRANSACTION BASED REMUNERATION OR REVENUE TO THE FIRM, IN THE SAME MANNER AS A COMMISSION, RATHER THAN TO COVER ANY DIRECT HANDLING-RELATED SERVICES PERFORMED BY THE FIRM OR HANDLING-RELATED EXPENSES INCURRED BY THE FIRM IN CONNECTION WITH THE TRANSACTIONS. NEVERTHELESS, THE FIRM IMPROPERLY AND INACCURATELY CHARACTERIZED THE FEE AS ATTRIBUTABLE TO HANDLING. BY DESIGNATING THE CHARGE AS A HANDLING FEE ON CUSTOMER TRADE CONFIRMATIONS, THE FIRM UNDERSTATED THE AMOUNT OF THE TOTAL COMMISSIONS CHARGED BY THE FIRM AND MISSTATED THE PURPOSE OF THE HANDLING FEE.

Initiated By:	FINRA
Date Initiated:	09/07/2011
Docket/Case Number:	2010022181901
Principal Product Type:	No Product
Other Product Type(s):
Principal Sanction(s)/Relief Sought:	Other
Other Sanction(s)/Relief Sought:	N/A
Resolution:	Acceptance, Waiver & Consent(AWC)
Resolution Date:	09/07/2011
Sanctions Ordered:	Censure Monetary/Fine $60,000.00
Other Sanctions Ordered:

UNDERTAKINGS - IMPLEMENT CORRECTIVE ACTION TO REMEDY THE HANDLING FEE-RELATED VIOLATIONS. SUCH CORRECTIVE ACTION SHALL INCLUDE, BUT NOT BE LIMITED TO: (1) IDENTIFYING AS COMMISSIONS OR MARK-UPS (MARK-DOWNS), ALL TRANSACTION-BASED REMUNERATION, AND ANY OTHER FEES WHICH DO NOT CONSTITUTE REASONABLE FEES; (2) FOR ANY CHARGES OR FEES FOR SERVICES, FULLY AND ACCURATELY DISCLOSING ON CONFIRMATIONS, THE SPECIFIC SERVICE PERFORMED OR TO BE PERFORMED OR THE SPECIFIC USE, AND THE AMOUNT OF THE FEE PAID OR TO BE PAID IN CONNECTION WITH EACH SERVICE OR USE, AND RETAINING DETAILED RECORDS TO SUBSTANTIATE SUCH SERVICES AND USES AND THE FEE AMOUNTS; AND (3) REVISING THE FIRM'S WRITTEN SUPERVISORY PROCEDURES AND PROVIDE TRAINING TO ADDRESS THIS UNDERTAKING RELATED TO TRANSACTION-BASED REMUNERATION, REASONABLE FEES, THEIR APPROPRIATE DISCLOSURE TO CUSTOMERS, AND RETENTION OF RELATED RECORDS.

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	22

Sanction Details:

WITHOUT ADMITTING OR DENYING THE FINDINGS THE FIRM CONSENTED TO THE DESCRIBED SANCTIONS AND TO THE ENTRY OF FINDINGS, THEREFORE THE FIRM IS CENSURED, FINED $60,000, AND REQUIRED TO CERTIFY THAT THE FIRM HAS IMPLEMENTED CORRECTIVE ACTION TO REMEDY THE HANDLING FEE-RELATED VIOLATIONS.

Disclosure 4 of 4
Reporting Source:	Regulator
Current Status:	Final
Allegations:

ON SEPTEMBER 23, 2010, THE CONNECTICUT BANKING COMMISSIONER ISSUED AN ORDER TO CEASE AND DESIST, NOTICE OF INTENT TO REVOKE REGISTRATION AS BROKER-DEALER, NOTICE OF INTENT TO FINE AND NOTICE OF RIGHT TO HEARING (DOCKET NO. RCF-10-7792-S) AGAINST SALOMON WHITNEY LLC. THE ACTION ALLEGED THAT THE FIRM VIOLATED THE ANTIFRAUD PROVISIONS IN THE CONNECTICUT UNIFORM SECURITIES ACT AND ENGAGED IN DISHONEST AND UNETHICAL PRACTICES BY NOT DISCLOSING TO CONNECTICUT CUSTOMERS THAT A TRANSACTIONAL "HANDLING FEE" CHARGED TO CONNECTICUT CUSTOMERS INCLUDED A PROFIT TO THE FIRM, THAT CERTAIN CUSTOMERS PAID LOWER FEES AND THAT THE FEE WAS NOT BASED ON THE COSTS OF HANDLING A PARTICULAR TRANSACTION. THE ACTION ALSO ALLEGED THAT THE FIRM 1) VIOLATED SECTION 36B-14(A) OF THE CONNECTICUT UNIFORM SECURITIES ACT BY FAILING TO MAINTAIN REQUIRED BOOKS AND RECORDS; 2) FAILED TO PROVIDE AGENCY STAFF WITH COPIES OR COMPUTER PRINTOUTS OF RECORDS WHEN SO REQUESTED IN CONTRAVENTION OF SECTION 36B-14(D) OF THE ACT AND SECTION 36B-31-14F OF THE REGULATIONS; AND 3) FAILED TO ENFORCE AND MAINTAIN ADEQUATE SUPERVISORY PROCEDURES.

Initiated By:	CONNECTICUT
Date Initiated:	09/23/2010
Docket/Case Number:	RCF-10-7792-S
URL for Regulatory Action:
Principal Product Type:	No Product

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	23

Other Product Type(s):
Principal Sanction(s)/Relief Sought:	Civil and Administrative Penalt(ies) /Fine(s)
Other Sanction(s)/Relief Sought:	ORDER TO CEASE AND DESIST ISSUED 9/23/2010 NOTICE OF INTENT TO FINE ISSUED 9/23/2010 NOTICE OF INTENT TO REVOKE REGISTRATION AS BROKER-DEALER ISSUED 9/23/2010
Resolution:	Consent
Resolution Date:	03/04/2011
Does the order constitute a final order based on violations of any laws or regulations that prohibit fraudulent, manipulative, or deceptive conduct?	Yes
Sanctions Ordered:	Monetary/Fine $12,500.00 Disgorgement/Restitution Cease and Desist/Injunction
Other Sanctions Ordered:

IN RESOLUTION OF THE MATTER, THE MARCH 4, 2011 CONSENT ORDER DIRECTED THE FIRM TO CEASE AND DESIST FROM REGULATORY VIOLATIONS AND TO PAY A $12,500 FINE. IN ADDITION, THE CONSENT ORDER REQUIRED THAT THE FIRM FURNISH THE DIVISION WITH PROOF WITHIN 45 DAYS THAT THE FIRM HAD REIMBURSED EACH AFFECTED CONNECTICUT CUSTOMER THE DIFFERENCE BETWEEN THE "HANDLING FEE" PAID BY THE CUSTOMER FOR EACH TRANSACTION, AND THE ACTUAL AMOUNT OF THE FIRM'S TICKET AND CLEARING CHARGE AND THE POSTAGE FEE ASSESSED BY SALOMON WHITNEY LLC'S CLEARING FIRM.

Sanction Details:	SEE RESPONSE TO ITEM 13.B.
Regulator Statement

SALOMON WHITNEY LLC WAS AFFORDED AN OPPORTUNITY TO REQUEST A HEARING ON THE ALLEGATIONS IN THE ORDER TO CEASE AND DESIST, NOTICE OF INTENT TO REVOKE REGISTRATION AS BROKER-DEALER AND NOTICE OF INTENT TO FINE. UPDATE: MATTER RESOLVED VIA CONSENT ORDER ENTERED ON MARCH 4, 2011 (SEE ITEM 13.B. FOR DETAILS).

Reporting Source:	Firm
Current Status:	Final

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	24

Allegations:

ON SEPTEMBER 23, 2010, THE CONNECTICUT BANKING COMMISSIONER ISSUED AN ORDER TO CEASE AND DESIST, NOTICE OF INTENT TO REVOKE REGISTRATION AS BROKER-DEALER, NOTICE OF INTENT TO FINE AND NOTICE OF RIGHT TO HEARING (DOCKET NO. RCF-10-7792-S) AGAINST SALOMON WHITNEY LLC. THE ACTION ALLEGED THAT THE FIRM VIOLATED THE ANTIFRAUD PROVISIONS IN THE CONNECTICUT UNIFORM SECURITIES ACT AND ENGAGED IN DISHONEST AND UNETHICAL PRACTICES BY NOT DISCLOSING TO CONNECTICUT CUSTOMERS THAT A TRANSACTIONAL "HANDLING FEE" CHARGED TO CONNECTICUT CUSTOMERS INCLUDED A PROFIT TO THE FIRM, THAT CERTAIN CUSTOMERS PAID LOWER FEES AND THAT THE FEE WAS NOT BASED ON THE COSTS OF HANDLING A PARTICULAR TRANSACTION. THE ACTION ALSO ALLEGED THAT THE FIRM 1) VIOLATED SECTION 36B-14 (A) OF THE CONNECTICUT UNIFORM SECURITIES ACT BY FAILING TO MAINTAIN REQUIRED BOOKS AND RECORDS; 2) FAILED TO PROVIDE AGENCY STAFF WITH COPIES OR COMPUTER PRINTOUTS OF RECORDS WHEN SO REQUESTED IN CONTRAVENTION OF SECTION 36B- 14(D) OF THE ACT AND SECTION 36B-31-14F OF THE REGULATIONS; AND 3) FAILED TO ENFORCE AND MAINTAIN ADEQUATE SUPERVISORY PROCEDURES.

Initiated By:	CONNECTICUT
Date Initiated:	09/23/2010
Docket/Case Number:	RCF-10-7792-S
Principal Product Type:	No Product
Other Product Type(s):
Principal Sanction(s)/Relief Sought:	Civil and Administrative Penalt(ies) /Fine(s)
Other Sanction(s)/Relief Sought:	ORDER TO CEASE AND DESIST ISSUED 9/23/2010 NOTICE OF INTENT TO FINE ISSUED 9/23/2010 NOTICE OF INTENT TO REVOKE REGISTRATION AS BROKER-DEALER ISSUED 9/23/2010
Resolution:	Consent
Resolution Date:	03/04/2011
Sanctions Ordered:	Monetary/Fine $12,500.00 Disgorgement/Restitution Cease and Desist/Injunction

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	25

Other Sanctions Ordered:

IN RESOLUTION OF THE MATTER, THE MARCH 4, 2011 CONSENT ORDER DIRECTED THE FIRM TO CEASE AND DESIST FROM REGULATORY VIOLATIONS AND TO PAY A $12,500 FINE. IN ADDITION, THE CONSENT ORDER REQUIRED THAT THE FIRM FURNISH THE DIVISION WITH PROOF WITHIN 45 DAYS THAT THE FIRM HAD REIMBURSED EACH AFFECTED CONNECTICUT CUSTOMER THE DIFFERENCE BETWEEN THE "HANDLING FEE" PAID BY THE CUSTOMER FOR EACH TRANSACTION, AND THE ACTUAL AMOUNT OF THE FIRM'S TICKET AND CLEARING CHARGE AND THE POSTAGE FEE ASSESSED BY SALOMON WHITNEY LLC'S CLEARING FIRM.

Sanction Details:

ORDER DIRECTED THE FIRM TO CEASE AND DESIST FROM REGULATORY VIOLATIONS AND TO PAY A $12,500 FINE. IN ADDITION, THE CONSENT ORDER REQUIRED THAT THE FIRM FURNISH THE DIVISION WITH PROOF WITHIN 45 DAYS THAT THE FIRM HAD REIMBURSED EACH AFFECTED CONNECTICUT CUSTOMER THE DIFFERENCE BETWEEN THE "HANDLING FEE" PAID BY THE CUSTOMER FOR EACH TRANSACTION, AND THE ACTUAL AMOUNT OF THE FIRM'S TICKET AND CLEARING CHARGE AND THE POSTAGE FEE ASSESSED BY SALOMON WHITNEY LLC'S CLEARING FIRM. THE $12,500 FINE WAS PAID ON 02/23/2011.

Firm Statement

SALOMON WHITNEY LLC WAS AFFORDED AN OPPORTUNITY TO REQUEST A HEARING ON THE ALLEGATIONS IN THE ORDER TO CEASE AND DESIST, NOTICE OF INTENT TO REVOKE REGISTRATION AS BROKER-DEALER AND NOTICE OF INTENT TO FINE. UPDATE: MATTER RESOLVED VIA CONSENT ORDER ENTERED ON MARCH 4, 2011 (SEE ITEM 13.B. FOR DETAILS).

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	26

Arbitration Award - Award / Judgment

Brokerage firms are not required to report arbitration claims filed against them by customers; however, BrokerCheck provides summary information regarding FINRA arbitration awards involving securities and commodities disputes between public customers and registered securities firms in this section of the report.

The full text of arbitration awards issued by FINRA is available at www.finra.org/awardsonline.

Disclosure 1 of 1
Reporting Source:	Regulator
Type of Event:	ARBITRATION
Allegations:

ACCOUNT ACTIVITY-BRCH OF FIDUCIARY DT; ACCOUNT ACTIVITY- MANIPULATION; ACCOUNT ACTIVITY-MISREPRESENTATION; ACCOUNT ACTIVITY-OMISSION OF FACTS; ACCOUNT ACTIVITY-OTHER; ACCOUNT ACTIVITY-SUITABILITY; ACCOUNT ACTIVITY-VIOLATE OF BLUE SKY LWS; ACCOUNT RELATED-BREACH OF CONTRACT; ACCOUNT RELATED-FAILURE TO SUPERVISE; ACCOUNT RELATED-NEGLIGENCE; ACCOUNT RELATED- OTHER

Arbitration Forum:	FINRA
Case Initiated:	01/03/2020
Case Number:	19-03796
Disputed Product Type:
Sum of All Relief Requested:	$50,000.00
Disposition:	AWARD AGAINST PARTY
Disposition Date:	06/02/2020
Sum of All Relief Awarded:	$23,175.08

There may be a non-monetary award associated with this arbitration.

Please select the Case Number above to view more detailed information.

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	27

End of Report

This page is intentionally left blank.

©2021 FINRA. All rights reserved. Report about WS FINANCIAL	28

EXHIBIT C

Form of Employment Agreement

FORM OF EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into as of ______________ ___, 2021, by and between [NAME] (the “Executive”) and Salomon Whitney LLC, a New York limited liability company (the “Company”).

WHEREAS, the Company is a duly registered Financial Industry Regulatory Authority, Inc. (“FINRA”) Broker-Dealer; and

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1.Term. The Executive’s employment hereunder shall be effective as of the date hereof and shall continue until the fifth anniversary thereof, unless terminated earlier pursuant to Section 5 of this Agreement.  The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term”.

2.Position and Duties.

2.1Position. During the Employment Term, the Executive shall serve as the [Title] of the Company, reporting to the Board of Managers of the Company (the “Board”). In such position, the Executive shall have such duties, authority, and responsibilities as shall be determined from time to time by the Board, which duties, authority, and responsibilities are consistent with the Executive’s position. The Executive shall, if requested, also serve as a member of the Board or as an officer or director of any affiliate of the Company for no additional compensation.

2.2Duties. During the Employment Term, the Executive shall devote substantially all of Executive’s business time and attention to the performance of the Executive’s duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board. Notwithstanding the foregoing, the Executive will be permitted to with the prior written consent of the Board act or serve as a director, trustee, committee member, or principal of any type of business, civic, or charitable organization as long as such activities are disclosed in writing to the Board, provided that such activities do not interfere with the performance of the Executive’s duties and responsibilities to the Company as provided hereunder, including, but not limited to, the obligations set forth in Section 2.1 hereof.

3.Place of Performance. The principal place of Executive’s employment shall be the Company’s principal executive office currently located at 1295 Walt Whitman Road, Suite A,

Melville, NY 11747; provided that, the Executive may be required to travel on Company business during the Employment Term.

4.Compliance.  As part of the proper performance of his duties under this Agreement, Executive shall familiarize himself with, and at all times during the Employment Term shall comply with, the rules of FINRA, the statutes, regulations, rules and statements of policy promulgated and administered by the U.S. Securities and Exchange Commission, all other statutes, regulations and rules of any federal, state and/or local governmental authority or regulatory agency, and the rules, regulations and policies of any national or regional securities exchange which the Company is or may become a member (collectively, “Regulations”), any of which may now or hereafter apply to Executive’s activities under this Agreement. During the Employment Term Executive shall at all times be registered with FINRA and be duly licensed in each state where such licensure is required, and shall timely apply for, obtain and maintain all necessary licenses, permits and registrations as shall be required by any Regulations in connection with Executive’s activities under this Agreement. Executive shall read and comply with the Written Supervisory Procedures of the Company

5.Compensation.

5.1Base Salary. The Company shall pay the Executive an annual base salary of $250,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws. The Executive's annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary”.

5.2Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, which fringe benefits and perquisites are set forth on Exhibit A attached hereto and made a part hereof, and governing benefit plan requirements (including plan eligibility provisions).  If any of the fringe benefits and perquisites set forth on Exhibit A become unavailable or cost-prohibitive, in the good faith judgment of the Board, the Executive shall be entitled to participate in equivalent benefits and perquisites.  In the event the Company proposes to change or terminate any such Exhibit A benefits and perquisites, any substitute shall be an equivalent and subject to the consent of the Executive, which consent shall not be unreasonably withheld, delayed, denied, or conditioned.

5.3Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. Subject in all respects to the provisions of Section 5.2, the Company reserves the right to amend or terminate any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

5.4Bonus.  During the Employment Term, the Executive shall be entitled to receive a bonus payment (the “Bonus”) equal to 6.25% of the Company’s annual adjusted earnings before interest, income taxes, depreciation, and amortization (“EBITDA”), as determined by the Board in its reasonable discretion, which bonus payment shall be calculated in accordance with the provisions of Exhibit A attached to and made a part of this Agreement. The Bonus shall be calculated by the Board on an estimated basis and shall be paid quarterly to the Executive no later than 14 (fourteen) days following the filing of the monthly FOCUS report, which amount shall be pro-rated for any partial monthly period.  The first such quarterly bonus shall be payable for the partial quarterly period ending June 30, 2021.  Within thirty (30) days following the completion of the audit for such fiscal year, the Board shall calculate the annual EBITDA for the fiscal year then ended (the “Annual EBITDA”) and, (a) if 6.25% of the Annual EBITDA is greater than the amount paid to the Executive as aggregate quarterly Bonuses for such fiscal year, then the Company shall pay to the Executive in immediately available funds the amount by which Executive was underpaid, and (b) if 6.25% of the Annual EBITDA is less than the amount paid to the Executive as aggregate quarterly Bonuses for such fiscal year, then the Executive shall pay to the Company  in immediately available funds the amount by which the Executive was overpaid, provided, however, that in the sole discretion of the Company, any such overpayment may be satisfied by way of offset against future Bonus payments.  The Executive agrees that the Company and/or Purchaser (as defined below) may set off against any Bonus payable under this Agreement any amounts payable by Angia Holdings LLC, a New York limited liability company (“Angia”), of which Executive is an owner, in respect of Angia’s indemnification obligations under that certain Membership Interest Purchase Agreement, dated of even date herewith, by and among Angia, SW Affiliated Holdings LLC, a Nevada limited liability company (“Purchaser”), and the Company.

5.5Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures.

5.6Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based or other compensation paid to the Executive under this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

6.Termination of Employment.

6.1For Cause. Notwithstanding anything herein to the contrary, the Company may terminate Executive’s employment hereunder for “Cause” for any one of the following reasons: (1) conviction of or plea of guilty or no contest to a felony (or state law equivalent); (2) conviction of or plea of guilty or no contest to a misdemeanor that is financial in nature or to a misdemeanor where imprisonment is imposed; (3) a determination by a FINRA hearing panel or arbitration panel that Executive engaged in willful misconduct, (provided, however, that pro forma allegations of dishonesty, illegal conduct, misconduct, theft or fraud asserted in a customer complaint shall not, by the mere fact that such allegations have been made, constitute the basis for a termination for “Cause”); (4) any action taken by any federal, state, or self-regulatory organization securities regulator resulting in a statutory disqualification or a suspension of more than six (6) months from association with a FINRA member for securities law violations including falsification of any document required to be filed with any regulatory authority, or falsification of any employment or Company records; (5) the Company’s EBITDA, determined on a trailing three-month basis immediately preceding the Closing, has declined over two consecutive quarters by more than an aggregate of 50% as compared with the Company’s EBITDA on the date first set forth above; (6) the Executive’s engagement in conduct that brings or is reasonably likely to bring any member of the Company Group negative publicity or into public disgrace, embarrassment or disrepute, as determined in good faith by the Board; or (7) Executive’s failure or inability to perform any material reasonable assigned duties after written notice from the Company of, and a reasonable opportunity (not to exceed 20 (twenty) days from the date of such written notice) to cure, such failure or inability; or (8) Executive’s material breach of this Agreement or any other agreement between Executive and any member of the Company Group, which breach is not cured within 20 (twenty) days following written notice of such breach (provided that, if such breach, by its nature, cannot reasonably be expected to be cured, then no cure period need be provided). Upon termination of Executive’s employment with the Company for Cause, the Company shall be under no further obligation to Executive except to pay all accrued but unpaid Base Salary, all unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy, and accrued but unused vacation, which amounts shall be paid on the pay date immediately following the Termination Date (as defined below) in accordance with the Company's customary payroll procedures.

6.2Without Cause.  The Company may terminate Executive’s employment hereunder at any time without Cause, provided, however, that in the event of such termination, Executive shall be entitled to the continuation of the Base Salary, and the continuation of fringe benefits, and perquisites in accordance with Section 5.2 and the Company’s then-current payroll policies and practices, and to the Bonus, which shall be paid in accordance with Section 5.4, for the remaining term of this Agreement (the “Severance Payments”), subject to Executive’s execution and delivery to the Company of a general release of claims in a form acceptable to the Company (the “Release”) (and Executive’s non-revocation of the same).  If Executive fails to execute or revokes the Release, the Company will have no contractual or legal obligation to make any of the Severance Payments, but Executive’s obligations under this Agreement shall remain in effect.  Notwithstanding the foregoing, upon any breach by Executive of the provisions of Section 9 of this Agreement, the Company’s obligation to make any Severance Payments shall immediately terminate, which termination shall not limit, restrict or otherwise affect Executive’s continuing obligations under such Section.  The Severance Payments, if any, shall begin on the first of the Company’s regular salary payment dates following the date on which the Release becomes effective, provided that the requirements and conditions described herein have been met by Executive.

6.3Termination for Good Reason.  If Executive terminates his employment with the Company for Good Reason (as hereinafter defined), he shall be entitled to the Severance Payments, less deductions required by law, subject to Executive’s execution and delivery to the Company of the Release (and Executive’s non-revocation of the same).  If Executive fails to execute or revokes the Release, the Company will have no contractual or legal obligation to make any of the Severance Payments, but Executive’s obligations under this Agreement shall remain in effect.  Notwithstanding the foregoing, upon any breach by Executive of the provisions of Section 9 of this Agreement, the Company’s obligation to make any Severance Payments shall immediately terminate, which termination shall not limit, restrict or otherwise affect Executive’s continuing obligations under such Section.  The Severance Payments, if any, shall begin on the first of the Company’s regular salary payment dates following the date on which the Release becomes effective, provided that the requirements and conditions described herein have been met by Executive.  For purposes of this Agreement, “Good Reason” shall mean any of the following:  (i) any non-consensual required relocation of the Executive’s principal place of employment more than 80 (eighty) miles from Executive’s current primary work location (provided that this clause (i) shall not apply in the event that Executive primarily works from home at such time); (ii) any material breach by the Company of this Agreement, including but not limited to the failure to provide fringe benefits and perquisites in accordance with Section 5.2 or the failure to pay any Bonus required to be paid to Executive in accordance with Section 5.4; (iii) a material adverse change to the Executive’s title, duties or responsibilities; or (iv) directives by the Company’s Board not in compliance with § 4 of this Agreement. Notwithstanding the foregoing, an event that is or would constitute Good Reason shall permanently cease to constitute Good Reason if: (A) the Executive does not provide the Company with written notice of his intent to terminate for Good Reason and a description of the event that Executive believes constitutes Good Reason within thirty (30) days after Executive knows of such event; (B) the Company reverses the action or cures the matter that constitutes Good Reason within thirty (30) days after Executive provides the written notice described in clause (B); or (C) Executive does not actually terminate this Agreement within the fifteen (15)-day period following the expiration of the cure period referenced in clause (B).

6.4.Voluntary Termination.  If the Executive’s employment is terminated upon the expiration of this Agreement, or by the Executive by his willful and voluntary resignation, the Company shall be under no further obligation to Executive except to pay all accrued but unpaid Base Salary, all unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy, and accrued but unused vacation, which shall be paid on the pay date immediately following the Termination Date in accordance with the Company's customary payroll procedures.

6.5Death or Disability.

(a)The Executive’s employment hereunder shall terminate automatically on the Executive’s death during the Employment Term, and the Company may terminate the Executive’s employment on account of the Executive’s Disability.

(b)If the Executive’s employment is terminated during the Employment Term on account of the Executive’s death or Disability, the Executive (or the Executive’s estate and/or beneficiaries, as the case may be) shall be entitled to receive all accrued but unpaid Base Salary, all unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy, and accrued but unused vacation, which shall be paid on the pay date immediately following the Termination Date in accordance with the Company's customary payroll procedures.  Notwithstanding any other provision contained herein, all payments made in connection with the Executive’s Disability shall be provided in a manner which is consistent with federal and state law.

(c)For purposes of this Agreement, “Disability” shall mean the Executive’s inability, due to physical or mental incapacity, to perform the essential functions of the Executive’s job, for 90 days out of any 365-day period.  Any question as to the existence of the Executive’s Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company. If the Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement.

6.6Notice of Termination. Any termination of the Executive’s employment hereunder by the Company or by the Executive during the Employment Term (other than termination pursuant to Section 6.5(a) on account of the Executive’s death) shall be communicated by written notice of termination (“Notice of Termination”) to the other party hereto in accordance with Section 25. The Notice of Termination shall specify:

(a)The termination provision of this Agreement relied upon;

(b)To the extent applicable, a reasonable description of the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated; and

(c)The applicable Termination Date.

6.7Termination Date. The Executive’s “Termination Date” shall be:

(a)If the Executive’s employment hereunder terminates on account of the Executive’s death, the date of the Executive’s death;

(b)If the Executive's employment hereunder is terminated on account of the Executive’s Disability, the date that it is determined that the Executive has a Disability;

(c)If the Company terminates the Executive’s employment hereunder for Cause, the date the Notice of Termination is delivered to the Executive; or

(d)If the Company terminates the Executive’s employment hereunder without Cause in accordance with Section 6, or the Executive terminates his or her employment hereunder for Good Reason or for convenience in accordance with Section 6, the date specified in the Notice of Termination.

6.8Resignation of All Other Positions. On termination of the Executive’s employment hereunder for any reason, the Executive shall be deemed to have resigned from all positions that the Executive holds as an officer or member of the Board (or a committee thereof) of the Company or any of its affiliates.

7.Cooperation. The parties agree that certain matters in which the Executive will be involved during the Employment Term may necessitate the Executive’s cooperation in the future. Accordingly, following the termination of the Executive’s employment for any reason, to the extent reasonably requested by the Board, the Executive shall cooperate with the Company in connection with matters arising out of the Executive’s service to the Company.

8.Confidential Information. The Executive understands and acknowledges that during the Employment Term, the Executive will have access to and learn about Confidential Information, as defined below.

8.1Confidential Information Defined.

(a)Definition.

For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, Customer Information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company Group or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company Group in confidence.

The Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Executive understands and agrees that Confidential Information includes information developed by Executive in the course of employment by the Company as if the Company furnished the same Confidential Information to the Executive in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Executive; provided that, such disclosure is through no direct or indirect fault of the Executive or person(s) acting on the Executive's behalf.

(b)Company Creation and Use of Confidential Information.

The Executive understands and acknowledges that the Company Group has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of its businesses. The Executive understands and acknowledges that as a result of these efforts, the Company Group has created, and continues to use and create Confidential Information. This Confidential Information provides the Company Group with a competitive advantage over others in the marketplace.

(c)Disclosure and Use Restrictions.

The Executive agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company Group and, in any event, not to anyone outside of the direct employ of the Company Group except as required in the performance of the Executive’s authorized employment duties to the Company or with the prior consent of the Live Ventures CEO acting on behalf of the Company Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company Group, except as required in the performance of the Executive’s authorized employment duties to the Company or with the prior consent of the Live Ventures CEO acting on behalf of the Company Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent).

Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Executive shall promptly provide written notice of any such order to the Board.

(d)Permitted Disclosures. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Executive shall promptly provide written notice of any such order to the Board.

9.Restrictive Covenants.

9.1Acknowledgement. The Executive understands that the nature of the Executive’s position gives the Executive access to and knowledge of Confidential Information and places the Executive in a position of trust and confidence with the Company. The Executive understands and acknowledges that the intellectual and other services the Executive provides to the Company are unique, special, or extraordinary.  The Executive further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure by the Executive is likely to result in unfair or unlawful competitive activity.

9.2Non-Competition. Because of the Company’s legitimate business interest as described herein and the good and valuable consideration offered to the Executive, during the Employment Term and for twelve (12) months (the “Non-Compete Term”), to run consecutively, beginning on the last day of the Executive’s employment with the Company, regardless of the reason for the termination and whether employment is terminated at the option of the Executive or the Company, the Executive agrees and covenants not to engage in Prohibited Activity (a) within the State of New York or (b) within a radius of twenty-five (25) miles from any location from which the Company has operated during the Employment Term.

For purposes of this Section 9, “Prohibited Activity” is activity in which the Executive contributes the Executive's knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, employee, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the same business as the Company. Provided that Executive is in compliance with all restrictions set forth in this Agreement that are applicable to Executive following the end of the Employment Term, Executive’s engagement by a registered investment advisor or a non-broker-dealer for the sole purpose of engaging in private equity transactions shall not constitute a violation of this Section 9.2.  Prohibited Activity also includes activity that may require or inevitably requires disclosure of trade secrets, proprietary information, or Confidential Information.

This Section 9 does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Executive shall promptly provide written notice of any such order to the Board.

The Executive shall be entitled to receive continuation of the Base Salary and fringe benefits for the twelve (12) month period of the Non-Compete Term, should the Company elect to impose said Non‑Compete Term provided, however, that such salary and fringe benefit continuation shall not be made (a) if the Executive voluntarily terminated his employment under Section 6.4, (b) if the Company terminated the Executive’s employment for Cause, or (c)  if the Executive is already receiving Severance Payments during such twelve (12) month period (provided that, if Executive is receiving Severance Payments which include less that twelve (12) months of Base Salary continuation, then Executive shall receive additional Base Salary and fringe benefit continuation for the difference between twelve (12) months and the period for which Executive is otherwise receiving Severance Payments (by way of example, if Executive is receiving six (6) months of Severance Payments pursuant to this Agreement, then Executive would receive an additional six (6) months of Base Salary and fringe benefit continuation pursuant to this Section 9.2). The Company’s obligation to provide such Base Salary and fringe benefit continuation shall be subject to Executive’s execution and delivery to the Company of the Release (and Executive’s non-revocation of the same).

9.3Non-Solicitation of Employees. The Executive agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company, or attempt to do so, during the three year period, to run consecutively, beginning on the last day of the Executive’s employment with the Company.

9.4Non-Solicitation of Customers. The Executive understands and acknowledges that because of the Executive’s experience with and relationship to the Company, the Executive will have access to and learn about much or all of the Company's customer information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, decisionmakers, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales and/or services.

The Executive understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm.

The Executive agrees and covenants, during the three year period, to run consecutively, beginning on the last day of the Executive’s employment with the Company, not to directly or indirectly solicit, contact (including but not limited to email, regular mail, express mail, telephone, fax, instant message, or social media), attempt to contact, or meet with the Company’s current, former, or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.

10.Mutual Non-Disparagement. Each party agrees and covenants that such party  will not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements by one against the other, including concerning the Company Group, or any Company Group affiliates, businesses, employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties.  “Company Group” means, collectively, the Company, Live Ventures, and any of their respective direct or indirect subsidiaries or affiliates.

This Section 10 does not, in any way, restrict or impede a party from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

11.Acknowledgement. The Executive acknowledges and agrees that the services to be rendered by the Executive to the Company are of a special and unique character; that the Executive will obtain knowledge and skill relevant to the Company's industry, methods of doing business and marketing strategies by virtue of the Executive's employment; and that the restrictive covenants and other terms and conditions of this Agreement are reasonable and reasonably necessary to protect the legitimate business interest of the Company Group.

The Executive further acknowledges that the benefits provided to the Executive under this Agreement, including the amount of the Executive’s compensation, reflects, in part, the Executive’s obligations and the Company's rights under Section 8, Section 90, and Section 10 of this Agreement; that the Executive has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced herein in connection herewith; and that the Executive will not suffer undue hardship by reason of full compliance with the terms and conditions of Section 8, Section 9, and Section 10 of this Agreement or the Company's enforcement thereof.

12.Remedies. In the event of a breach or threatened breach by the Executive of Section 0, Section 0, or Section 10 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

13.Proprietary Rights.

13.1Work Product. The Executive acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by the Executive individually or jointly with others during the Employment Term and relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by the Executive for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to US and foreign (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company.

For purposes of this Agreement, Work Product includes, but is not limited to, Company Group information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, client information, customer lists, client lists, manufacturing information, marketing information, advertising information, and sales information.

13.2Work Made for Hire; Assignment. The Executive acknowledges that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is "work made for hire" as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, the Executive hereby irrevocably assigns to the Company, for no additional consideration, the Executive's entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company's rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement.

13.3Further Assurances; Power of Attorney. During and after the Employment Term, the Executive agrees to reasonably cooperate with the Company to (a) apply for, obtain, perfect, and transfer to the Company the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. The Executive hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on the Executive's behalf in [his/her] name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Executive does not promptly cooperate with the Company's request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Executive's subsequent incapacity.

13.4No License. The Executive understands that this Agreement does not, and shall not be construed to, grant the Executive any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to the Executive by the Company.

14.Security.

14.1Security and Access. The Executive agrees and covenants (a) to comply with all Company Group security policies and procedures as in force from time to time including without limitation those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, internet, social media and instant messaging systems, computer systems, email systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Company Group facilities, IT resources and communication technologies (“Facilities and Information Technology Resources”); (b) not to access or use any Facilities and Information Technology Resources except as authorized by the Company; and (iii) not to access or use any Facilities and Information Technology Resources in any manner after the termination of the Executive's employment by the Company, whether termination is voluntary or involuntary. The Executive agrees to notify the Company promptly in the event the Executive learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Company Group property or materials by others.

14.2Exit Obligations. Upon (a) voluntary or involuntary termination of the Executive’s employment or (b) the Company's request at any time during the Executive’s employment, the Executive shall (i) provide or return to the Company any and all Company Group property, including keys, key cards, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, PDAs, fax machines, equipment, speakers, webcams, manuals, reports, files, books, compilations, work product, email messages, recordings, thumb drives or other removable information storage devices, hard drives, and data and all Company Group documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of the Executive, whether they were provided to the Executive by the Company Group or any of its business associates or created by the Executive in connection with the Executive’s employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Executive’s possession or control, including those stored on any non-Company Group devices, networks, storage locations, and media in the Executive's possession or control.

15.Publicity. The Executive hereby irrevocably consents to any and all uses and displays, by the Company Group and its agents, representatives and licensees, of the Executives name, voice, likeness, image, appearance, and biographical information in, on or in connection with any pictures, photographs, audio and video recordings, digital images, websites, television programs and advertising, other advertising and publicity, sales and marketing brochures, books, magazines, other publications, CDs, DVDs, tapes, and all other printed and electronic forms and media throughout the world, at any time during or after the Employment Term, for all legitimate commercial and business purposes of the Company Group (“Permitted Uses”) without further consent from or royalty, payment, or other compensation to the Executive. The Executive hereby forever waives and releases the Company Group and its directors, officers, employees, and agents from any and all claims, actions, damages, losses, costs, expenses, and liability of any kind, arising under any legal or equitable theory whatsoever at any time during or after the Employment Term, arising directly or indirectly from the Company Group’s and its agents’, representatives’, and licensees’ exercise of their rights in connection with any Permitted Uses.

16.Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the State of New York, Borough of Manhattan. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

17.Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

18.Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by another officer of the Company as designated in writing by the Live Ventures CEO. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

19.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law.

The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

20.Compliance with 409A.  This Agreement is intended to comply with Internal Revenue Code Section 409A (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A.  Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption.  Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible.  For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment.  Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A.  Payments and reimbursements of expenses shall be made promptly and in no event later than the last day of the calendar year following the calendar year in which such expense was incurred, and the amount of any expense eligible for payment or reimbursement in one year shall not affect the amount eligible for payment or reimbursement in any other year.  Executive hereby acknowledges and agrees that (i) the Company makes no representations or warranties regarding the tax treatment or tax consequences of any compensation, benefits or other payments under the Agreement, including, without limitation, by operation of Section 409A, or any successor statute, regulation or guidance thereto, and (ii) the Company is not responsible for taking, or refraining from taking, any actions in order to achieve a certain tax result for Executive.  The Company has advised Executive to consult Executive’s tax attorney, accountant or other advisor with respect to any tax issue arising under this Agreement.

21.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

22.Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

23.Tolling. Should the Executive violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which the Executive ceases to be in violation of such obligation.

24.Notification to Subsequent Employer. When the Executive’s employment with the Company terminates, the Executive agrees to notify any subsequent employer of the restrictive covenants sections contained in this Agreement. The Executive will also deliver a copy of such notice to the Company before the Executive commences employment with any subsequent employer. In addition, the Executive authorizes the Company to provide a copy of the restrictive covenants sections of this Agreement to third parties, including but not limited to, the Executive's subsequent, anticipated, or possible future employer.

25.Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

26.Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by overnight carrier or electronic mail to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

Salomon Whitney LLC

c/o Live Ventures Incorporated

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

Attn:  Michael Stein, Senior Vice President and General Counsel

Email:  mstein@liveventures.com

If to the Executive:

[NAME AND ADDRESS OF EXECUTIVE]

With a copy to (which shall not constitute notice):

Charles M. O'Rourke, Esq.

2 Swenson Drive

Woodbury, NY 11797

Email: cor@corlawyer.com

27.Representations of the Executive. The Executive represents and warrants to the Company that:

(a)The Executive’s acceptance of employment with the Company and the performance of duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which the Executive is a party or is otherwise bound.

(b)The Executive’s acceptance of employment with the Company and the performance of duties hereunder will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer.

28.Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

29.Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

30.Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE'S CHOICE BEFORE SIGNING THIS AGREEMENT.

(Remainder of this page intentionally left blank; signatures begin on the next page.)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Salomon Whitney LLC

By:
Name:
Title:

EXECUTIVE
Signature:
Print Name:

[Signature Page to Employment Agreement]

EXHIBIT A

Fringe Benefits and Perquisites; Bonus

Fringe Benefits and Perquisites (with approximate cost, as reported by Executive, as of ____, 2021):

1.       Health Insurance - $3,699/month

2.       Disability / Life – $1,095/month

3.       Car Allowance - $1,500/month

4.       Car Insurance - $800/month

5.       Cell Phones - $450/month

6.       Expense Account - $2000/month

Bonus

EBITDA to be calculated after all expenses, including any bonuses paid to executives. Relative to acquisitions (whether structured as asset acquisitions, stock acquisitions, mergers, or otherwise), bonus calculation will be based upon the incremental addition in EBITDA on the target, and not based upon the entire EBITDA.

By way of example, if EBITDA after all expenses (including executive compensation and bonuses) = $3,500,000, then EBITDA x 6.25% = $218,750 paid to Executive.

See the attached sample calculation.

Sample Calculation.

Illustrative Assumptions
SW EBITDA at Transaction Close	$3,000,000	(a)
SW - First Fiscal Year Organic EBITDA	$4,000,000	(b)
Selling Unitholder Distribution Factor	12.50%	(c)
Acquired EBITDA Year 2 (Acquired 1st Day of Year 2)	$1,000,000	(d)
Annual Interest Expense on Acquisition Debt	$250,000	(e)
Year 2 Ending Acquired EBITDA	$1,500,000	(f)
SW - Second Fiscal Year Organic EBITDA	$5,000,000	(g)

Year 1 - Non- Acquisitions - Distribution Payable
SW - First Fiscal Year Organic EBITDA	$4,000,000	(b)
Selling Unitholder Distribution Factor	12.50%	(c)
Total Year 1 Distribution Payable (payable quarterly on an estimated basis)	$500,000	(a) * (c)

Year 2 - With Acquisition - Distribution Payable
Year 2 Ending Acquired EBITDA	$1,500,000	(f)
Acquired EBITDA Year 2 (Acquired 1st Day of Year 2)	$1,000,000	(d)
Annual Interest Expense on Acquisition Debt	$250,000	(e)
Eligible Acquisition EBITDA	$250,000	(h) = (f) - (d) - (e)
SW - Second Fiscal Year Organic EBITDA	$5,000,000	(g)
Total Year 2 Distribution EBITDA	$5,250,000	(i) = (h) + (g)
Selling Unitholder Distribution Factor	12.50%	(c)
Total Year 2 Distribution Payable (payable quarterly on an estimated basis)	$656,250	(i) * (c)

EXHIBIT D

Operating Agreement

AGREEMENT

OF

SALOMON WHITNEY LLC

A New York Limited Liability Company

As of June 14, 2021

AMENDED AND RESTATED OPERATING AGREEMENT

THIS AMENDED AND RESTATED OPERATING AGREEMENT is made as of June __, 2021 (the “Effective Date”), by and among Salomon Whitney LLC, a New York limited liability company (trading and doing business from time to time as SW Financial) (the “Company”), Angia Holdings LLC, a New York limited liability company (“Angia”), and SW Affiliated Holdings LLC, a Nevada limited liability company (“Holdings”). Angia and Holdings are each, a “Member”, and are collectively, the “Members”).

WHEREAS, the Company is registered with the U.S. Securities and Exchange Commission (“SEC”), as SEC #8-67688, and with the Financial Industry Regulatory Authority, Inc. (“FINRA”), having Central Registration Depository (“CRD”) #145012; and

WHEREAS, the Company is a “Broker-Dealer” (as defined and understood by FINRA), and licensed to conduct business in accordance with the Company’s membership agreement with FINRA; and

WHEREAS, Angia, the original sole member of the Company, effective as of the Effective Date and in accordance with the MIPA, has transferred and assigned to Holdings, a 24.99% Membership Interest in the Company; and

WHEREAS, the Company and the Members desire to amend and restate in its entirety the Operating Agreement of the Company, dated September 7, 2013 (the “Original Agreement”).

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

Article I  THE COMPANY

1.1Formation.  The Company was formed under and pursuant to the Act by the filing of the Articles with the Department of State of the State of New York under and pursuant to the Act on June 11, 2007, and the Members agree to continue the Company in existence upon the terms and conditions set forth in this Agreement.  The Members agree that the rights and liabilities of the Members shall be as provided in the Act except as herein otherwise expressly provided.

1.2Name.  The name of the Company is as set forth in the preamble of this Agreement.  The business of the Company may be conducted upon compliance with all applicable laws under the Company name or any other name designated by the Board of Managers from time to time.  The Company shall have the exclusive ownership of and the right to use the Company name.

1.3Powers and Privileges.  The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

1.4Purpose.  The Company is formed to and may engage in any lawful business purposes for which limited liability companies may be formed under the Act.

1.5Principal Office.  The principal office of the Company shall be located as designated by the Board of Managers.  The location of the Company’s principal place of business may be changed by the Board of Managers from time to time in accordance with the then applicable provisions of the Act and any other applicable laws.

1.6Term.  The term of the Company began upon the acceptance of the Articles by the Secretary of State of the State of New York, and the Company shall continue in existence until terminated pursuant to Section 10.1 hereof.

1.7Fiscal Year.  The fiscal year of the Company (the “Fiscal Year”) shall end on December 31 in each year, or such other date as is determined by the Board of Managers.  The Company shall have the same Fiscal Year for income tax and for financial and accounting purposes.

1.8Definitions. Terms not defined in the body of this Agreement shall have the meanings set forth on Schedule B.

Article II  MANAGEMENT OF THE COMPANY

2.1Board of Managers.  The full and entire management of the business and affairs of the Company shall be vested in a Board of Managers (the “Board of Managers”).  Except where the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of the Act, the Board of Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company’s business.  It is understood and agreed that the Board of Managers shall have all of the rights and powers of a manager as provided in the Act and as otherwise provided by applicable law, and any action taken by the Board of Managers or its authorized agent or agents shall constitute the act of and serve to bind the Company.

2.2Appointment and Election of Managers.  The Board of Managers shall consist of at least three (3) and not more than five (5) individuals, which number may be increased or decreased from time to time by the Board of Managers (each a “Manager”).  The persons serving as CEO and CFO of the Company shall each serve as a Manager, for so long as such person remains engaged by the Company in such capacity, and the remaining three (3) Managers will be appointed by Holdings (and only Holdings shall be entitled appoint and/or remove such Managers). As of the Effective Date, the Managers shall be Thomas Diamante (in his capacity as CEO), Larry Zelin (in his capacity as CFO), Jon Isaac, Tony Isaac, and Eric Althofer.  For the avoidance of doubt, individuals serving on the Board of Managers need not be Members of the Company.

2.3Powers.  Without limiting the generality of Section 2.1 and subject to the other terms and conditions set forth herein (including in this Article II), the Board of Managers is authorized and empowered to authorize the Company, directly or indirectly, to:

(a)acquire by purchase, lease or otherwise, any real or personal property, tangible or intangible;

(b)construct, operate, maintain, finance and improve and to own, sell, convey, assign, mortgage or lease any property owned or held by the Company;

(c)enter into agreements and contracts in connection with the Company’s business;

(d)borrow money for and on behalf of the Company and execute any guaranty on behalf of a third party and pledge Company property to secure any such obligation, subject to the limitations set forth herein;

(e)execute or modify agreements or contracts with respect to any part or all of the property owned or held by the Company;

(f)repay, in whole or in part, refinance, amend, modify or extend any mortgages or deeds of trust that may affect any property owned or held by the Company and, in connection therewith, to execute for and on behalf of the Company any extensions, renewals or modifications of such mortgages or deeds of trust;

(g)execute any and all other instruments and documents that may be necessary or, in the opinion of the Board of Managers, desirable to carry out the intent and purpose of this Agreement;

(h)make any and all expenditures that the Board of Managers deems necessary or appropriate in connection with the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Agreement, including, without limitation, all operating, capital, legal, accounting, investment advisory and other related expenses incurred in connection with the organization, financing and operation of the Company or in connection with its property;

(i)invest and reinvest Company monies in short term instruments or money market funds or any securities or other investments, whether or not publicly traded or readily marketable;

(j)exercise on behalf of the Company all of the rights associated with stock or other interests in property of any kind held by the Company;

(k)loan money on behalf of the Company, subject to the limitations set forth herein;

(l)purchase liability and other insurance to protect the Company’s property and business;

(m)pay all Company debts, obligations and expenses;

(n)employ accountants, attorneys, appraisers or other professionals to perform services for or on behalf of the Company and to compensate them from Company funds;

(o)establish reasonable reserves for anticipated Company expenses funded from such portion of the Company’s gross receipts as the Board of Managers may reasonably deem appropriate for such purpose, which shall be set on an annual basis;

(p)enter into mergers with or acquisitions of other Persons;

(q)consummate a Liquidation Event;

(r)perform any and all other acts as the Board of Managers may deem necessary or appropriate to the conduct of the Company’s business.

2.4Action by the Board of Managers.

(a)Meetings of the Board of Managers shall be held at such times and at such locations as may be determined by the Board of Managers.  Each Manager shall have the opportunity to participate in each meeting of the Board of Managers by telephone conference or similar communications equipment by means of which all Persons participating in the meeting can hear one another, and such participation shall constitute presence of such Person at such meeting.  The presence of at least a majority of the Board of Managers then in office, which must include at least two of the Managers appointed by Holdings, shall constitute a quorum for the transaction of business.

(b)Unless waived by all of the Managers in writing (before or after a meeting), the Board of Managers shall provide written notice of any meeting, which notice shall state the place, date, time and purpose of the meeting.  Notice of such meeting shall be given to each Manager at least forty-eight (48) hours prior to the date on which such meeting is to be held.  Notice of any meeting need not be given to any Manager who waives such notice (before or after a meeting).  Attendance at such meeting shall constitute a waiver of notice of such meeting.

(c)Each Manager shall be entitled to one vote on all matters before the Board of Managers.  Subject to Section 2.5, the affirmative vote by those Managers holding at least a majority of the votes held by all Managers then serving on the Board of Managers (after giving effect to the preceding sentence) shall be required and shall be sufficient in order to constitute the act of the Board of Managers.

(d)Any action that is permitted or required to be taken by the Board of Managers may be taken or ratified by written consent setting forth the specific action to be taken, which written consent is signed by all of the Managers.

2.5Special Holdings Consent to Certain Actions.  Notwithstanding anything else in this Agreement which is or appears to be inconsistent with this Section 2.5, without the affirmative vote of Holdings, the Company shall not, directly or indirectly, take any of the following actions:

(a)issue additional Units, authorize a new class of Units or admit new Members or substitute Members;

(b)require or accept any additional Capital Contributions;

(c)increase or decrease the number of Managers or remove any Managers or officers;

(d)effectuate any acquisition or purchase by the Company of all or substantially all of the assets or any equity securities of another entity;

(e)effectuate any sale, lease, transfer, exclusive license or other disposition of substantially all of the assets of the Company;

(f)borrow money for and on behalf of the Company and execute any guaranty on behalf of a third party and pledge Company property to secure any such obligation;

(g)make any loan to a Member or other transaction with a Member or an entity controlled by a Member not in the ordinary course of business, or enter into any transaction described in Section 6.10 with any Member;

(h)transfer of Units by a Member other than as contemplated by the MIPA;

(i)effectuate any merger or sale of the Membership Interests in the Company with another entity or recapitalization, consolidation, amalgamation, or other form of business combination, dissolution, liquidation or winding up of Company;

(j)own or make any investment in any other corporation, partnership, joint venture, limited liability company, or other legally recognizable entity;

(k)make any distributions or dividends other than in accordance with Article V herein;

(l)make any material changes to the business of the Company, enter into a new and unrelated line of business, or exit from the business of the Company;

(m)amend the Articles or this Agreement;

(n)cease to at all times be registered with the SEC and with FINRA;

(o)cease to be a Broker-Dealer;

(p)terminate or modify in any way the Company’s Membership Agreement with FINRA; or

(q)undertake or commit to undertake any of the actions set forth in Section 5.01 of the MIPA.

2.6Officers.

(a)The Board of Managers may appoint such officers as it in its sole discretion deems necessary and appropriate to perform its duties hereunder and to implement the decisions (including without limitation executing documents) of the Board of Managers.  Each officer shall hold office until his successor shall have been duly elected pursuant to Section 2.6(b), until his death, or until he shall resign or shall have been removed pursuant to Section 2.6(c).  Any two or more offices may be held by the same Person.

(b)Each officer of the Company shall be elected and appointed to his respective office by the Board of Managers.

(c)Subject to Section 2.5(c), any officer elected or appointed pursuant to Section 2.6(b) may be removed, with or without cause, by the Board of Managers at any time, subject to the terms of any employment agreement between such officer and the Company.  Election or appointment of an officer shall not of itself create contract rights.

(d)Any vacancy occurring in any office of the Company (by death, resignation, removal, or otherwise) may be filled in the manner set forth in Section 2.6(b) hereof.  The Board of Mangers is not required to designate Persons to serve in all of the officer positions or to fill any vacancies that may occur.

(e)Subject to the terms and conditions of this Article II, the officers shall have such authority and perform such duties in the management of the Company as may be deemed appropriate by the Board of Managers and as may be set forth in an employment agreement between such officer and the Company.

(f)As of the Effective Date, the Officers shall be as follows:

Name		Office
Thomas Diamante		Chief Executive Officer
Larry Zelin	Chief Financial Officer

2.7Reimbursement of Manager Expenses.  The Company shall reimburse the Managers for out-of-pocket expenses reasonably incurred and paid by any of them in connection with their duties as Managers, including, without limitation, travel expenses incurred in connection with meetings of the Board of Managers.  Any reimbursement paid pursuant to this Section 2.7 shall be treated as expenses of the Company and shall not be deemed to constitute Distributions to any Member, directly or indirectly, of profit, loss or capital of the Company.

Article III  CONTRIBUTIONS AND CAPITAL ACCOUNTS

3.1Additional Contributions.  Except as otherwise specifically agreed to in writing by a Member, with the unanimous written consent of the Board of Managers, a Member shall not be required or permitted to make any additional Capital Contributions to the Company.  Notwithstanding anything to the contrary contained herein, no Member shall be required to make any additional Capital Contribution without such Member’s consent.

3.2Capital Accounts.  A separate Capital Account shall be established and maintained for each Member in accordance with Code Section 704 and Treasury Regulation Section 1.704-1(b) and the following provisions:

(a)The Capital Account of a Member shall be credited with: (i) the amount of any cash Capital Contributions made by that Member and the Book Value of any other Capital Contributions made by that Member; (ii) such Member’s share of Profits and items of income and gain allocated pursuant to Section 4.2 or Section 4.3; and (iii) the amount of Company liabilities assumed by such Member or that are secured by any property distributed to such Member, The Capital Account of a Member shall be debited with: (w) distributions in cash to such Member; (x) the Book Value of property distributed in kind to such Member; (y) such Member’s share of Losses and items in the nature of expenses or losses that are allocated to such Member pursuant to Section 4.2 or Section 4.3; and (z) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed to the Company by such Member.

(b)If any interest in the Company, or a portion thereof, is transferred in accordance with this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(c)The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations.  If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed to comply with such Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Articles IV and X hereof.  The Board also may make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

3.3Negative Capital Accounts.  No Member shall be required under any circumstances to make up a negative balance in his, her or its Capital Account.

3.4No Withdrawal of Capital.  No Member shall have the right to withdraw his or her capital from the Company or to receive any distribution of or return on such Member’s Capital Contributions.  An unrepaid Capital Contribution is not a liability of the Company or of any Member.

Article IV  ALLOCATIONS AND TAX MATTERS

4.1Profits and Losses.  After giving effect to the special allocations set forth in Sections 4.2 and 4.3, Profits and Losses for any Accounting Period shall be allocated among the Members in such manner that the Capital Account balance of each Member, after such allocation, shall be equal, as nearly as possible, to the amount that would be distributed to such Member if (a) the Company were to sell all of its assets for their book value, as determined under the Treasury Regulations, (b) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the book value of the property securing such liability) and (c) the Company were to distribute the remaining proceeds of the sale pursuant to Section 10.2(c), minus such Member’s share of “partnership minimum gain” and “partner nonrecourse debt minimum gain,” as those terms are defined in the Treasury Regulations, computed immediately prior to the hypothetical sale of assets as described in subsection (a) above, and also minus any amounts that the Member is obligated to contributed to the Company.

4.2Special Allocations.  The following special allocations shall be made in the following order:

(a)Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain during any Accounting Period, each Member shall be specially allocated items of Company income and gain for such Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704¬2(f)(6) and 1.704-2(j)(2).  This Section 4.2(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)Member Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article IV, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Accounting Period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to, each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Section 4.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.2(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(c) were not in the Agreement.

(d)Gross Income Allocation.  In the event any Member has a deficit Capital Account balance at the end of any Company taxable year which is in excess of the amount such Member is obligated to restore or deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account balance in excess of such amount after all other allocations provided for in this Article IV have been made as if Section 4.2(c) hereof and this Section 4.2(d) were not in the Agreement.

(e)Nonrecourse Deductions.  Nonrecourse Deductions for any Accounting Period shall be allocated to the Members in proportion to their Percentage Interests.

(f)Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any Accounting Period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(g)Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of his, her or its Interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Percentage Interests in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

4.3Curative Allocations.  The allocations set forth in Section 4.2 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b).  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to Section 4.5.  Therefore, notwithstanding any other provision of this Article IV, the Board of Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have hade if the Regulatory Allocations were not part of this Agreement.

4.4Loss Limitation.  Losses allocated pursuant to Section 4.1 shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Accounting Period.  In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.1 hereof, the limitation set forth in this Section 4.4 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Losses to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

4.5Other Allocation Rules.

(a)For purposes of determining Profits, Losses or any other items allocable to any Accounting Period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board of Managers using any permissible method under Code Section 706 and the Treasury Regulations promulgated thereunder.

(b)For purposes of allocating Excess Nonrecourse Liabilities of the Company, each Member’s Interest in Company Profits under Treasury Regulations Section 1.752-3(a)(3) shall be deemed to equal such Member’s Percentage Interest.

(c)The Members are aware of the income tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their allocable share of Company income and loss for income tax purposes.

4.6Tax Allocations; Code Section 704(c).

(a)In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value using any allocation permitted by Code Section 704(c) and the Treasury Regulations promulgated thereunder.

(b)In the event the Book Value of any Company asset is adjusted pursuant to paragraph (ii) of the definition of Book Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

(c)Any elections or other decisions relating to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 4.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provision of this Agreement.

Article V  DISTRIBUTIONS

5.1Distributions.  Except as set forth in this Section 5.1, the Company shall not make Distributions of any kind or nature from and after the Effective Date and until after the Closing (as defined in the MIPA) of the transactions contemplated by the MIPA. Notwithstanding the foregoing, (a) to the extent available, the Company shall distribute to Angia up to $100,000 of the Available Cash monthly, beginning on July 15, 2021 and on the fifteenth of each month thereafter, through and including December 15, 2021, payable against the Closing Payment pursuant to Section 2.04 of the MIPA, and the associated net income of the Company shall be reflected on the K-1 of Holdings, and (b) on or before December 31, 2021, the difference between the amount required to be paid pursuant to Section 2.04 of the MIPA and the amount paid pursuant to Section 5.1(a) of this Agreement shall be paid to Angia by the Company and/or Holdings, and the associated net income of the Company shall be reflected on the K-1 of Holdings.

5.2Liquidating Distributions.  Distributions of proceeds resulting from a termination and dissolution of the Company shall be distributed in the manner set forth in Section 10.2(c).

Article VI  UNITS; MEMBERSHIP

6.1Units Generally.  The Membership Interests of the Members shall be represented by issued and outstanding Units.  The Company shall maintain a schedule of all Members from time to time, their respective mailing addresses, and the Units held by them (as the same may be amended, modified or supplemented from time to time, the “Members Schedule”).  As of the date hereof, the Members of the Company are the Persons executing this Agreement as of the date hereof and listed as “Members” on the Members Schedule attached hereto as Schedule A.  Ownership of a Unit (or fraction thereof) shall not entitle a Member to call for a partition or division of any property of the Company or for any accounting. The Board in its sole discretion may, but shall not be required to, issue certificates to the Members representing the Units held by such Member. No Units may be pledged or otherwise encumbered except with the prior written consent of the Board of Managers and Holdings.

6.2Authorization of Units.  The capital structure of the Company shall consist of one class of common Units.

6.3Powers of the Members.  As provided by and subject to Article II and Section 2.5, control and management of the Company is vested in the Board of Managers.  The Members, as such, shall have only those powers required by the Act to be vested in the Members or specifically vested in the Members pursuant to Section 2.2 (designation of members of the Board of Managers), Section 7.4(c) (indemnification), Section 10.1(a) (voluntary dissolution of the Company) or Section 11.2 (certain amendments of the Articles or this Agreement).

6.4Voting Rights of Members.  Except as otherwise provided by applicable law or in this Agreement, the holders of common Units shall have the right to vote on all issues presented to the Members of the Company.  Each common Unit shall be entitled to one (1) vote.

6.5Action by Members.  Whenever any action is to be taken by vote of the Members pursuant hereto, it shall be authorized upon receiving the affirmative vote of the Members holding eighty percent (80%) of the issued and outstanding Units.

6.6Meetings of Members.

(a)Call of Meetings.  Special meetings of the Members may be called by resolution of the Board of Managers and shall be called by the Board of

Managers upon the written request (stating the purpose of the meeting) of any Member.  At all such meetings, the Members shall transact such business as may properly be brought before the meeting.

(b)Place of Meeting.  The place of any meeting of the Members shall be the principal office of the Company, unless another place is designated by the Board of Managers.

(c)Notice of Meetings.  Written notice stating the place, day, hour and purpose or purposes of any meeting of the Members shall be delivered to each Member not less than 10 nor more than 60 days before the date of the meeting in any manner described in Section 11.10.

(d)Conduct of Meetings.  All meetings of the Members shall be presided over by a chairperson of the meeting, who shall be designated by the Board of Managers.  The chairperson of any meeting of the Members shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion, and shall appoint a secretary of such meeting to take minutes thereof.

(e)Participation by Telephone or Similar Communications.  Members may participate and hold a meeting by means of conference telephone or similar communications equipment by means of which all Members participating can hear and be heard, and such participation shall constitute attendance and presence in person at such meeting.

(f)Waiver of Notice.  When any notice of a meeting of the Members is required to be given, a waiver thereof in writing signed by a Member entitled to such notice, whether given before, at, or after the time of the meeting as stated in such notice, shall be equivalent to the proper giving of such notice.

(g)Action by Written Consent.  Any action required or permitted to be taken at a meeting of Members may be taken without a meeting upon the unanimous written consent of the Members.  Such consent or consents may be signed in counterpart and may be delivered in any manner described in Section 11.10. Any written consent of the Members shall be effective when the requisite Members have signed the consent, within the meaning of the Act, unless the consent specifies a different effective date.

6.7Limited Liability.  Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

6.8Other Business; Non-Competition & Exclusive Dealing.

(a)Holdings may engage in or possess an interest in other business ventures of every kind and description (other than business ventures that directly compete with the business of the Company), independently or with others, and neither the Company nor other Members shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

(b)During such time as a person is a Unitholder and for a 12-month period following the date such person ceases to be a Unitholder, such Unitholder shall not, directly or indirectly:

(i)solicit for employment or employ (or attempt to solicit for employment or employ), for themselves or on behalf of any other Person, any employee of the Company or its Affiliates or any Person who was such an employee during the 180-day period preceding the date of such solicitation, employment or attempted solicitation or employment; or

(ii)encourage any customer, distributor, vendor, supplier or agent to cease, in whole or in part, its business relationship with the Company or any of its Affiliates.

(c)If any Manager, directly or indirectly, acquires knowledge of a potential business opportunity that may be within the scope of the business of the Company (each, a “Company Opportunity”), that Manager shall have a duty to communicate or offer the Company Opportunity to the Company in writing (each a, “Company Opportunity Notice”).  Upon receipt of a Company Opportunity Notice from a Manager, the Company shall notify the Manager in writing of its intent to pursue the Company Opportunity within thirty (30) days of receipt of the Company Opportunity Notice (the “Company Opportunity Notice Period”).  In the event the Company does not notify the Manager submitting the Company Opportunity Notice of its intent to pursue the Company Opportunity within the Company Opportunity Notice Period, the Company shall release such Company Opportunity to that Manager (a “Released Opportunity”) and that Manager shall have no further obligation to the Company or the other Members with respect to the Released Opportunity.  Notwithstanding anything to the contrary, however, a Manager shall not have a duty to communicate or offer a Company Opportunity to the Company if such Company Opportunity came to the Manager independently of his position or involvement with the Company or its subsidiaries or if the Manager reasonably believes that the Company would not be able to take advantage of the opportunity.

(d)The restrictions set forth in this Section 6.8 are considered by the Company and its Affiliates and each Member (collectively the “Parties”) to be reasonable for the purposes of protecting the value of the business of the Company and goodwill of the Company and its Affiliates.  The Parties acknowledge that the Company and its Affiliates would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Company and its Affiliates in the event the covenants contained in this Section 6.8 were not complied with in accordance with their terms.  Accordingly, the Parties agree that any breach or threatened breach by any Member of any provision of this Section 6.8 shall entitle the Company and/or any Member to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to it, and that the Company and its Affiliates, or any Member seeking to enforce this Section 6.8, shall be entitled to receive from each other Member reimbursement for all reasonable attorneys’ fees and expenses incurred by the Company and its Affiliates or such Member in enforcing these provisions.  In addition to its other rights and remedies, the Company and its Affiliates and/or any Member shall have the right to require any Member, if any of them breaches any of the covenants contained in this Section 6.8, to account for and pay over to the Company and its Affiliates all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by such breaching Member from the action constituting such breach.  It is the desire and intent of the Parties that the provisions of this Section 6.8 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought.  To the extent that any of the provisions contained in this Section 6.8 may later be adjudicated by a court to be too broad to be enforced with respect to any of such provision’s scope, duration, area, line of business or any other matter, such provision shall be deemed amended by limiting and reducing such provision’s scope, duration, area, line of business or other matter, as the case may be, so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction and this Section 6.8 as drafted, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which such adjudication is made.

(e)The Company, its Affiliates and any Member seeking to enforce the provisions of this Section 6.8 shall not be required to post any bond or prove any special damages in order to get injunctive or any other relief under this Section 6.8.  Each of the Affiliates of the Company shall be third party beneficiaries with respect to this Section 6.8 and shall have right to enforce this Section 6.8.

6.9Transaction of Business.  With the consent of the Board of Managers, any Member may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one (1) or more obligations of, provide collateral for, and transact other business with the Company.  Any Member transacting business with the Company shall have the same rights and obligations with respect to such matter as a Person who is not a Member.

Article VII  EXCULPATION, INDEMNIFICATION AND INSURANCE

7.1Exculpation.  No Manager who has acted in good faith with respect to the conduct of the business and affairs of the Company shall be liable or accountable to the Company or to any of the Members, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, for any other act or thing that the Manager may do or refrain from doing in connection with the business and affairs of the Company or for any act or omission performed or omitted by the Manager, except for fraud, willful misconduct or gross negligence, and further except for breaches of contractual obligations or agreements between the Manager and the Company.  With respect to any vote, consent or approval of the Board of Managers or any Member(s), each Member or Manager may grant or withhold its vote, consent or approval in its sole discretion.  Each Manager shall perform his duties with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances

7.2Reliance.  Each Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Members, officers, employees or committees, or by any other Person as to matters the Manager reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company (including, without limitation, information, opinions, reports or statements as to the value and the amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid).  In addition, the Board of Managers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any opinion of any such Person as to matters which the Board of Managers reasonably believes to be within such Person’s professional or expert competence shall be a full and complete authorization and shall provide full and complete protection in respect of any action taken or suffered or omitted by the Board of Managers hereunder in good faith and in accordance with such opinion.

7.3Modification of Legal Duties.  To the extent that any provision of this Article VII or any other provision of this Agreement purports or is interpreted to have the effect of restricting, eliminating or otherwise modifying the duties (including fiduciary duties) that otherwise, as a result of the Act, law or equity, might be owed by any Manager, Member or other Person to the Company, any subsidiary thereof or the Members, or to constitute a waiver by the Members of any such duty or a consent by the Members to any such restriction, elimination or modification of any such duty, the provisions in this Agreement shall be deemed to have been approved by the Members, and the Members hereby agree that these provisions shall restrict, eliminate or modify those duties.  Notwithstanding any provision of this Agreement to the contrary, to the extent that, at law or in equity, a Manager or Member has any duties (fiduciary or otherwise) and liabilities relating thereto to the Company or another Member, (a) neither such Manager nor Member shall be liable to the Company or other Members for actions taken in reliance upon the provisions of this Agreement and (b) the duties (fiduciary or otherwise) of such Manager or Member are intended to be modified and limited to those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against such Manager or Member.  The provisions of this Agreement, to the extent that they restrict or limit the duties and liabilities of a Manager or Member otherwise existing at law or in equity, replace such other duties and liabilities of such Manager or Member to the maximum extent permitted by applicable law.

7.4Indemnification.  In addition to any other powers provided by law:

(a)Subject to the other provisions of this Section, the Company shall, to the maximum extent permitted by law, indemnify and hold harmless each Manager, Member, partnership representative, employee or agent of the Company (each, an “Indemnified Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company, with respect to which the Company may, in the discretion of the Board of Managers, indemnify any Indemnified Person as provided in this Section) that arises out of or is related to the conduct of the business or affairs of the Company or the Indemnified Person’s activities with respect thereto against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Person in connection with such action, suit or proceeding unless such Indemnified Person’s actions or omissions constitute fraud, willful misconduct or gross negligence.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person’s actions or omissions constitute fraud, willful misconduct or gross negligence.

(b)To the extent that an Indemnified Person has been successful on the merits or otherwise in connection with any action, suit or proceeding referred to in Section 7.4(a), the Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(c)Any indemnification under this Article VII (unless ordered by a court) shall be made by the Company only as authorized in the specific case pursuant to a determination that such indemnification is permitted or required by the provisions of this Article VII.  Such authorization and determination shall be made by the Board of Managers.  If any Manager is a party to such action, suit, or proceeding, then such determination shall be made by a majority of the Managers who are not parties to such action, suit, or proceeding, and if all Managers are a party to such action, suit, or proceeding, then such determination shall be made by a majority of the Members who are not parties to such action, suit, or proceeding.

(d)The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement, vote of Members or otherwise, and no amendment or repeal of any provision of this Section shall alter, to the detriment of an Indemnified Person, the rights of such Person to the advancement of expenses or indemnification related to a claim based on an act or omission that took place prior to the amendment or repeal or the Person’s ceasing to be an Indemnified Person of the Company.

(e)The Company hereby acknowledges that certain Indemnified Persons may have or be granted certain rights to indemnification, advancement of expenses and/or insurance provided by a Member or one or more of its Affiliates (collectively, the “Member Indemnitors”).  It is hereby acknowledged and agreed (i) that, as between the Company and the Member Indemnitors, (A) the Company shall be the indemnitor of first resort (i.e., its obligations to such Indemnified Person shall be primary and any obligation of the Member Indemnitors or any of them to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee shall be secondary), and (B) if the Board of Managers determines that the Company shall make advances to such Indemnified Person to cover the costs incurred in defense of or in connection with any demand, claim, action, suit or proceeding against such Indemnified Person, the Company shall be primarily liable for such costs as contemplated by this Agreement, without regard to any rights the Indemnified Person may have against any Member Indemnitor, and (ii) that the Company irrevocably waives, relinquishes and releases the Member Indemnitors from any and all claims against the Member Indemnitors or any of them for contribution, subrogation or any other recovery of any kind in respect thereof It is further agreed that no advancement or payment by the Member Indemnitors or any of them on behalf of an Indemnified Person shall affect the foregoing and the Member Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company.

7.5Advancement of Expenses.  To the fullest extent permitted by this Agreement and applicable law, expenses (including, without limitation, attorneys’ fees and disbursements) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be later determined that such Indemnified Person was not entitled to be indemnified hereunder.

7.6Insurance.  The Company may purchase and maintain insurance or other similar protection for its benefit, the benefit of any Indemnified Person, or both, against any liability that may be asserted against or expense that may be incurred by an Indemnified Person, whether or not the Company would have the obligation to indemnify such Indemnified Person against such liability.

Article VIII  ADMISSION OF MEMBERS, WITHDRAWAL
AND TRANSFER OF INTERESTS

8.1Withdrawals and Transfers of Interests.  No Member shall have the right to withdraw from the Company except with the consent of the Board of Managers.  No transfer of any Interest of a Member shall be permitted without the consent of the Board of Managers and Holdings (in their respective sole discretions), except a transfer of Angia’s remaining Interest to Holdings in accordance with the MIPA,  and any transfer made other than as permitted by this Article VIII shall, unless otherwise determined by the Board of Managers and Holdings, be null and void and shall not be recognized by the Company for any purpose.  For purposes of the limitation described herein, a “transfer” shall include any voluntary or involuntary transfer, including without limitation, any sale, assignment, gift, exchange, hypothecation, collateral assignment, pledge, grant of an option, subjection to any security interest, encumbrance, charging order or any transfer by will or in connection with a charging order or the settlement of any claim or liability to which the Member may be subject.  If approved by the Board of Managers and Holdings, the transfer will, nevertheless, be invalid unless the following conditions (“Conditions of Transfer”) are satisfied: (i) the transfer will not require registration by the Company of Membership Interests or any rights associated therewith under any federal or state securities laws; (ii) the transferee delivers to the Company a written instrument agreeing to be bound by the terms of this Agreement; and (iii) the transferor or the transferee delivers the following information to the Company: (1) the transferee’s taxpayer identification number; and (2) the transferee’s initial tax basis in the Membership Interest being transferred.  If approved by the Board of Managers and if the Conditions of Transfer and the conditions in Section 8.5(b) are satisfied, then a Member may transfer all or any portion of or any economic interest or right in the Membership Interest and the transferee shall also become a Member.

8.2Indemnification.  Each Member hereby covenants and agrees that such Member shall not transfer or attempt to transfer all or any part of its Interest to any Person except as permitted by this Article VIII and to hold the Company and the other Members harmless for any and all costs, liabilities or damages incurred by any of them (including, without limitation, incremental tax liability, court costs, attorney or other professional fees, costs incurred in investigating or attempting to nullify or prevent, as the case may be, a transfer not permitted hereunder and costs related to the enforcement of the indemnification provided in this Section 8.2 or the exercise of an Purchase Option) in connection with or arising out of such transfer or attempted transfer.  Each Member agrees that the Company (or, if applicable, any Member) shall have the absolute right to set off the purchase price paid in connection with the exercise of a Purchase Option with respect to the Interest of the Member or the Distributions owed in respect of such Interest by the amount of any unpaid portion of the indemnification obligation of such Member imposed by this Section 8.2.

8.3Purchase Option Events.  The following events shall constitute a “Purchase Option Event” with respect to the Interest of any Member:

(a)the filing of a petition in bankruptcy by or with respect to the Member;

(b)the entering of an order or decree by any court or arbitrator directing the involuntary transfer of the Interest;

(c)any other actual or attempted transfer of all or any portion of the Interest in contravention of any provision of this Agreement.

8.4Purchase Option.

(a)Exercise of Purchase Option.  Upon the occurrence of a Purchase Option Event, the Company, and, if the Company elects not to exercise such right, then the Members as provided in this Section shall have the option and the right to elect to purchase all or any portion of the Interest of the Member to whom the Purchase Option Event applies (such Person, the “Transferor” and such option, a “Purchase Option”); provided, however, that no Member shall have an option or right to elect or purchase if such Member is the Member to which such Purchase Option Event applies.  Upon receipt of a written notice or upon acquiring actual knowledge of facts and circumstances sufficient to inform a reasonable Person that a Purchase Option Event has occurred, the Company (or any other Member, as the case may be) shall promptly provide written notice of the same to each other Member (the date of such notice, the “Notice Date”).  If, within thirty (30) days following the Notice Date, the Company does not provide a written election notice to the Transferor (with copies to the other Members) electing to exercise such Purchase Option (a “Purchase Option Election”) with respect to any portion of the Transferor’s Interest, then the Members may, within sixty (60) days with respect to any remaining portion of the Transferor’s Interest by providing a Purchase Option Election to the Transferor (with a copy to the Company and each other Member) and each electing Member shall have the right to participate in such purchase on a pro rata basis according to the Members’ Percentage Interests or as they may otherwise agree among themselves Any portion of the Transferor’s Interest that is not purchased pursuant to a Purchase Option shall not be transferred unless all of the conditions provided in Section 8.5(b) are satisfied.

(b)Terms.  At the closing of any transfer pursuant to the exercise of a Purchase Option, which shall take place at the principal place of business of the Company on a date and time mutually agreed upon by the purchasing party and the Transferor (or the representative of the Transferor’s estate if applicable) the Transferor shall deliver to the Company (i) a duly executed and acknowledged instrument of assignment transferring the Interest to the purchasing party and (ii) such evidence of the absence of any liens, security interests and encumbrances as the Company and any Member purchasing any part of such Interest shall reasonably request.  The Transferor shall pay all expenses associated with the transfer, including appraisal (except as provided below), legal and other professional fees, transfer or other applicable taxes and any payment due pursuant to Section 8.2, and each Member hereby acknowledges and agrees that the Company or any Member shall have the right to set off the purchase price for the Interest in the amount of any and all such expenses not paid by the Member prior to the closing.

(c)Price.  Except as otherwise provided herein, the purchase price for an Interest sold pursuant to a Purchase Option shall be its fair market value as of the date the Purchase Option Event occurred (the ‘“Valuation Date”) as agreed to by the parties or, if the parties cannot agree, as determined by a business appraiser selected by the Board of Managers and the Transferor.  The fees of such appraiser shall be borne one-half by the Company and one-half by the Transferor.  In the event the Transferor does not agree with the fair market value determined by such appraiser, the Transferor may, at such Member’s sole expense, choose another business appraiser to determine the fair market value of the Interest and, to the extent the appraisals obtained by the Board of Managers and the Transferor significantly differ and the parties cannot otherwise agree on the fair market value of the Interest, the two appraisers shall select a third business appraiser who shall choose the one of such two previously obtained appraised values that, in his or her judgment, most closely reflects the fair market value of the Interest as of the Valuation Date.

(d)Methods of Payment. The Company or the other Members, as the case may be, and the Transferor shall mutually determine the payment terms.

8.5Admission of Members.

(a)Admission of New Members.  No Person shall be admitted to the Company as an additional Member.

(b)Admission of Substitute Member.  In the event a Member transfers all or any part of the Member’s Interest in accordance with the terms of this Agreement, or if the Board of Managers so elects, any transferee shall be admitted to the Company as a “substitute Member,” provided that:

(i)the Transferor and his, her or its transferee execute and deliver such instruments as the Board of Managers deems necessary or desirable to effect such substitution, including, but not limited to, an executed copy of this Agreement;

(ii)such Transferor furnishes to the Company such assurances as the Board of Managers may request; and

(iii)the Board of Managers consents to the substitution of such transferee as a substitute Member.

A substitute Member shall have all of the rights, duties and obligations of the Transferor hereunder, and in all respects such Person’s admission shall be subject to all of the terms and provisions of this Agreement.

8.6Issuance of Additional Units. The Company shall not issue or sell any Units, any rights to acquire Units or any securities which are convertible into Units.

Article IX  BOOKS AND RECORDS; BANK ACCOUNTS; TAX MATTERS

9.1Books and Records.  The Board of Managers shall cause the Company to keep complete and accurate books and records of the Company, using the same methods of accounting which are used in preparing the federal income tax returns of the Company, to the extent applicable, and otherwise in accordance with sound accounting principles consistently applied.  Such books and records shall be maintained and be available, in addition to any documents and information required to be kept under the Act, at its principal office, for examination and copying by any Member, or the Member’s duly authorized representative, upon such Member’s reasonable request and at the Member’s expense during ordinary business hours.  A current list of the full name and last known address of each Member, a copy of this Agreement and the Articles (and any amendments thereto), executed copies of all powers of attorney, minutes of meetings or written consents of the Board of Managers or Members, and copies of the Company’s financial statements and federal, state and local income tax returns and reports for the three most recent years, shall be maintained at such office.

9.2Bank Accounts.  Bank accounts and/or other accounts of the Company shall be maintained in such banking and/or other financial institution(s) as shall be selected by the Board of Managers, and withdrawals shall be made and other activity conducted on such signature or signatures as shall be designated by the Board of Managers.

9.3Tax Elections and Methods.  The Board of Managers shall have the power, in its sole discretion, to (a) cause an election under Section 754 of the Code to be made with respect to the Company and (b) determine all other tax matters relating to the Company, including accounting procedures, not expressly provided for by the terms of this Agreement.

9.4Tax Returns and Other Writings.  The Board of Managers shall cause the preparation and timely filing of all Company tax returns and shall, on behalf of the Company, timely file all other writings required by any governmental authority having jurisdiction to require such filing.  On or before the date which is 15 days before the due date (including extensions) of the federal income tax return of the Company for each year, each Member shall be furnished with a copy of its Form K-1 with respect to the Company’s federal income tax return for the year.

9.5Partnership Representative.  Virland Johnson, or such other Person as Holdings may from time to time designate, shall serve as the “Partnership Representative” within the meaning of Section 6223(a) of the Code. The Partnership Representative shall promptly provide to the Members written notice of any partnership audit or other tax-related claim or proceeding and copies of all notices and other correspondence received from or submitted to the Internal Revenue Service or other taxing authority by or on behalf of the Partnership Representative or the Company in connection with such audit or other tax claim or proceeding.  The Partnership Representative shall represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by taxing authorities, including resulting judicial and administrative proceedings.  The Company shall reimburse the Partnership Representative for any costs incurred in representing the Company or the interests of the Members with respect to Company tax matters.

9.6Tax Classification.  The Company shall be classified as a partnership for U.S. federal income tax purposes and shall not elect to be classified as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulations Section 301.7701-3(a) or under any corresponding provision of state or local law.

Article X  DISSOLUTION AND WINDING UP

10.1Dissolution Events.  The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following (each a “Dissolution Event”):

(a)the consent of the Board of Managers with the prior written approval of the SW Member;

(b)the entry of a decree of judicial dissolution; or

(c)at any time there are no Members, unless the Company is continued as permitted under the Act.

10.2Liquidation and Termination.  Upon the occurrence of a Dissolution Event, the Board of Managers shall act as the liquidator or appoint one or more Members or other Persons to act as liquidator.  Subject to the control and direction of the Board of Managers, the liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided in this Section 10.2.  The steps to be accomplished by the liquidator are as follows:

(a)the liquidator shall sell such assets as the Board of Managers deems proper to pay or provide for the Company’s debts or liabilities and to generate cash for distribution to the Members;

(b)with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Unitholders shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property that has not been reflected in the Capital Accounts previously would be allocated among the members if there were a taxable disposition of the property for the fair market value thereof on the date of its distribution to any Unitholder; and

(c)any cash or other assets, based on their fair market values, remaining, after paying or providing for payment of the debts and liabilities of the Company, in any order of priority required by the Act, shall be distributed to the Unitholders pro rata according to their Percentage Interests.

10.3State Law Compliance.

(a)The Board of Managers may utilize any provisions of the Act designed to limit liability of the Members after distribution of the Company’s assets.

(b)The Board of Managers shall take all steps which are required by the Act to complete the dissolution of the Company.

Article XI  MISCELLANEOUS

11.1Binding Effect, Not for Benefit of Creditors.  Subject to the restrictions on transfers set forth herein, the terms of this Agreement shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs, legal representatives and assigns; and each and every successor-in-interest to any Member, whether such successor acquires his, her or its Interest by way of inheritance, gift, purchase, foreclosure or any other method, and each Member shall hold his, her or its Interest subject to all of the terms and provisions of this Agreement.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or of any Member (including any Member acting in his or her capacity as a creditor of the Company).

11.2Amendment.  This Agreement may be amended or modified from time to time with the prior written approval of the Members.

11.3Additional Documents and Acts.  Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

11.4Severability of Provisions.  Each provision of this Agreement shall be considered severable and, if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

11.5Waiver of Partition.  Each Member agrees that irreparable damage would be done to the Company if any Member brought an action in court to dissolve the Company.  Accordingly, except as may be otherwise expressly authorized in this Agreement, each Member agrees that he, she or it shall not, either directly or indirectly, take any action to require partition or appraisement of the Company or of any of the assets or properties of the Company, and notwithstanding any provisions of this Agreement to the contrary, each Member (and his, her or its successors and assigns) accepts the provisions of this Agreement as his, her or its sole entitlement on termination, dissolution or liquidation of the Company and hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale or other liquidation with respect to his, her or its Interest, in or with respect to, any assets or properties of the Company; and each Member agrees that he, she or it will not petition a court for the dissolution, termination or liquidation of the Company.

11.6Title to Assets.  Title to the assets and to any other property, real or personal, owned by or leased to the Company shall be held in the name of the Company unless, in the opinion of counsel to the Company or if the Board of Managers so determines, it is advisable to hold record title in a nominee or in a limited liability company or other entity wholly owned, directly or indirectly, by the Company.

11.7Applicable Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any choice of law rules to the contrary.

11.8Entire Agreement; Headings; Construction.  This Agreement, including the Articles, which is hereby incorporated herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (including, without limitation, the Original Agreement) relating to such subject matter.  All headings are for convenience of reference only and do not constitute a part hereof.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.  The terms of this Agreement are intended to embody the economic relationship among the Members and shall not be subject to modification by, or be conformed with, any actions by the Internal Revenue Service except as this Agreement may be explicitly so amended and except as may relate specifically to the filing of tax returns.

11.9Non-Waiver.  The failure of any Person to insist upon strict performance of any covenant or any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of the rights of such Person to demand strict compliance in the future.  No consent or waiver, expressed or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

11.10Notices.  Any and all notices provided under this Agreement shall be treated as having been received (i) on the first business day after being sent by commercial expedited delivery service providing a receipt for delivery or by United States Postal Service express mail, or (ii) immediately if sent by e-mail.  All such notices in order to be effective shall be addressed, if to the Company, at the principal office of the Company and, if to a Member, at the address specified on Schedule A or such other address as any Member may notify the Company of by giving five business days’ prior written notice.

11.11Construction.  Article and paragraph titles are for descriptive purposes only and shall not control or alter the meaning of the Agreement as set forth in the text.  As used herein, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  All Schedules and Exhibits attached hereto are all specifically incorporated herein and made a part hereof.

11.12Counterparts.  This Agreement may be executed in counterparts (including transmission by facsimile or electronic imaging means of signature pages hereto), all of which together shall for all purposes constitute one Agreement, binding on all parties notwithstanding that all parties have not signed the same counterpart.

11.13Confidentiality.  The Members acknowledge that any information that may be provided to them as a Member concerning the Company, including but not limited to, processes, business contacts, customers, suppliers, pricing formulas and other nonpublic information and the like, is confidential and the use or disclosure of such information may be injurious to the Company and/or its operations.  As a result, as a condition of membership in the Company, each Member agrees, for itself and any Person related or affiliated thereto, to keep all such information confidential, and has a duty of confidentiality and loyalty to the Company concerning such information, and shall be responsible for any damage such actions may cause to the Company and the other Members, in addition to any other remedies provided for herein or at law or in equity.

Article XII  REPRESENTATIONS, ACKNOWLEDGEMENTS,
WARRANTIES AND COVENANTS RELATING TO SECURITIES MATTERS

Each Member:

12.1Representations as to Investment Intent.  Represents and warrants to the Company that the Interest purchased by such Member is being purchased for such Member’s own account with the intent of holding it for investment and without the intent of participating directly or indirectly in a distribution of such interest.  Such representation and warranty shall not be deemed to be limited or qualified in any way by any other provisions of this Agreement.

12.2Acknowledgement of Lack of Securities Registration.  Acknowledges that such Member knows that the interests in the Company have not been registered under the Securities Act of 1933, or any other state securities law and may not be transferred or resold unless subsequently registered under the Securities Act of 1933, and any other applicable state securities law or unless an exemption from such registration is available.

12.3Representation as to Capacity to Sign.  Represents and warrants that such Member possesses all necessary capacity and authority to sign and enter this Agreement.

12.4Covenant to Abide by Restrictions on Transfer.  Agrees not to sell, offer for sale, assign, transfer, hypothecate, or otherwise dispose of, or offer to dispose of, such Member’s Interest in the Company except in a transaction which is registered under the Securities Act of 1933, and any other applicable state securities law unless such Member provides the Company with an opinion of counsel, which opinion and counsel are acceptable to the Board of Managers, that such registration is not required.  The restrictions on transfer set forth in this Article are in addition to and shall in no way be deemed to be limited by or to expand the provisions of Article VIII or by any other provision of the Agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF the Company and the Members have executed this Amended and Restated Operating Agreement as of the Effective Date.

COMPANY

SALOMON WHITNEY LLC

By:
Name:	THOMAS DIAMANTE
Its:	CEO

MEMBERS:

ANGIA HOLDINGS LLC

By:
Name:	THOMAS DIAMANTE
Its: MANAGING DIRECTOR

By:
Name:	LARRY ZELIN
Its: MANAGING DIRECTOR

SW AFFIATED HOLDINGS LLC

By:
Name:	JON ISAAC
Its:	CEO

[Signature Page to Operating Agreement of Salomon Whitney LLC]

Schedule A

MEMBERSHIP UNITS

Schedule of Members, Units and Percentage Interests

As of June __, 2021

Member’s Name and Address	Percentage Interest
Angia Holdings LLC 1295 Walt Whitman Road, Suite A Melville, NY 11747	75.1%
SW Affiliated Holdings LLC 325 Warm Springs Road, Ste. 102 Las Vegas, NV 89119	24.9%
100.000%

Schedule B

DEFINITIONS

“Accounting Period” means the period beginning on the day following any Adjustment Date (or, in the case of the first Accounting Period, beginning on the day of formation of the Company) and ending on the next succeeding Adjustment Date.

“Act” means the New York Limited Liability Company Law, and any successor statute, as amended from time to time.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

(i)credit to such Capital Account any amounts that such Member is obligated to restore or deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1 (b)(2)(ii)(d)(6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Date” means (i) the last day of each taxable year, (ii) the date of any adjustment pursuant to clause (i) or (ii) of the definition of Book Value, and (iii) any other date determined by the Board of Managers as appropriate for a closing of the Company’s books.

“Affiliate” means with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.  Ownership of more than fifty percent (50%) of the beneficial interests of an entity shall be conclusive evidence that control exists.

“Agreement” is defined in the preamble.

“Angia” is defined in the preamble.

“Articles” means the articles of organization of the Company described in Section 1.1, as amended.

“Available Cash” means the cash receipts of the Company, from whatever source derived, less all cash disbursements and the amount of any reserves established by the Board of Managers pursuant to Section 2.3(o), and less the amount of capital required to be maintained in order for the Company to meet the Company’s minimum Net Capital Requirement (as defined by FINRA), pursuant to the Company’s FINRA Membership Agreement.

“Board of Managers” is defined in Section 2.1.

“Book Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows: (i) the initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Board of Managers and the contributing Member; (ii) the Book Values of all of the Company’s assets shall be adjusted by the Company to equal their respective gross fair market values as determined by the Board of Managers as of the following times: (A) the issuance of an additional Interest to any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company of more than a de minimis amount of money or property to a Member in consideration of the retirement of all or a portion of such Member’s Interest; and (C) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity in anticipation of becoming a Member; and (D) the liquidation of the Company for federal tax purposes within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (A), (B) and (C) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; (iii) the Book Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the Board of Managers in good faith using commercially reasonable judgment; (iv) the Book Values of Company assets shall be increased or decreased to reflect any adjustments to the adjusted basis of those assets pursuant to Code Sections 734(b) or 743(b) if and to the extent that those adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 4.2(g) hereof, except that the Book Value of any asset shall not be adjusted pursuant to this paragraph if the Board of Managers determines that an adjustment pursuant to paragraph (ii) of this definition of Book Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph; (v) if the Book Value of any asset has been adjusted pursuant to paragraphs (i), (ii) or (iv) hereof, such Book Value shall thereafter be adjusted by any Depreciation taken into account with respect to such asset for the purposes of computing Profits and Losses.

“Capital Account” is defined in Section 3.2.

“Capital Contributions” means, with respect to any Member, the amount of cash or the initial Book Value of any property contributed or deemed to have been contributed by such Member to the Company.

“Code” means the Internal Revenue Code of 1986, or any successor statute, as amended from time to time.

“Company” is defined in the preamble.

“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Sale” means any transaction or series of transactions (whether structured as a sale of equity, merger, consolidation, reorganization, recapitalization, redemption, asset sale or otherwise) that results, directly or indirectly, in the sale or transfer of (a) all or substantially all of the assets of the Company or (b) legal or beneficial ownership or control of a majority of the Units or other equity interests in the Company possessing the voting power to elect a majority of the members of the Board of Managers; provided, that in no event shall a Company Sale be deemed to include any transaction effected solely for the purpose of changing, directly or indirectly, the form of organization or the organizational structure of the Company.

“Dissolution Event” is defined in Section 10.1.

“Distribution” means, with respect to any Unitholder, the amount of cash and the Book Value of any property (other than cash) distributed by the Company to such Unitholder under this Agreement.

“Excess Nonrecourse Liabilities” has the meaning set forth in Treasury Regulations Section 1.752-3(a)(3).

“Fiscal Year” is defined in Section 1.7.

“Holdings” is defined in the preamble.

“Indemnified Person” is defined in Section 7.3(a).

“Interest” of a Member or “Membership Interest” means the “limited liability company interest” (as defined in the Act) of a Member of the Company and such Member’s rights and obligations with respect to the Company pursuant to this Agreement and applicable law.

“Liquidation Event” means a Company Sale or a Dissolution Event.

“Manager” is defined in Section 2.2.

“Member” and “Members” are defined in the preamble.

“Member Indemnitors” is defined in Section 7.4(e).

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Treasury Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

“Member Nonrecourse Debt Minimum Gain” has the same meaning as “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“MIPA” means the Membership Interest Purchase Agreement”, dated as of the Effective Date, by and among Angia, Holdings, and the Company.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Percentage Interest” means, with respect to any Member, the proportionate participation rights, expressed as a percentage, of such Member relative to the other holders of Units with respect to the receipt of certain Distributions and allocations, based on the number of Units then held by such

Unitholder, which Percentage Interests are set forth opposite each Unitholder’s name on Schedule A hereto, as the same may be adjusted pursuant to the provisions of this Agreement.

“Person” means any natural person or entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such person where the context so admits.

“Profits” and “Losses” means, with respect to any Accounting Period, the net income or net loss of the Company for such Accounting Period, determined in accordance with Section 703(a) of the Code, including any items that are separately stated for purposes of Section 703(a)(1) of the Code, as determined in accordance with U.S. federal income tax accounting principles with the following adjustments: (i) any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in determining Profits and Losses pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) in the event the Book Value of any Company asset is adjusted pursuant to paragraph (ii) of the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; (iv) gain or loss resulting from any disposition of an asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Book Value; (iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such net income or loss, there shall be taken into account Depreciation for such Accounting Period; (v) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in complete liquidation of a Member’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; (vi) any items of income, gain, loss or deduction specially allocated pursuant to Section 4.2 or Section 4.3 shall be excluded from the determination of Profits and Losses; and (vii) the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 4.2 and 4.3 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code, as they may be amended from time to time.

“Unit” means a unit representing a fractional part of the Membership Interests of all of the Members and shall include all types and classes and/or series of Units; provided that any type, class or series of Unit shall have the designations, preferences and/or special rights set forth in this Agreement and the Membership Interests represented by such type or class or series of Unit shall be determined in accordance with such designations, preferences and/or special rights.

“Unitholder” means any Member and any transferee of any Member that is a holder of Units of the Comp

State of New York Department of State	}	ss

I hereby certify, that SALOMON WHITNEY LLC a NEW YORK Limited Liability Company filed Articles of Organization pursuant to the Limited Liability Company Law on 06/11/2007, and that the Limited Liability Company is existing so far as shown by the records of the Department. I further certify the following:

A Certificate of Publication of SALOMON WHITNEY LLC was filed on 09/20/2007.

A Certificate of Amendment was filed on 10/05/2007.
A Biennial Statement was filed 06/02/2009.
A Biennial Statement was filed 06/1 6/2011.
A Biennial Statement was filed 06/06/2013.
A Biennial Statement was filed 06/02/2015.
A Biennial Statement was filed 06/05/201 7.
A Biennial Statement was filed 06/03/2019.
A Biennial Statement was filed 06/03/2021.

I further certify, that no other documents have been filed by such Limited Liability Company.

***
Witness my hand and the official seal of the Department of State at the City of Albany, this 10th day of June two thousand and twenty-one.

Brendan C. Hughes
Executive Deputy Secretary of State

202106110224 * 39

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy for SALOMON WHITNEY LLC, File Number 070611000761 has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on June 11, 2021.

Brendan C. Hughes
Executive Deputy Secretary of State

Rev. 10/2020

Authentication Number: 2106111039 To verify the authenticity of this document you may access the

Division of Coporation's Document Authentication Website at http://ecorp.dos.ny.gov

OPALID: 416242

New York State

Department of State

Division of Corporations, State Records and Uniform Commercial Code

Albany, NY 12231

(This form must be printed or typed in black ink)

ARTICLES OF ORGANIZATION

OF

Salomon Whitney LLC

(Insert name of Limited Liability Company)

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: Salomon Whitney LLC

SECOND: The county, within this state, in which the office of the limited liability company is to be located is: Suffolk

THIRD: The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is:

Thomas Diamante

850 Anthony Dr.

Lindenhurst NY 11757 6200 USA

Gregory Levine	Gregory Levine
(signature of organizer)	(print or type name of organizer)

OPALID: 416242

ARTICLES OF ORGANIZATION

OF

Salomon Whitney LLC

(Insert name of Limited Liability Company)

Under Section 203 of the Limited Liability Company Law

Filed by:	Gregory Levine
(Name)
1 1 Broadway. Suite 715
(Mailing address)
New York NY 10004 1371 USA
(City, State, Zip code, and Country)

Note: This online form was prepared by the NYS Department of State and the NYS Govemor's Office of Regulatory Reform for filing articles of organization for a domestic limited liability company. It does not contain all option provisions under the law. You are not required to use this from. You may draft you own form or use forms available at legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The certificate must be submitted with-filing fee.